    As filed with the Securities and Exchange Commission on December 23, 1999




                                                    Registration No. 333-75169

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ------------------------------


                                 AMENDMENT NO. 6


                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                          AVIATION HOLDINGS GROUP, INC.
                 (Name of Small Business Issuer in Its Charter)
                        --------------------------------

               Delaware                             5008                      22-2945898
   -------------------------------      ----------------------------      ----------------
   (State or other jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
    incorporation or organization)      Classification Code Number)    Identification Number)

                           15675 Northwest 15th Avenue
                              Miami, Florida 33169
                                 (305) 624-6700
                        (Address and telephone number of
          Principal Executive Officers and Principal Place of Business)

                           Joseph J. Nelson, President
                          AVIATION HOLDINGS GROUP, INC.
                           15675 Northwest 15th Avenue
                              Miami, Florida 33169
                                 (305) 624-6700
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                                  with copy to:

                             Lawrence D. Rovin, Esq.

                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                               260 S. Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060
                       -----------------------------------

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]


                                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================================

                                          Amount             Proposed Maximum         Proposed Maximum        Amount of
 Title of Each Class of Securities         To Be            Offering Price Per       Aggregate Offering      Registration
         To Be Registered            Registered (1)(2)            Unit(3)                 Price(3)               Fee(4)
==========================================================================================================================

Units, each  unit consisting
of two shares of
common stock, $.0001 par value
and One Class A Warrant                      825,000                    $8.50               $7,012,500            $1,950
Common stock, $.0001 par
value                                      1,650,000                      __                       __                __
Class A Warrants to purchase
common stock                                 825,000                      __                       __                __
Common stock, $.0001
par value, issuable upon
exercise of Class A Warrants                 825,000                      __                       __                __
==========================================================================================================================

(1) This Registration Statement covers such additional indeterminate number of shares of common stock as may be issued pursuant to Rule 416 under the Securities Act of 1993 (the "Act") by reason of adjustments in the number of shares of common stock pursuant to anti-dilution provisions contained in the Class A Warrant Agreement governing the Class A Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. Because such additional shares of common stock will, if issued, be issued for no additional consideration, no registration fee is required.

(2) Includes up to 75,000 units, and 150,000 shares of common stock and 75,000 Class A Warrants included in such units, that may be purchased from the Company at the option of the Underwriter solely to cover over-allotments, if any.

(3) Estimated solely for purposes of calculating registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(4)      Previously paid


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED DECEMBER 23, 1999

                                  PROSPECTUS


                         AVIATION HOLDINGS GROUP, INC.


                  750,000 Units, each Unit Consisting of Two
                Shares of Common Stock and a Class A Warrant to
                      Purchase One Share of Common Stock


     Aviation Holdings Group is offering up to a maximum of 750,000 units at the purchase price of $___ per unit. Each unit is comprised of two shares of common stock and one Class A Warrant. Each Class A Warrant is exercisable into one share of common stock at the purchase price of $2.85. The Class A Warrants shall be exercisable for a period of three years upon registration with the Securities and Exchange Commission and shall be redeemable by us at $.01 per Class A Warrant if the market value of a share of common stock exceeds $5.50. The shares of common stock and Class A Warrants that make up each unit may not be separated or sold separately until 45 days after the date of issuance. We expect that the initial public offering price for the units will be between $5.00 and $6.00 per unit.

     M.S. Farrell & Co., Inc., will serve as the underwriter for this public offering and will purchase 750,000 units for resale to the public. We have granted an option to the underwriter, exercisable for a period of 30 days after the date of this prospectus, to purchase up to an additional 75,000 units from us at the public offering price set forth in this prospectus less the underwriting discounts and commissions. The underwriter may exercise this option only for the purpose of filling orders for units in excess of 750,000 units, if any.

     Prior to August 2, 1999, shares of our common stock were sold on the OTC Bulletin Board under the trading symbol "AHGI" pursuant to the provisions of Rule 15c2-11 promulgated under the Securities Exchange Act of 1934. Since August 2, 1999, several broker/dealers have continued to submit quotations in the National Quotation Bureau's Pink Sheets.

     Investing in units involves certain risks. See "Risk Factors" on pages 3 to 6.

                    Offering of Units                        Per Unit    Total
                    -----------------                        --------    -----
     o Public Offering Price ...........................      $____      $____
     o Underwriting Discounts and Commissions ..........      $____      $____
     o Proceeds to the Company .........................      $____      $____

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           M.S. FARRELL & CO., INC.

                       Prospectus dated ____________, 1999

                               TABLE OF CONTENTS


                                                                                              Page
                                                                                             -----
PROSPECTUS SUMMARY .......................................................................     1
SELECTED FINANCIAL INFORMATION ...........................................................     2
RISK FACTORS .............................................................................     3
   The Underwriter Has Limited Underwriting Experience ...................................     3
   We Are In Default Under Our Credit Facility ...........................................     3
   We Have A Limited Operating History On Which To Evaluate An Investment In
    This Offering ........................................................................     3
   We May Fail To Obtain Additional Funding If Needed ....................................     3
   A Downturn In The Airline Industry Would Adversely Affect Our Business ................     3
   Consolidation In The Aircraft Parts Industry Could Reduce Our Market Share ............     4
   Stricter Government Regulations Could Reduce The Value Of Our Inventory And/Or
    Require Significant Expenditures .....................................................     4
   Our Planned Expansion Into The Jet Engine Business Will Subject Us To Additional Risks
   Our Operating Results Could Be Adversely Affected By Fluctuations In Demand ...........     4
   Our Business May Subject Us To Expensive Product Liability Claims .....................     4
   Our Business Could be Adversely Affected if our Customers or Suppliers Encounter
    Year 2000 Problems ...................................................................     4
   We Maintain Bank Account Balances in Excess of Insured Amounts ........................     5
   The Units, Common Stock And Warrants Will Be Subject To Certain Limitations
    Upon Trading Activities ..............................................................     5
   The Warrants May Not Be Exercisable If We Do Not Maintain A Current Prospectus
    And Registrations ....................................................................     5
   We May Be Able To Redeem The Class A Warrants At A Time Adverse To The Interest
    Of A Class A Warrant Holder ..........................................................     6
WHERE YOU CAN GET MORE INFORMATION .......................................................     6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ........................................     6
DILUTION .................................................................................     6
USE OF PROCEEDS ..........................................................................     8
MARKET PRICE OF THE COMMON STOCK .........................................................     9
DIVIDEND POLICY ..........................................................................     9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS ...................................................................    10
BUSINESS .................................................................................    17
MANAGEMENT ...............................................................................    25
PRINCIPAL STOCKHOLDERS ...................................................................    29
CERTAIN TRANSACTIONS .....................................................................    30
DESCRIPTION OF SECURITIES ................................................................    32
UNDERWRITING .............................................................................    34
LEGAL MATTERS ............................................................................    35
EXPERTS ..................................................................................    35

                              PROSPECTUS SUMMARY

                            Aviation Holdings Group

     Aviation Holdings Group is a holding company and currently has no operations other than ownership of 96% of the outstanding capital stock of Aviation Holdings International. We specialize in the sale, lease, exchange and purchase of technical spare parts for fixed-wing commercial jet transport aircraft manufactured by Boeing, McDonnell Douglas, Airbus and Lockheed. Technical spares are aircraft or engine parts affecting the performance of an aircraft or engine. We also provide our customers with inventory management services. We intend to pursue opportunities involving the purchase, sale and lease of jet turbine engines, jet turbine aircraft and related aviation industry equipment.

     Our operations are in the United States. However, we also conduct operations in Europe and South America, and in China and other parts of Asia.

     Our executive offices are located at 15675 Northwest 15th Avenue, Miami, Florida 33169. Our telephone number is (305) 624-6700. We also have offices in Beijing and Hong Kong, China.

                                 The Offering

     The following table excludes 255,750 shares of common stock reserved for issuance upon the exercise of stock options outstanding as of November 30, 1999 under our Stock Option Plan and 494,250 shares of common stock available for the future grant of stock options and other equity securities under the Stock Option Plan. This table also excludes 200,000 shares of common stock reserved for issuance to Joseph Nelson on the exercise of options granted under the terms of his employment agreement. See "Management." This table also excludes 325,000 shares issuable upon exercise of outstanding warrants. See "Description of Securities--Outstanding Warrants."

Common Stock Currently
 Outstanding.............   4,219,315 shares of common stock

Securities Offered by the
 Company.................   750,000 units, each unit consisting of two shares
                            of common stock and one Class A Warrant, for an aggregate of 1,500,000 shares of common stock and 750,000 Class A Warrants.

Common Stock to be
 Outstanding after the
 Offering................   5,719,315 shares of common stock

Dividend Policy..........   We intend to retain all future earnings to fund
                            the development and growth of our business.
                            Therefore, we do not currently anticipate paying cash dividends. See "Dividend Policy."

Use of Proceeds by the
 Company.................   To fund our financial commitment to the SYNOR-A
                            joint venture, to purchase additional inventory, to retire indebtedness, to purchase jet turbine engines, to fund acquisitions and for general corporate purposes. See "Use of Proceeds."

                        SELECTED FINANCIAL INFORMATION

     Set forth below is the historical selected financial information with respect to Aviation Holdings Group for the fiscal years ended December 31, 1997 and December 31, 1998, and for the nine months ended September 30, 1998 and the nine months ended September 30, 1999. Information for the fiscal year ended December 31, 1998 and the nine months ended September 30, 1998 reflects operations of Aviation Holdings International from May 1998 through December 31, 1998 and September 30, 1998, respectively.

                                                     FISCAL YEAR ENDED              NINE MONTHS ENDED
                                               -----------------------------  ------------------------------
                                                       DECEMBER 31,                     SEPTEMBER 30,
                                                   1997            1998              1998            1999
                                               ------------  ---------------   ---------------  -------------
INCOME STATEMENT
  INFORMATION
Revenue .....................................   $        0    $  8,365,197      $  5,094,930     $ 9,342,749
Net Income (Loss) ...........................      (57,437)     (1,384,780)       (1,277,567)        (98,916)
Net Income (Loss) per Share .................        (0.06)          (0.46)            (0.49)          (0.03)
Weighted Average Shares Outstanding .........    1,046,235       3,035,856         2,610,511       3,954,459

BALANCE SHEET INFORMATION
  AT END OF PERIOD
Working Capital .............................                 $  1,371,885                         2,108,563
Total Assets ................................                    8,763,366                        10,309,434
Total Liabilities ...........................                    5,187,685                         5,765,565
Minority Interest ...........................                    1,186,964                           364,906
Stockholders' Equity ........................                    2,388,717                         4,178,963
Net Tangible Book Value Per Share ...........                         0.58                              0.67

                                 RISK FACTORS

     Investing in the units is very risky. Investors should carefully consider the following factors in addition to the other information in this prospectus, in evaluating an investment in Aviation Holdings Group, Inc.

The Underwriter Has Limited Underwriting Experience

     M.S. Farrell & Co., Inc. has agreed to act as underwriter in connection with our offering of units. The underwriter, its affiliates and predecessors have engaged in only limited underwriting activities and have been the lead or sole underwriter in only a few public offerings during the past five years. Accordingly, the underwriter's lack of public offering experience may affect the offering of the units and the common stock or the subsequent development of a public trading market for the units or the common stock, and purchasers of the units or the common stock may suffer a lack of liquidity in their investment.

We Are In Default Under Our Credit Facility

     Aviation Holdings International is required to maintain tangible net worth of $4,250,000 under its Comerica Bank credit facility. As of September 30, 1999, Aviation Holdings International had tangible net worth (as defined by Comerica Bank) of $3,863,176 and therefore was in default. Comerica Bank has not declared an event of default and continues to advance funds, and we anticipate that our receipt of the proceeds from the offering will permit us to cure the default. However, in the event that we are unable to cure the default or obtain replacement financing, Comerica Bank could declare an event of default and exercise its rights as a secured lender to collect the accounts receivable and sell the assets of Aviation Holdings International in an amount sufficient to repay the loan. As of November 30, 1999, the outstanding balance due to Comerica Bank was $2,125,000.

We Have A Limited Operating History On Which To Evaluate An Investment In This Offering

     We have a limited operating history on which you must base your investment decision and are subject to all of the risks associated with development stage enterprises. We had no significant operations prior to the acquisition of a majority of the outstanding shares of capital stock of Aviation Holdings International, which only commenced operations in October 1996 and has a correspondingly limited operating history. Accordingly, we are subject to various risks common to developing businesses, including cash flow difficulties, competition for customers and employees and delays in implementing business plans. We intend to expand our operations, which will substantially increase our expenses and will likely decrease our cash flow and earnings in the near future. Our ability to operate profitably will depend on increasing sales, maintaining adequate profit margins and a continuing demand for Aviation Holdings International's products and services. Our expansion plans may have a negative impact on our profitability, at least in the short term, as significant expenses will be incurred prior to the receipt of additional revenues.

We May Fail To Obtain Additional Funding If Needed

     Our inability to raise additional capital when needed would have an adverse effect on our plans to expand operations, although it would not impair current operations. We anticipate that this offering will generate net proceeds of approximately $3,230,000. We believe that revenues from operations and net proceeds from the offering will be sufficient to fund our operational requirements for at least eighteen months and that the net proceeds from the offering also will be sufficient to expand our existing business. However, we may need to raise additional funds for acquisitions. We do not know if additional funds will be available on acceptable terms, if at all.

A Downturn In The Airline Industry Would Adversely Affect Our Business

     An economic downturn in the airline industry could have a serious negative impact on our business. Since our customers consist primarily of commercial airlines, original equipment manufacturers, aircraft maintenance and repair facilities and aircraft parts distributors, our business is impacted by all of the economic factors which affect the aircraft and airline industry. When the airline industry experiences an economic downturn, there is typically a corresponding reduction in demand for spare aircraft parts and related services which causes price reductions and increased credit risks associated with doing business. Additionally, the price of aircraft fuel affects the spare aircraft parts market. Older aircraft into which aircraft spare parts are most often placed tend to be less fuel efficient and become less viable as the price of aircraft fuel increases.

Consolidation In The Aircraft Parts Industry Could Reduce Our Market Share

     The airline industry is currently experiencing a reduction in the number of approved parts suppliers and a consolidation of the spare parts redistribution market. Although we presently are an "approved" supplier of 26 airlines, we cannot be certain that we will be able to maintain or expand this status. Our revenues will be reduced if we are unable to do so. A number of major airlines have reduced the number of "approved" suppliers during the last few years from as many as 50 to as few as five. Airlines choose "approved" suppliers based on a number of factors including product offerings and quality, management reputation and experience, financial strength and cost. Also, the reduction in the supplier base for airlines has contributed to a consolidation in the redistribution market which is likely to continue.

Stricter Government Regulations Could Reduce The Value Of Our Inventory And/Or Require Significant Expenditures

     The aircraft parts which make up our inventory are subject to strict regulatory standards. If stricter standards are enacted, then some of our inventory may lose some or all of its value. Our inventory consists principally of overhauled, serviceable, repairable and new aircraft parts that are purchased from many sources. Before parts may be installed in an aircraft or engine, they must meet certain standards of condition established by the United States Federal Aviation Administration and/or similar regulatory agencies abroad. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts must also be traceable to sources deemed acceptable by such agencies. Although we believe that the great majority of our inventory meets industry requirements, some parts may not meet applicable standards or standards may change in the future, in which case we will have to modify or scrap such parts.

Our Planned Expansion Into The Jet Engine Business Will Subject Us To Additional Risks

     Although we have made only limited purchases of turbine engines and no purchases of turbine aircraft for resale in the past, we intend to expand these activities in the future. These activities will involve risks not present in our current business. Market prices and demand for this type of equipment are subject to volatility, and we could suffer substantial losses if equipment cannot be resold at prices above the prices we paid, or if we must hold equipment in inventory for extended time periods. These activities will also require us to commit substantial capital, which will come from the proceeds of the offering. Such funds will not be available for other activities. In addition, the equipment may need repair work, which increases the costs associated with resale and may adversely affect our profitability.

Our Operating Results Could Be Adversely Affected By Fluctuations In Demand

     Our operating results will be affected by many factors, including the timing of orders from customers, inventory purchases in anticipation of future sales, bulk inventory purchases, and purchases and financing requirements for aircraft engines or aircraft and the mix of available technical spare parts maintained, at any time, in our inventory. A significant portion of our operating expenses are relatively fixed. Since we typically do not obtain long-term purchase orders or commitments from our customers, we must anticipate the future volume of orders based upon the historical purchasing patterns of our customers and upon our discussions with them as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.

Our Business May Subject Us To Expensive Product Liability Claims

     Our business exposes us to possible claims for personal injury or death which may result from a failure of equipment we sold. We believe that we have taken adequate precautions to assure the quality and traceability of the parts we sell, and we have not had any claims for product liability. However, we cannot be certain that we will not be the subject of lawsuits based on the failure of parts which we sold in the marketplace. These lawsuits may result in damage awards against us. We do not carry product liability insurance and therefore we would be required to pay any judgment levied against us.

Our Business Could be Adversely Affected if our Customers Encounter Year 2000 Problems

     If the computer software programs and operating systems of our vendors, customers and other third parties with whom we transact business are not "Year 2000" compliant, then our business could experience disruption and other problems in early 2000. All of our hardware and software has been upgraded or replaced so that it can interpret appropriately the upcoming calendar year 2000, and our computer software programs and operating systems are "Year 2000" compliant. However, we have not fully determined the extent to which our vendors, customers and other persons with whom we transact business have systems which are "Year 2000" compliant. In the event that a material portion of our suppliers or customer's suffer business disruption as the result of "Year 2000" problems, we could be adversely affected.

We Maintain Bank Account Balances in Excess of Insured Amounts

     We maintain our principal banking relationships with Comerica Bank, our working capital lender, and Citibank. As a result, our account balances typically exceed FDIC insurance limits. As of December 31, 1998 and September 30, 1999, these excess balances were $403,377 and $670,391, respectively. In the event of the failure of a bank in which we have such an excess balance, we could lose some or all of such excess.

The Units, Common Stock And Warrants Will Be Subject To Certain Limitations Upon Trading Activities

     Trading of our securities will be subject to material limitations, at least initially, as a consequence of certain provisions of the Securities Exchange Act of 1934 which limit the activities of broker-dealers effecting transactions in "penny stocks."

     "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation in the NASDAQ system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three (3) years. Issuers who have been in operation less than three (3) years must have net tangible assets of at least $5,000,000.

     Rules promulgated by the Securities and Exchange Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in "penny stocks," to first provide to their customers a series of disclosures and documents, including:

   o a standardized risk disclosure document identifying the risks inherent in investment in "penny stocks;"

   o all compensation received by the broker-dealer in connection with the transaction;

   o current quotation prices and other relevant market data; and

   o monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for such determination.

     If the common stock and units are not listed, they presently will constitute "penny stocks." In that event, trading activities for the common stock and units will be made more difficult for broker-dealers than in the case of securities not defined as "penny stock." This may have the result of depressing the market for our securities and an investor may find it difficult to dispose of such securities.

     Further, under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the common stock or units offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during the applicable "cooling off' periods prior to the commencement of such distribution.

The Warrants May Not Be Exercisable If We Do Not Maintain A Current Prospectus
   And Registrations


     We intend to maintain registration of the common stock underlying the Class A Warrants so that holders of Class A Warrants may exercise them and sell the underlying common stock, but we cannot assure you that we will be able to do so. If we cannot, the Class A Warrants may have limited value.

We May Be Able To Redeem The Class A Warrants At A Time Adverse To The Interest Of A Class A Warrant Holder

     We have the right to redeem the Class A Warrants at any time for a price of $.01 per share if the average closing price for the common stock equals or exceeds $5.50 for a specified period of time. This could force holders to exercise the Class A Warrants, and pay the exercise price, at a time when they otherwise would not do so.

                      WHERE YOU CAN GET MORE INFORMATION

     At your request, we will provide you, without charge, a copy of any exhibits to our Registration Statement. If you would like more information, write or call us at:

            AVIATION HOLDINGS GROUP, INC.
            15675 Northwest 15th Avenue
            Miami, Florida 33169
            Telephone: (305) 624-6700
            Facsimile: (305) 623-9307

     Our fiscal year ends on December 31. We intend to provide annual reports containing audited financial statements and other appropriate reports to our shareholders. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

     Important factors that may cause actual results to differ from forward-looking statements may include, for example,

     o the success or failure of our efforts to implement our business strategy, including expanding our international operations;

     o our ability to raise sufficient capital to expand our business;

     o the effect of changing economic conditions on the airline and aircraft industries;

     o changes in government regulations, tax rates and similar matters;

     o our ability to attract and retain quality employees; and

     o other risks which may be described in our future filings with the SEC.

     We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                   DILUTION

     As of September 30, 1999, the net tangible book value of our common stock was $2,819,453, or $0.67 per share of common stock, based upon 4,219,315 shares outstanding. "Net tangible book value" per share represents the amount of our total tangible assets reduced by our total liabilities and minority interest and divided by the number of shares of common stock outstanding. After giving effect to the sale of 750,000 units being offered by us in this offering at an assumed initial public offering price of $5.50 per unit less underwriting discounts and commissions and estimated offering expenses we owe, our pro forma net tangible book value at September 30, 1999 would have been $5,849,453, or $1.02 per share of common stock, based upon 5,719,315 shares outstanding. This does not include the 750,000 shares issuable on exercise of the Class A Warrants. This represents an immediate increase in net tangible book value of $0.35 per share to existing stockholders and an immediate dilution per share of $1.73 to new investors purchasing shares in this offering. "Dilution per share to new investors" represents the difference between the price per share of common stock in this offering and the pro forma net tangible book value per share at September 30, 1999, as adjusted to give effect to this offering.

Public offering price per share(1) ................................  $ 2.75
   Net tangible book value per share before offering ..............  $ 0.67
   Increase per share attributable to new investors ...............  $ 0.35
   Pro forma net tangible book value per share after offering .....  $ 1.02
   Dilution per share to new investors ............................  $ 1.73


------------
(1) Before deduction of underwriting discounts and commissions and estimated offering expenses.

     The foregoing computations exclude (i) an aggregate of 255,750 shares of common stock reserved for issuance upon exercise of outstanding stock options under our stock option plan, as amended, at a weighted average exercise price of $2.50 per share; and (ii) 525,000 shares of common stock reserved for issuance upon exercise of other outstanding warrants and options. Any exercise of such options or warrants may result in further dilution to new investors.

     The following table summarizes on a pro forma basis as of September 30, 1999, the number of shares of common stock we issued, the total consideration we received and the average price per share paid by the existing stockholders and to be paid by purchasers of our common stock in the offering (before deducting offering expenses and underwriting discounts and commissions) at an assumed public offering price of $2.75 per share. Excluded from the amount of consideration from existing stockholders is $249,119 recorded for the shares and warrants issued to Nancy Plotkin and the John G. Jacobs Trust from APP Investments in consideration of the Company's extension of payment of $250,000 in aggregate principal amount of notes payable and $443,850 recorded on the issuance of stock options to employees.

                                            Shares Purchased         Total Consideration
                                         -----------------------   -----------------------    Average Price
                                            Number      Percent       Amount      Percent       Per Share
                                         -----------   ---------   -----------   ---------   --------------
Existing Common Stockholders .........   4,219,315       73.8%      5,759,070      58.3%         $ 1.36
New Investors ........................   1,500,000       26.2       4,125,000      41.7          $ 2.75
  Total ..............................   5,719,315      100.0       9,884,070     100.0          $ 1.73

                                USE OF PROCEEDS

     Our net proceeds from the offering will be approximately $3,030,000, assuming a public offering price of $5.50 per unit and after deducting underwriting discounts and commissions and estimated offering expenses. If the underwriter exercises its option in full however, we estimate to receive net proceed from this offering of $3,402,000.

     Over the twelve months following completion of the sale of the units, we intend to use the net proceeds as follows:

     o $0.3 million to fund the remaining portion of our commitment to the SYNOR-A joint venture (see "Business-Asian Operations");

     o approximately $0.6 million to fund purchases of additional inventory;

     o approximately $0.9 million to pay down the principal balance of our line of credit, which is payable on demand and bears interest at Comerica Bank's prime rate plus 1%. See "Business -- Operations -- Credit Facilities."

     o approximately $0.6 million of the net proceeds to fund purchases of aircraft and/or jet turbine engines; and

     o approximately $0.6 million of the net proceeds for general corporate purposes, including possible business acquisitions.

     If the underwriter exercises its option in full, $0.2 million of the additional proceeds would be applied to purchase inventory, $0.1 million would be used to pay down the line of credit, and $0.1 million would be available for general corporate purposes.

     We have had discussions with a number of acquisition candidates which primarily are FAA certified aircraft part repair facilities in various parts of the country. We also have had discussions with aircraft parts manufacturers and distributors. It is too early to tell which, if any, of these potential business acquisitions will take place. We anticipate that any business acquisitions will be accomplished using a combination of cash and shares of our common stock for the purchase price.

     The amounts actually expended for the purposes described above could vary significantly depending on, among other things, our ability to obtain capital from other sources, the demand for our services and the availability of inventory, jet engines and aircraft at attractive prices.

     Pending application of the net proceeds we receive from the offering, we intend to invest the funds in short-term investment-bearing, investment grade securities or guaranteed obligations of the United States government.

                       MARKET PRICE OF THE COMMON STOCK


     Prior to August 2, 1999, our common stock was traded in the over-the-counter market through the OTC Bulletin Board under the symbol "AHGI." Since August 2, 1999, broker/dealers have continued to submit quotations in the National Quotation Bureau's Pink Sheets. The market for our common stock is sporadic, and the quarterly average daily volume of shares traded since formation ranged from a low of 16,302 shares to a high of 37,957 shares. The following table presents the range of the high and low bid and average daily volume information for our common stock for the periods indicated, which information was provided by the Nasdaq Stock Market, Inc. and the National Quotation Bureau, LLC. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                                                       Average
                                                                                        Daily
                                                             High        Low       Volume (Shares)
                                                             ----        ---       ---------------
Year Ended December 31, 1998
   First Quarter ......................................     4.75        3.469           27,172
   Second Quarter .....................................     5.875       3.625           37,957
   Third Quarter ......................................     5.875       4               26,473
   Fourth Quarter .....................................     5           3               31,366
Year Ending December 31, 1999
   First Quarter ......................................     5.25        3               25,944
   Second Quarter .....................................     5.25        4               29,524
   Third Quarter ......................................     4.50        0.51            33,194
   Fourth Quarter (through December 15, 1999) .........     2.75        0.75            16,302

     Records of our stock transfer agent indicate that as of November 12, 1999, there were 73 record holders of our common stock.

                                DIVIDEND POLICY

     We have not paid any cash dividends to date, and do not anticipate or contemplate paying cash dividends in the foreseeable future. Under the terms of its credit agreement with Comerica Bank, Aviation Holdings International is prohibited from declaring or paying cash dividends to Aviation Holdings Group without the consent of Comerica Bank. We intend to utilize all available funds for the purposes set forth above under "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the Company's financial statements and accompanying notes. This prospectus contains certain forward-looking information, which involves risks and uncertainties. The actual results could differ from the results we anticipate. See "Special Note Regarding Forward-Looking Statements."

Overview

     Our principal asset is our ownership of a controlling interest in Aviation Holdings International. Accordingly, our results of operations are highly dependent upon the results of operations of Aviation Holdings International.

     Aviation Holdings International was incorporated in Florida on May 28, 1997 as Schuylkill Acquisition Corp. for the purpose of acquiring, by merger, the business and operations of Jet Aviation Trading, Inc. On July 28, 1997, Schuylkill Acquisition Corp. acquired 100% of the outstanding common stock of Jet Aviation Trading, Inc., a Florida corporation, in exchange for 1,776,800 shares of common stock of Schuylkill Acquisition Corp. in a one-for-one stock exchange. The former Jet Aviation Trading, Inc. was incorporated in the state of Florida on October 3, 1996 for the purpose of buying, selling, leasing and exchanging spare parts for fixed-wing commercial jet transport aircraft. Effective July 28, 1997, the name of Schuylkill Acquisition Corp. was changed to Jet Aviation Trading, Inc. Effective September 15, 1998, the name of Jet Aviation Trading, Inc. was changed to Aviation Holdings International.

     The effect of the transaction between Schuylkill Acquisition Corp. and the former Jet Aviation Trading, Inc. was a reverse merger. Accordingly, the historical financial statements presented for Aviation Holdings International are those of the accounting survivor, Jet Aviation Trading, Inc., and the stockholders' equity of the merged company was recapitalized to reflect the capital structure of the surviving legal entity (Schuylkill Acquisition Corp.) and the retained earnings of Jet Aviation Trading, Inc.

     In February 1998, Aviation Holdings International acquired all or a majority of the capital stock of PASCO International Aviation Corp., PASCO International Aviation Corp. Limited, PASCO Financial Services Limited and Aero-Link Flight Systems Limited (collectively "PASCO").

     Effective in May 1998, we acquired a majority of the common stock of Aviation Holdings International. Accordingly, our financial statements and those of Aviation Holdings International were consolidated as of that date and our financial statements for the year ended December 31, 1998 and the nine months ended September 30, 1998 include the results of Aviation Holdings International's operations for the period May 1998 through December 31, 1998, and September 30, 1998, respectively.

     Aviation Holdings International currently derives its revenues from selling, leasing and exchanging spare parts for fixed-wing commercial jet transport aircraft, selling turbine jet engines and management services.

     We have only a limited operating history upon which you may base an evaluation of our operations and prospects. Although since our inception we have experienced increased net sales, we may experience significant fluctuations in our gross margins and operating results in the future, both on an annual and quarterly basis. Various factors cause these fluctuations, including general economic conditions, specific economic conditions in the commercial aviation industry, the availability and price of surplus aviation parts, the size and timing of customer orders, returns by and allowances to customers and our cost of capital.

Nine Months Ended September 30, 1999 v. Nine Months Ended September 30, 1998

Results of Operation

     Effective in May 1998, we acquired a majority of the common stock of Aviation Holdings International. Accordingly, our financial statements and those of Aviation Holdings International were consolidated as of that date and our financial statements for the nine months ended September 30, 1999 include the results of Aviation Holdings International's operations. The financial statements for the nine months ended September 30, 1998 include the results of Aviation Holdings International for the period May 4, 1998 through September 30, 1998 only.

     Net sales of aircraft and engine parts were $9,342,749 for the nine months ended September 30, 1999 as compared to $5,094,930 for the nine months ended September 30, 1998. The increase in net sales of aircraft and engine parts was due to our acquisition of the controlling interest in Aviation Holdings International.

     Cost of goods sold was $6,048,375 for the nine months ended September 30, 1999 as compared to $3,996,660 for the nine months ended September 30, 1998. Gross profit increased to $3,294,374 in the nine months ended September 30, 1998 from $1,098,270 in the nine months ended September 30, 1998. Our increases in cost of goods sold and gross profit were due to our acquisition of the controlling interest in Aviation Holdings International.

     Salary and wage expense was $1,095,200 in the nine months ended September 30, 1999 and $896,608 in the nine months ended September 30, 1998. This overall increase is the result of an increase from the acquisition of the controlling interest in Aviation Holdings International offset by a nonrecurring compensation bonus expense recorded May 1998 in the amount of $360,200 for options issued to our CEO.

     General and administrative expenses were $1,435,615 in the nine months ended September 30, 1999 and $1,157,850 for the nine months ended September 30, 1998. Our general and administrative expenses for the nine months ended September 30, 1998 consisted primarily of a valuation allowance on a promissory note due to the Company from Environmental Waste Systems, Inc. which has been sold by the Company (see "Certain Transactions"), a nonrecurring expense. Our general and administrative expenses for the nine months ended September 30, 1999 related primarily to Aviation Holdings International's operations.

     Professional fees were $190,512 in the nine months ended September 30, 1999 and $408,713 in the nine months ended September 30, 1998. We incurred additional accounting and legal expenses related to our efforts to acquire businesses in the first nine months of 1998. Activities related to acquisitions in the first nine months of 1999 declined.

     Interest expense was $578,148 in the nine months ended September 30, 1999 and $6,057 in the nine months ended September 30, 1998. This increase was primarily due to additional borrowings from Comerica Bank and stockholders and amortization of the discount on the notes payable to the John G. Jacobs Trust and Nancy Plotkin.

     Interest income was $21,009 in the nine months ended September 30, 1999 and $66,786 in the nine months ended September 30, 1998. We stopped recording interest on the Environmental Waste Solutions note receivable after the note was in default and therefore interest income decreased.

     Income from the joint venture was $4,171 in the nine months ended September 30, 1999 and $5,057 in the nine months ended September 30, 1998. This decrease is primarily a result of additional costs for FAA certification incurred by the SYNOR-A Joint Venture investment which we acquired along with our controlling interest in Aviation Holdings International.

     Income tax expense was $56,125 in the nine months ended September 30, 1999 and $3,757 in the nine months ended September 30, 1998. This increase is primarily due to Aviation Holdings International's earnings for the three months ended March 31, 1999. As of March 31, 1999, we qualified to file a consolidated income tax return under the Internal Revenue Code. Therefore, as of April 1, 1999 we were able to offset the earnings of Aviation Holdings International against our losses. At September 30, 1999 and September 30, 1998, due to the uncertainty of our ability to generate future earnings, we have recorded a valuation allowance for the income tax benefits that would have been generated by our losses incurred for the nine months ended September 30, 1998 and September 30, 1999, respectively.

     Minority interest was $62,870 in the nine months ended September 30, 1999 and ($25,870) in the nine months ended September 30, 1998. This increase is mainly due to the acquisition of the controlling interest in Aviation Holdings International.

     As a result of the foregoing, our net loss was $98,616 for the nine months ended September 30, 1999, which was a decrease from a net loss of $1,277,567 for the nine months ended September 30, 1998. Basic and diluted loss per common share decreased from $0.49 for the nine months ended September 30, 1998 to $0.03 for the nine months ended September 30, 1999.

Liquidity and Capital Resources

     As of September 30, 1999, our principal source of liquidity included cash and cash equivalents of $497,437, compared with cash and cash equivalents of $254,994 as of September 30, 1998. As of September 30, 1999, total outstanding debt was $2,244,176 compared to $739,348 as of September 30, 1998. Aviation Holdings International obtained a revolving working capital line of credit from Comerica Bank in August 1998. At September 30, 1999, the amount of principal owed to the bank was $1,975,000. The credit agreement governing the revolving line of credit provides for a maximum aggregate borrowing limit of $3,500,000, subject to certain borrowing restrictions and is secured by substantially all of Aviation Holdings International's assets. The line of credit bears interest per annum at Comerica Bank's prime rate plus 1%. As of September 30, 1999, Aviation Holdings International did not meet the tangible net worth covenant of $4,250,000 in the Comerica Bank credit agreement, which puts it in technical default under the terms of the credit agreement. Comerica Bank has, however, waived the default and continued to make advances under the credit agreement.

     Cash used in operating activities for the nine months ended September 30, 1999 was $204,577, which was primarily attributable to overall increases in accounts payable and decreases in accrued expenses amounting to $373,233, and increases in accounts receivable of $321,980 and inventory of $813,373 offset by losses from operations after adding back non-cash expenses. Cash used in operating activities for the nine months ending September 30, 1998 was $1,128,893, which was primarily attributable to increases in accounts receivable of $743,139, inventory of $84,046 and prepaid expenses of $138,472 and offset partially by an increase in accounts payable of $211,550, a decrease in accrued expenses of $156,916 and operating losses.

     Cash flows used in investing activities for the nine months ended September 30, 1999 was $262,844 compared with $39,401 of cash provided for the nine months ended September 30, 1998. For the nine months ended September 30, 1999, cash used was related primarily to the investment in the SYNOR-A joint venture of $200,000 and the purchase of property and equipment for $77,419. For the nine months ended September 30, 1998, the primary use of cash was funding advances under the Environmental Waste Solutions credit facility of $535,100, purchase of property and equipment for $55,830 and investment in the SYNOR-A joint venture of $200,000, which was offset by $830,331 of cash acquired in the acquisition of Aviation Holdings International, Inc.

     Cash provided by financing activities for the nine months ended September 30, 1999 was $601,168 compared with $1,342,311 for the nine months ended September 30, 1998. Cash provided for the nine months ended September 30, 1999 primarily resulted from the net proceeds from the sale of stock of $265,000, additional borrowings under the bank line of credit of $475,000 and cash proceeds from the sale of the Environmental Waste Solutions note of $43,880 partially offset by repayments of advances from stockholders and debt of $103,089 and payment of deferred offering costs of $79,623. In addition, we obtained an extension of the maturity date of $250,000 borrowed during 1998 from the John G. Jacobs Trust and Nancy Plotkin. These loans were extended rather than repaid in order to conserve working capital to support operations. These loans were paid in full in December 1999. For the nine months ended September 30, 1998, the primary source of cash were advances from our stockholders of $724,498 and bank line of credit of $675,000, offset by repayments of debt of $1,409 and payment of deferred offering costs of $55,778.

     We believe that existing cash balances, the credit agreement with Comerica and the proceeds of this offering will be sufficient to meet our capital requirements for at least the next eighteen months, including those expenditures described in "Use of Proceeds" and, in particular, the capital required for expansion of our turbine engine and aircraft sales. Thereafter, if our capital requirements increase, we could be required to secure additional sources of capital. There can be no assurance we will be capable of securing additional capital or that the terms upon which such capital will be available to us will be acceptable.

Year ended December 31, 1998 v. Year Ended December 31, 1997

Results of Operations

     Effective in May 1998, we acquired a majority of the common stock of Aviation Holdings International. Accordingly, our financial statements and those of Aviation Holdings International were consolidated as of that date and our financial statements for the year ended December 31, 1998 include the results of Aviation Holdings International's operations for the period May 1998 through December 31, 1998.

     Net sales of aircraft and engine spare parts were $8,365,197 for the year ended December 31, 1998 as compared to $0 for the year ended December 31,1997. The increase in net sales of aircraft and engine spare parts was due to our acquisition of the controlling interest in Aviation Holdings International.

     Cost of goods sold was $5,839,049 for the year ended December 31, 1998 as compared to $0 for the year ended December 31, 1997. Our increase in cost of goods sold was due to the sales generated by the acquisition of the controlling interest in Aviation Holdings International.

     Salary and wage expenses increased to $1,300,172 in the year ended December 31, 1998 from $0 in the year ended December 31, 1997. This increase is primarily the result of our acquisition of the controlling interest in Aviation Holdings International and $380,328 of noncash compensation expense for common stock and options to purchase common stock granted to our President.

     General and administrative expenses increased to $1,771,560 in the year ended December 31, 1998 from $15,950 in the year ended December 31, 1997. This increase is primarily due to our acquisition of the controlling interest in Aviation Holdings International, our increased acquisition activities during the first five months of 1998, and the provision in the amount of $633,410 for a valuation allowance on the Environmental Waste Solutions note.

     Professional fees increased to $617,099 in the year ended December 31, 1998 from $48,227 in the year ended December 31, 1997. This increase is primarily due to our acquisition of the controlling interest in Aviation Holdings International and to our increased acquisition activities during the first five months of 1998.

     Interest expense increased to $96,044 in the year ended December 31, 1998 from $0 in the year ended December 31, 1997. The increase is due to interest incurred on advances from our stockholders, interest on borrowings under the Comerica credit facility by Aviation Holdings International and amortization of the discount on the notes payable to the John G. Jacobs Trust and Nancy Plotkin.

     Interest income increased to $72,825 in the year ended December 31, 1998 from $6,740 in the year ended December 31, 1997. The increase is primarily due to the interest recorded under the Environmental Waste Solutions note receivable.

     Loss from the joint venture increased to $8,313 in the year ended December 31, 1998 from $0 in the year ended December 31, 1997. The increase is due to the losses recorded on our investment in the SYNOR-A Joint Venture.

     Income tax expense increased to $186,863 in the year ended December 31, 1998 from $0 in the year ended December 31, 1997. The increase is primarily the result of income generated by Aviation Holdings International. We have recorded a valuation allowance against our deferred tax asset because we are unable to determine if we will ever generate taxable income to utilize those benefits.

     Minority interest increased to $3,702 in the year ended December 31,1998 from $0 in the year ended December 31, 1997. This increase is primarily due to our acquisition of less than 100% of Aviation Holdings International in 1998.

     As a result of the foregoing, net loss increased to $1,384,780 for the year ended December 31, 1998 as compared to $57,437 for the year ended December 31, 1997. Basic and diluted loss per share of common stock increased from $.06 in the year ended December 31, 1997 as compared to $.46 for the year ended December 31, 1998.

Liquidity and Capital Resources

     As of December 31, 1998 our liquidity and capital resources included cash and cash equivalents of $363,690 and working capital of $1,371,885, compared with cash and cash equivalents of $2,175 and a working capital deficit of $36,128 for the year ended December 31, 1997. The increase in working capital was primarily due to our acquisition of the controlling interest in Aviation Holdings International.

     Cash used in operating activities for the year ended December 31, 1998 was $1,828,124 compared to $41,009 for the year ended December 31, 1997. Cash used in the year ended December 31, 1998 was primarily to fund increases in accounts receivable of $1,059,241, inventory of $613,306, interest receivable of $64,351, and to reduce accounts payable by $169,081 and accrued expenses by $173,823. Cash provided for the year ended December 31, 1998 was primarily due to a decrease in prepaid expenses of $27,905 and an increase in income taxes payable of $188,500. Cash used in the year ended December 31, 1997 was primarily related to increases in interest receivable of $6,740 and prepaid expenses of $2,957, and a decrease in the amount due to stockholder of $7,207. Cash provided for the year ended December 31, 1997 was due to an increase in accrued expenses of $8,000.

     Cash used in investing activities for the year ended December 31, 1998 was $97,007 compared to $950,673 of cash used for investing activities in the year ended December 31, 1997. Cash used in the year ended December 31, 1998 was for funds we advanced under the Environmental Waste Systems credit facility of $535,100, purchases of equipment of $88,198 and additional investment in SYNOR-A Joint Venture of $300,000. Cash provided for the year ended December 31, 1998 was due to the cash acquired in the acquisition of the controlling interest in Aviation Holdings International of $830,331. The primary components of cash used in the year ended December 31, 1997 was from funds we advanced under the Environmental Waste Solutions credit facility of $940,000.

     Cash provided by financing activities for the year ended December 31, 1998 was $2,286,646 compared to $993,857 for the year ended December 31, 1997. The primary sources of cash provided from the year ended December 31, 1998 related to $1,500,000 borrowed on the bank line of credit, $50,000 borrowed from the John G. Jacobs Trust, $200,000 borrowed from Nancy Plotkin, and advances from stockholders, net of repayments, of $550,284. The source of cash provided from the year ended December 31, 1997 was the proceeds received from the sale of securities, net of offering costs paid, in the amount of $993,857.

     Since our principal sources of funds are those generated by Aviation Holdings International, the following sets forth certain information relating to the operations of Aviation Holdings International for the periods indicated. Aviation Holdings International formerly maintained its accounting records on a fiscal year basis ending August 31. Beginning January 1, 1999, Aviation Holdings International has changed its reporting to a calendar year basis.

Year ended August 31, 1998 v. October 3, 1996 (Date of Inception) to August 31, 1997

Results of Operations

     Aviation Holdings International's net sales of aircraft and engine spare parts for the fiscal year ended August 31, 1998 increased $6,858,043, or 110%, over the period ended August 31, 1997. During this period, domestic sales increased by 119% from $3,559,585 to $7,788,597, and international sales increased 99% from $2,655,968 to $5,284,999. The increase in net sales was due to several factors which include the sale of a single jet engine to Federal Express for $2,000,000, the addition of new sales personnel, increased customer penetration, increased investment in, and availability of, inventory and the expansion of services offered to customers.

     Cost of sales was $11,066,005 for the fiscal year ended August 31, 1998 and $4,684,864 for the fiscal period ended August 31, 1997, which is an increase of 136% resulting from the increase in sales. There was a decrease in gross profit from 25% to 15%. The decrease in gross profit was primarily due to a lower profit margin on the cost of the jet engine sold to Federal Express and the establishment of reserves for obsolete and slow-moving inventory of $515,421.

     General and administrative expenses decreased $441,735 in the fiscal year ended August 31, 1998, or 15% compared to the fiscal period ended August 31, 1997. General and administrative expenses were 19% of operating revenues for the fiscal year ended August 31, 1998, compared to 46% for the fiscal period ended August 31, 1997. There was nonrecurring compensation expense recorded in the period ended August 31, 1997 for the issuance of common stock to Aviation Holdings International's founders in the amount of $1,399,600. The decrease in this expense in the year ended August 31, 1998 was offset by increases in salary expense of $630,807, professional fees of $96,145, and other general and administrative expenses of $230,913, so that overall general administrative costs only decreased by $441,735.

     As a result of these and other factors, Aviation Holdings International generated a loss from operations of $295,264 for the fiscal year ended August 31, 1998, compared to a loss of $1,383,641 for the fiscal period ended August 31, 1997.

Liquidity and Capital Resources

     Aviation Holdings International's liquidity and capital resources included cash and cash equivalents of $559,578 and working capital of $2,632,231 as of August 31, 1998 compared with cash and cash equivalents of $341,660 and working capital of $3,246,086 as of August 31, 1997. The principal reason for the decrease in working capital was the increase in the reserves for uncollectible accounts and the establishment of the reserve for obsolete and slow-moving inventory.

     Cash provided by operations was $90,180 for the fiscal year ended August 31, 1998 compared to cash used in operating activities of $1,516,173 for the fiscal period ended August 31, 1997. For the fiscal year ended August 31, 1998, cash provided was primarily attributable to increases in accounts payable and accrued expenses of $1,325,114. Cash used in the fiscal year ended August 31, 1998 was primarily related to increases in inventory of $922,519, accounts receivable of $516,035, and prepaid expenses amounting to $57,805. Cash provided from the period ended August 31, 1997 was $1,179,058 which was primarily from increases in accounts payable and accrued expenses. For the period ended August 31, 1997, cash was primarily used to fund increases in inventory of $1,006,754, accounts receivable of $1,857,119, and prepaid expenses of $29,610.

     Cash used in investing activities was $412,142 for the fiscal year ended August 31, 1998 compared to $121,730 for the fiscal period ended August 31, 1997. Fort the year ended August 31, 1998, cash was used for the acquisition of property and equipment of $212,142 and the funding of the SYNOR-A joint venture commitment of $200,000. The primary use of cash for the period ended August 31, 1997 was for the acquisition of property and equipment of $96,730.

     Cash provided by financing activities was $539,880 for the fiscal year ended August 31, 1998 compared to $1,979,563 for the fiscal period ended August 31, 1997. Cash from the fiscal year ended August 31, 1998 was from proceeds from the issuance of stock in the amount of $165,000 and borrowings under the line of credit of $425,000. Cash provided by the fiscal period ended August 31, 1997 was from the proceeds received from stockholder loans, net of repayments, in the amount of $1,070,000, and proceeds from the issuance of securities in the amount of $923,313.

Inflation

     Although we cannot accurately anticipate the effect of inflation on our operations, we do not believe that inflation has had, or is likely in the foreseeable future to have, a material effect on our results of operations or financial condition. Increases in fuel costs due to inflation may adversely affect demand for used aircraft that typically are less fuel efficient, thereby decreasing demand for aircraft and engine components and spare parts for these aircraft.

Year 2000 Issue

     The widespread use of computer programs that rely on two-digit dates to perform computations and decision making functions may cause computer systems to malfunction prior to or in the year 2000 and lead to significant business delays and disruptions in the U.S. and Internationally.

     We recently upgraded all of our current computer hardware and software applications as part of our normal business operations, and we believe that all of our hardware and software applications are year 2000 compliant. As this upgrade would have occurred in any event, we had no additional costs attributable to the Year 2000 issue. We have completed an assessment of our non-information technology systems, and we are not currently aware of any Year 2000 problems relating to these systems which would materially adversely affect our business operating results or financial condition.

     We are currently reviewing the efforts of our vendors and customers to become Year 2000 compliant. Letters and questionnaires have been or are in the process of being sent to all critical entities with which we do business to assess their Year 2000 readiness. To date, we have received minimal responses. Each of the companies that have responded have assured us that they have already addressed, or that they will address on a timely basis, all of their known significant Year 2000 issues. In particular, we have been assured that the principal electronic database on which we advertise parts, ILS, is Year 2000 compliant. Although this review is continuing, we are not currently aware of any vendor or customer circumstances that may materially adversely impact us.

     We cannot assure you that Year 2000 compliance plans of our vendors and customers will be completed on a timely manner. With respect to vendors, we believe that there are sufficient numbers of vendors of parts that any Year 2000 problems encountered by a particular vendor will not adversely impact our ability to purchase inventory. In the event that any particular customer encounters Year 2000 difficulties, it may impact our sales to, or collection of receivables from, that customer until the problems are resolved. We believe that our sales are sufficiently diversified that this would not result in a material adverse impact on operating results. In addition, any such disruption is likely to be temporary and result in a delay, rather than loss, of sales to that customer. However, if a number of customers experience problems resulting in significant delays in payment on outstanding accounts receivable, we could experience material cash flow difficulties until such problems are resolved.

     The great majority of aircraft spare parts in our inventory do not involve computers or embedded chips that might present Year 2000 problems. We have contacted our vendors of the parts that might have such problems to assess the Year 2000 compliance of those parts. If any such parts are determined to be Year 2000 non-compliant, we will seek to return them to the vendor and believe that we will be successful in doing so. However, we cannot be sure that this will always be the case, and some parts may be rendered unsaleable as a result. We do not believe that this will be material in amount.

Plan of Operation

     Following the completion of this offering we intend to use a portion of the proceeds, as well as trade credit, to expand our inventory of aircraft and engine spare parts and to acquire turbine jet engines and/or aircraft. We also anticipate hiring additional employees, particularly in the marketing area.

     Aviation Holdings International owns a one-half interest in a DC10-30 flight simulator. See "Certain Transactions." Our management, and the co-owner of the DC10-30 flight simulator, have determined that the flight simulator will be best utilized if disassembled and sold as spare parts to current users of DC10 parts and peripheral equipment. We anticipate this liquidation will be completed by the end of 1999.

     We believe that anticipated cash flows from operations, together with net proceeds we receive from the offering, will meet our anticipated short term cash needs for working capital and will enable us to make future inventory expenditures for the foreseeable future. On August 12, 1998, Aviation Holdings International entered into a credit agreement with Comerica Bank whereby Comerica Bank agreed to extend a revolving line of credit to Aviation Holdings International of up to $3,500,000. The revolving line of credit is intended to fund working capital needs such as inventory purchases and, subject to Comerica's approval, strategic acquisitions. The funds advanced to Aviation Holdings International by Comerica are secured by the assets of Aviation Holdings International. The outstanding balance may not at any time exceed the sum of (a) 85% of Aviation Holdings International's eligible accounts receivable and (b) 35% of Aviation Holdings International's eligible inventory. As of November 30, 1999, the maximum amount available to Aviation Holdings International under this formula was approximately $2,440,785 million, and the outstanding balance was approximately $2,125,000 million.

     We do not anticipate material capital expenditures for the coming fiscal year other than as described above under "Use of Proceeds."

                                   BUSINESS

General

     Aviation Holdings Group is a holding company and currently has no operations other than the ownership of 96% of the outstanding capital stock of Aviation Holdings International. Aviation Holdings Group was incorporated in January 1998 as a Delaware corporation and wholly-owned subsidiary of EyeQ Networking, Inc., a Colorado corporation formed in May 1988. In February, 1998, EyeQ Networking, Inc. merged with and into Aviation Holdings Group, with Aviation Holdings Group surviving as the newly merged entity under the name of EyeQ Networking, Inc. In September 1998, Aviation Holdings Group changed its name from EyeQ Networking, Inc. to Aviation Holdings Group, Inc.

     We acquired approximately 96% of the issued and outstanding capital stock of Aviation Holdings International through a series of share exchanges in which holders of Aviation Holdings International common stock exchanged it for newly-issued shares of Aviation Holdings Group common stock.

     We are in the aircraft and engine spare parts redistribution business and specialize in the sale, lease, exchange and purchase of technical spare parts for fixed-wing commercial jet transport aircraft manufactured by Boeing, McDonnell Douglas, Airbus and Lockheed. As part of this business, we provide customers with inventory management services including new product distribution, technical purchasing, maintenance and repair management, consignment marketing and purchase/leaseback of technical spare parts inventory. We also pursue opportunities involving the purchase, sale and lease of jet turbine engines, jet turbine aircraft and related aviation industry equipment.

Industry Overview

     The aircraft spare parts redistribution market includes sellers of parts other than parts manufacturers. This market is highly fragmented, with a limited number of large, well-capitalized companies selling a broad range of aircraft spare parts and many smaller competitors servicing particular segments of the aircraft spare parts industry. We believe that significant trends affecting the aircraft spare parts market will increase our overall size and at the same time eliminate some market participants and cause consolidation in the industry due to the inability of some participants to compete efficiently. These trends are:

Growth in Market for Aircraft Spare Parts

     Boeing's 1999 Market Outlook estimates that:

     o the worldwide fleet of commercial passenger airplanes will more than double from 12,600 airplanes at the end of 1998 to 28,400 airplanes by 2018; and

     o cargo jet aircraft will increase from 1,545 airplanes in 1998 to 3,036 airplanes by 2018.

Seventy percent of the airplanes delivered to cargo operators are expected to be used aircraft which were converted from commercial passenger service. Further, the number of planes in service for more than 10 years is continuing to increase, and these older planes are the primary market for parts redistributors. Finally, cost considerations are forcing many airlines and repair and maintenance facilities to utilize aircraft spare parts sold by redistributors, instead of purchasing new parts for inventory. We believe that all of these factors will increase the demand for aircraft spare parts from the redistribution market.

Increased Outsourcing of Inventory Management Function

     Airlines incur substantial expenditures in connection with fuel, labor and aircraft ownership. During the last decade, airlines have come under increasing pressure from consumers to reduce air travel costs. Although some expenditures required to operate an airline are beyond the direct control of airline operators (e.g., the price of fuel and labor costs), we believe that obtaining replacement parts from the redistribution market and outsourcing inventory management functions are steps airlines will take to manage these functions with less expense and greater efficiency.

Increasing Emphasis on Traceability

     Due to concerns regarding unapproved aircraft spare parts, regulatory authorities now require airlines to maintain stricter parts documentation. This requirement has, in turn, been extended by airlines to the spare parts vendors. The sophistication required to track the history of an inventory consisting of thousands of aircraft spare parts is considerable and has required companies to invest significantly in information systems technology. On March 25, 1999 our quality control systems were certified by the Airline Suppliers Association as meeting its quality system standards and FAA guidelines.

Increased Consignment

     Certain of our customers adjust inventory levels on a periodic basis by disposing of excess aircraft spare parts. Traditionally, larger airlines have used internal personnel to manage such dispositions. We believe that major airlines and other owners of aircraft spare parts are increasingly entering into long-term consignment agreements with redistributors in order to concentrate on their core businesses and to more effectively redistribute their excess parts inventories. By consigning inventories to a redistributor such as us, customers are able to distribute their aircraft spare parts to a larger number of prospective inventory buyers, allowing the customer to maximize the value of its inventory. Consignment also enables us to offer for sale significant parts inventory at minimal capital cost to us.

Increased Leasing

     We believe that cost considerations will cause airlines to lease, rather than purchase, more spare parts and engines. This would benefit us by:

     o providing a steady income stream over a period of time from lease payments;

     o upon termination of the lease, we would regain the part or engine for subsequent sale; and

     o provide the opportunity to obtain additional financing.

Operations

     Our core business is buying and selling aircraft and engine spare parts. We purchase spare parts from numerous unaffiliated sources, including airlines, original equipment manufacturers and other parts distributors. We have also pursued opportunities to purchase and sell related aviation industry equipment. For example, Aviation Holdings International acquired a 50% interest in a DC10 flight simulator and related support package and software. We also provide value-added inventory management services to our customers. We believe that inventory management services provide significant opportunities for expansion of our business in the future. We also intend to develop business as a redistributor of turbine jet engines and become involved in the purchase, sale and lease of jet turbine aircraft and engines.

Aircraft and Engine Spare Parts

     Aircraft and engine spare parts can be categorized by their ongoing ability to be repaired and returned to service. The general categories are as follows:

     o rotable: means a part which is removed periodically as dictated by an operator's maintenance procedures or on an "as needed" basis and is typically repaired or overhauled and reused an indefinite number of times. An important type of rotable is a "life limited" part, which means it has a predetermined designated number of allowable flight hours and/or flights after which it is rendered unusable;

     o repairable: means a part limited by the number of times it can be repaired before it must be discarded; and

     o expendable: means a part which is used and not thereafter repaired for further use.

     Rotable and repairable aircraft and engine spare parts are further classified as:

     o factory new: means parts that have never been installed or used which are purchased from manufacturers or their authorized distributors, aircraft manufacturers and engine manufacturers;

     o new surplus: means parts that have never been installed or used which are purchased from excess stock of airlines, repair facilities or other redistributors;

     o overhauled: means a part that has been completely disassembled, inspected, repaired, reassembled and tested by a licensed repair facility;

     o serviceable: means a part repaired by an approved maintenance center that is functional and meets any manufacturer or time and cycle restrictions applicable to it; and

     o as removed: means a part that requires functional testing, repair or overhaul by a licensed facility prior to being returned to service in an aircraft or engine.


A factory new, new surplus, overhauled or serviceable part designation indicates that the part can be immediately utilized on an aircraft.

Inventory Purchases and Sales

     Our daily operations encompass inventory sales, brokering and exchanging aircraft spare parts. We advertise our available inventories held for sale or exchange on the Inventory Locator Service ("ILS"), the Airline Inventory Redistribution System ("AIRS") and BCOM electronic databases. Buyers of aircraft spare parts can access the ILS, AIRS and BCOM databases and determine the companies which have the desired inventory available. We estimate that 25% of our daily sales activity results from an ILS, AIRS or BCOM inquiry. All major airlines and repair agencies subscribe to one or more of these databases and accordingly, we maintain continual on-line direct access with them. ILS, AIRS and BCOM do not, however, list price information relating to particular parts. The ability to properly evaluate and price spare parts and to predict competitive supply and demand trends derives from management experience in the industry. We are currently developing an internet web site that will describe in detail the parts and services we offer.

     We typically have over 50,000 line items in stock. We monitor market availability, pricing and historical data on a continuous basis. We sell new, overhauled and serviceable replacement parts from our inventory and buy them at the request of its customers against a specific order. We usually purchase parts for our own account and sell them to our customers.

     For the twelve months ended December 31, 1998 and the nine months ended September 30, 1999, Aviation Holdings International's total revenues were approximately as follows:

            12/31/98                         9/30/99
            --------                         -------
  83% from inventory sales;        95% from inventory sales;
  16% from engine sales; and        4% from engine sales; and
   1% from consignment sales.       1% from consignment sales.


Inventory Management Services

     We provide a number of inventory management services to our customers. These services assist airlines in downsizing their inventory management operations, thus enabling them to utilize their capital more efficiently and reduce costs. We believe we can provide an inventory management program geared to any particular customer's requirements. Such programs would be supported by our operating agreements with various airlines and independent repair agencies. We do not charge separately for these services, but consider them to be a marketing advantage to our inventory sales.

Consignment

     By consigning inventories to a redistributor such as us, consignors are able to distribute their aircraft spare parts to a larger number of prospective inventory buyers, allowing the consignor to maximize the value of its inventory. Consignment also enables us to sell a broad range of parts at minimal capital cost. We anticipate that revenues from consignment will increase as a percentage of total revenues in the future.

Purchasing Services

     We purchase spare parts on behalf of smaller and start-up airlines. This service allows our customers to take advantage of our greater purchasing power, repair management services, information systems technology, quality and logistics systems and industry expertise. We do not charge separately for these services, but consider them to be a marketing tool for our inventory sales.

Asian Operations

     While the majority of our operations are conducted in the United States, we also operate in Asia and the Pacific Rim directly and through a joint venture with a third party and a number of subsidiaries. These Asian operations currently account for approximately 24.7% of our gross revenues on a consolidated basis and we intend to continue to expand them. The Asian operations are supervised by Simon Chiang, Vice President for Asia and the Pacific Rim. From our Miami headquarters, business is conducted through a number of entities controlled by us that share employees and office facilities. There are two employees in Hong Kong, one in Shenyang and one in Beijing. The bulk of the Asian operations consist of business similar to our core operations in the United States and Europe. We intend to expand the Asian operations to include other lines of business related to aviation.

     Pasco International Aviation Corp. Ltd., a Hong Kong corporation ("Pasco-HK") and majority-owned subsidiary of Aviation Holdings International, accounted for approximately 13% and 1% of our gross revenues on a consolidated basis for the year ended December 31, 1998 and the nine months ended September 30, 1999. The following is a list of some of its major customers: Ameco Beijing, Air China Group, China Northern Airlines Sanya Branch, China Sandong Airlines, China Southwest Airlines, China Northwest Airlines, China Shanghai Airlines, China Airlines-Taiwan, HAECO-HK, Cathay Pacific Airlines and Thai Airways.

     Shenyang Northern Aircraft Maintenance & Engineering Co., Ltd. is a Sino-American joint venture company established in November 1997. The joint venture mainly deals with inspection, repair and recertification of DC9, MD80 and A300-600 components, line replacement units, instruments and avionics. It also represents some of the world's leading original equipment manufacturers for certain items. It is the first Sino-foreign joint venture approved by the Civil Aviation Administration of China in the avionics and accessories repair field and which commenced operations in March 1998. Twenty-five percent of the joint venture is held by PASCO International Aviation Corporation, Inc., a Florida corporation and a subsidiary of Aviation Holdings International ("Pasco-FLA"). China Northern Airlines, one of the largest airlines in China, holds the remaining 75%. The joint venture is currently certified by the Chinese aviation authorities and expects to complete FAA certification by the end of 1999.

     Pasco-FLA's total financial commitment to the joint venture is $1,000,000. As of September 30, 1999, Aviation Holdings International had funded approximately $700,000 of this total and intends to fund the remaining approximately $300,000 with proceeds from this offering and from internal operations. Under the terms of the joint venture, Pasco-FLA is entitled to certain preferences in any initial distributions of net income. This preference provides that Pasco-FLA will recoup its investment prior to any regular distributions being made to China Northern. Pasco-FLA provides technological advice to the joint venture and promotes, markets and sells its services. The joint venture serves approximately 14 airlines. In July 1999, Pasco-FLA received an initial distribution of approximately $14,600 from the joint venture.

     Pasco Financial Services Ltd., Corp., a Hong Kong corporation and majority-owned subsidiary of Aviation Holdings International ("Pasco-Financial"), specializes in providing financing from banks on behalf of airlines for aircraft and aviation-related purchases. Pasco-Financial was recently appointed by China Southwest Airlines to work with banks to provide financing for three newly-purchased Boeing B737-800 aircraft which are expected to be delivered in 1999 and 2000. Pasco-Financial has also been appointed by certain airlines to act as their agent for the sale or lease of aircraft on behalf of such airlines. Pasco-Financial was also invited by China Southwest Airlines to arrange the leasing of one of their B757-200 aircraft. To date, Aviation Holdings International has not recognized any revenue from Pasco-Financial.

     China Airlines, located in Taipei, Taiwan, has a sophisticated, quality conscious engine overhaul facility and aircraft maintenance center. Its maintenance base is located in Taipei, Taiwan. Their $150 million investment in facilities, equipment, backshops and support mechanisms was completed in 1997 and is certified by every major aviation regulatory authority in the world. Two majority owned subsidiaries of Aviation Holdings International, Aero-Link Flight Systems Ltd., a Hong Kong corporation, and Aero-Link Flight System, Inc., a Florida corporation (collectively, "Aero-Link"), act as China Airlines' global marketing representative outside of Taiwan. To date, we have recognized $122,866 in revenue from Aero-Link.

Credit Facilities

     On August 12, 1998, Aviation Holdings International entered into a Credit Agreement with Comerica Bank ("Comerica") whereby Comerica agreed to extend a revolving line of credit to Aviation Holdings International in an amount not to exceed $3,500,000. The revolving line of credit is intended to fund, if necessary, working capital needs, such as inventory purchases, and, subject to Comerica's approval, strategic acquisitions. The funds advanced to Aviation Holdings International by Comerica are secured by the assets of Aviation Holdings International and may not at any time exceed the sum of (a) 85% of Aviation Holdings International's eligible accounts receivable and (b) 35% of Aviation Holdings International's eligible inventory. As of November 30, 1999, Aviation Holdings International had an aggregate availability of approximately $2,440,785 million and an outstanding balance due to Comerica under the revolving line of credit of approximately $2,125,000 million.

Strategy

     We believe that we can become a low cost leader in the redistribution market, as well as in the inventory management services industry, by combining its managerial experience with increased capital and continuing to build upon its present operations. The essential elements of our business strategy are:

Internal Growth

     We seek to increase our operating revenues and operating income through continued customer penetration in our existing markets and expansion into new markets. We intend to achieve such growth by continuing to increase the size and scope of our inventory and by continuing to expand our marketing efforts worldwide. We will also expand our inventory management, leasing and consignment services to allow our customers to reduce their costs of operations by outsourcing some or all of their inventory management and supply functions and to take advantage of opportunities to maximize the value of their spare parts inventory. We will seek to establish and maintain close working relationships with our customers and to become their vendor of choice.

Capitalize on Large Bulk Purchase Opportunities

     Although opportunities to purchase large inventories in bulk in the aircraft spare parts industry cannot be predicted, historically they become available on a regular basis. "Bulk" purchase opportunities arise when:

     o airlines, in order to reduce capital requirements, sell large amounts of inventory in a single transaction;

     o inventories of aircraft spare parts are sold in conjunction with asset sales or bankruptcy proceedings; or

     o when operators upgrade their fleet.

In these situations, we can obtain large inventories of aircraft spare parts at a lower cost than can ordinarily be obtained by purchasing on an individual basis. This results generally in higher gross margins on sales of such parts. As of September 30, 1999, we had successfully completed approximately eight bulk inventory purchases in excess of $100,000. We believe that due to our experience, and as a result of additional capital, we will be able to complete an increased number of larger bulk purchases.

Purchase and Sale of Jet Turbine Engines and Aircraft

     We believe that with sufficient financial resources, we would be in a position to increase our activity in the market for the purchase and sale of jet turbine engines and aircraft. This market is extremely competitive and capital intensive. We feel, however, that our management has the expertise and industry contacts to make prudent purchases, which are the key to profitability in this market.

Pursue Acquisitions of Complementary Businesses

     We will also seek acquisitions of other companies, assets or product lines that would complement or expand our existing aircraft spare parts redistribution and inventory management services business. We believe that such acquisitions will enable us to achieve economies of scale and expand the product and service lines available to our customers. We are currently evaluating a number of acquisition opportunities, including several FAA certified aircraft part repair facilities. No commitments or binding agreements have been entered into to date and accordingly, no assurance can be given that any of the acquisitions currently being considered will be consummated.

Diversification

     We are interested in contracting with manufacturers of specialty products that could diversify our product line. New product distribution agreements would allow us to exploit our established network of customers, while providing a value-added service to smaller manufacturers who lack marketing expertise and distribution capabilities. On a cost basis, such contracts prove to be lucrative for us, as we are in a position to reap residual commissions without any of the associated product costs or liability. On January 23, 1997, we entered into such an agreement with Mirandy Products Ltd., a leading manufacturer of lavatory systems cleaner for aircraft. We feel that distribution sales of Mirandy's latest product, "Mirabowl," will serve to augment our existing line of products and services. Mirabowl is essentially a lavatory system cleaner and deodorizer that has been designed for flush tank treatment of all types. Mirandy also manufacturers "Super Vinall," a multi-purpose aircraft wash which removes carbon and hydraulic fluid buildup from fuselage areas, degreases aircraft parts and may be used as an interior cleaner for the cabin area. We intend to begin active marketing of these products in the near future and have not realized revenues from sales of these products to date. We are currently negotiating agreements with other manufacturers whose products relate to aircraft environmental systems and fluid processing systems.

     We have also been awarded the opportunity to represent six FAA/JAA approved repair stations throughout specific areas of the world. This representation applies to component, aircraft and engine repair services originating from various national and international customers. This opportunity should allow us to recognize additional income, receive volume discounts on products and obtain increased recognition in the commercial aviation community, which will enhance overall brand awareness. We have entered into contracts with additional maintenance providers and intend to pursue additional relationships.

     We also are seeking to expand our operations in Asia and the Pacific Rim to include the arrangement of aircraft financing and leasing, aircraft repair and maintenance coordination, technology consulting and the facilitation of contracts and cross-border business arrangements between aviation-related entities from different countries. See "Business -- Asian Operations."

Sales and Marketing; Customers

     We utilize twelve inside and outside salespersons and a network of independent representatives in our sales and marketing efforts. The respective Directors of Sales, Marketing and New Business Development provide the synergy and management which is responsible for obtaining new customers and maintaining relationships with existing customers. The majority of Aviation Holdings International's day-to-day sales are accomplished through our inside sales force.

     We provide sales and delivery services seven days a week, 24 hours a day. This service is critical to provide support to airline customers which, at any time, may have an aircraft grounded in need of a particular part. Our South Florida location, with easy access to Miami International Airport and Fort Lauderdale International Airport, assists in the reliable and timely delivery of purchased products. This location also provides access to exceptional import and export facilities.

     We have over 140 customers, which include aircraft and engine manufacturers, commercial passenger airlines, air cargo carriers, maintenance and repair facilities, original equipment manufacturers and other aircraft parts redistribution companies. During the twelve month period ended December 31, 1998, Aviation

Holdings International's top 10 customers accounted for approximately 47% of net sales, and one customer, Federal Express Corp., accounted for more than 16% of net sales. During the nine month period ended September 30, 1999, the top 10 customers accounted for approximately 44.7% of net sales, and one customer, Aviation Sales Company accounted for 8.6% of net sales.

Management Information System

     We have upgraded our management information systems by acquiring computer hardware and software. Our data system is being developed to incorporate state-of-the-art records imaging, archiving, inventory and asset management analysis, financial record and other support systems. We believe that upon full implementation, our data management system will be adequate to manage our requirements in accordance with our forecasted growth.

Competition

     The aircraft spare parts redistribution market is highly-fragmented. Competition is generally based on price, availability of product and quality, including traceability. Our major competitors include AAR Corp., Aero Controls Corp., Solair, Inc., The Memphis Group and Aviation Sales Company. There is also substantial competition, both domestically and overseas, from smaller, independent dealers who generally participate in niche markets. Several of our competitors have greater financial and other resources.

     The jet turbine engine and jet turbine aircraft market is currently dominated by various financial institutions, such as GE Capital, CIT Group, and International Lease Finance Corp. as well as the major competitors from the spare parts redistribution market. The market also includes many smaller entities who engage in transactions on an infrequent basis.

Government Regulation and Traceability

     The FAA regulates the manufacture, repair and operation of all aircraft, engines and aircraft and engine parts operated in the United States. Its regulations are designed to ensure that all aircraft and aviation equipment are continuously maintained in proper condition for the safe operation of aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and equipment are prescribed by regulatory authorities and can be performed only by certified technicians at certified repair facilities. Certification and conformance is required before installation of a part on an aircraft. Presently, whenever necessary with respect to a particular part, we utilize FAA and/or Joint Aviation Authority ("JAA") certified repair stations to repair and certify parts to ensure worldwide marketability. Our operations may in the future be subject to new and more stringent regulatory requirements. In that regard, we closely monitor the FAA and industry trade groups in an attempt to understand how possible future regulations might impact us. See "Risk Factors -- Stricter Government Regulations Could Reduce The Value Of Our Inventory And/Or Require Significant Expenditures."

     An important factor in the aircraft and engine spare parts redistribution market relates to the documentation or traceability that is supplied with an aircraft or engine spare part. We require all of our suppliers to provide adequate documentation as required by the industry and the regulatory agencies. We are designing out data management system to image, capture, manage and communicate this documentation.

Employees

     As of November 30, 1999, Aviation Holdings Group employed three persons and Aviation Holdings International employed 32 persons, including two in Hong Kong, one in Shenyang and one in Beijing. None of these employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

Properties

     Our offices and warehouse facilities are located in Miami, Florida. These facilities comprise a total of approximately 17,600 square feet. The premises are subject to a lease, under which Aviation Holdings

International is the tenant, dated January 1, 1997 and subsequently amended on November 1, 1997, which expires on December 31, 2000. Annual rental is $78,348 plus pass-through of (1) utilities, (2) increases in real estate taxes, (3) assessments, (4) increases in insurance and (5) a pro rata share of assessments imposed by the industrial park's association. Rent is subject to a cost of living increase adjustment. We have two additional one year options to renew. These facilities are adequate for our present and anticipated needs. Pasco-HK leases office space in Hong Kong at a monthly rental of $2,500 under a two year lease that expires December 31, 1999. Pasco-HK also leases twenty square meters of office space in Beijing at an annual rental of $3,600 under a three year lease that expires November 20, 2001.

Product Liability and Legal Proceedings

     Our business exposes us to possible claims for personal injury or death which may result from a failure of aircraft spare parts sold by it. Management takes what it believes are adequate precautions to ensure the quality and traceability of the aircraft parts which it sells. We have a director of quality control whose responsibilities include implementation of our quality control system and supervision of our licensed airframe and powerplant inspectors and operations personnel. Our President, with over 20 years of experience in the industry, also works with the director of quality control. Parts that require maintenance are submitted to FAA/JAA certified facilities for overhaul and recertification as required. We also ensure that all parts received or shipped are accompanied by proper documentation. The director of quality control also supervises our document traceability program. We do not carry product liability insurance. See "Risk Factors -- Our Business May Subject Us To Expensive Product Liability Claims."

     Neither Aviation Holdings Group nor Aviation Holdings International is currently involved in any litigation.

                                  MANAGEMENT

Directors and Executive Officers

     The Directors and executive officers of Aviation Holdings Group and Aviation Holdings International, their ages and positions are set forth below:

Joseph J. Nelson ...........   49     President, Chief Executive Officer and Director of
                                      Aviation Holdings International and Aviation
                                      Holdings Group

Simon Chiang ...............   44     Executive Vice President of Aviation Holdings
                                      International and Aviation Holdings Group and
                                      Director of Aviation Holdings International

Michael J. Cirillo .........   31     Director of Aviation Holdings International and
                                      Aviation Holdings Group

Theodore H. Gregor .........   48     Director of Aviation Holdings International and
                                      Aviation Holdings Group

Joseph F. Janusz ...........   47     Vice President-Finance and Chief Financial
                                      Officer of Aviation Holdings Group and Aviation
                                      Holdings International

     Joseph J. Nelson has been our President, Chief Executive Officer and a Director since August 1998 and President, Chief Executive Officer and a Director of Aviation Holdings International since October 1996. Prior to October 1996 he was Senior Vice-President of The AGES Group, L.P. ("AGES"), responsible for the operations of four divisions with revenues of approximately $100 million, and held other positions with AGES since October 1990. Prior thereto, Mr. Nelson was with Ryder Corporation attaining the position of Vice President of Sales. Mr. Nelson holds a B.S. degree from DePaul University and an M.B.A. in Finance from Farleigh Dickinson University.

     Simon Chiang has been Executive Vice President since August 1999, prior to which he was Vice President of Asia and Pacific Rim Operations and a Director of Aviation Holdings International since February 1998 and has been a Director of ours since August 1998. From 1986 to 1995, Mr. Chiang was President of Simon International Trading Corp., a company engaged primarily in the import and export of aviation tooling. Mr. Chiang is also the founder and has served as President of Pacific Airlines Support Corp. and of Pasco-Financial from 1995 to 1998. Mr. Chiang holds a B.A. degree from Fu Ren University, Taipei, Taiwan.

     Michael J. Cirillo has been President of The D.A.R. Group, Inc., an investment banking firm and President of CBM Consultants, Inc., a marketing and consulting firm since 1995. From 1987 through 1995 Mr. Cirillo was an officer and director of Flex Resources, Inc., a temporary and permanent employment firm. Mr. Cirillo has been a Director of Aviation Holdings International since June 1997 and a Director of Aviation Holdings Group since August 1998. Mr. Cirillo holds a B.S. degree from Farleigh Dickinson University.

     Theodore H. Gregor has been a director of Aviation Holdings International since October 1997 and a director of Aviation Holdings Group since August 1998. Since 1972, he has been the President of Aero Kool Corporation, a privately-held company engaged in business as an FAA approved repair facility. Mr. Gregor holds a B.S. degree in Mechanical Engineering from the University of Miami.

     Joseph F. Janusz has been Vice President of Finance and Chief Financial Officer of Aviation Holdings Group since September 1999 and of Aviation Holdings International since June 1, 1997. From March 1996 through May 1997, he was a practicing certified public accountant. From September 1993 through March 1996, Mr. Janusz was the Chief Financial and Operations Officer of Homeshield Industries, Inc. a privately-held manufacturing company. Mr. Janusz received a B.S. degree in Accounting from the University of Florida. He is a member of the American Institute of CPAs, the Florida Institute of CPAs and is a licensed real estate broker in Florida.

     The officers of Aviation Holdings Group and Aviation Holdings International are elected by the Board of Directors of Aviation Holdings Group and Aviation Holdings International, respectively, to serve until their successors are elected and qualified. The Directors are elected at the annual meeting of the stockholders.

     Aviation Holdings Group's Certificate of Incorporation and Bylaws and Aviation Holdings International's Certificate of Incorporation and Bylaws provide for the indemnification of, and advancement of expenses to, directors and officers. Aviation Holdings International has also entered into agreements to provide indemnification for its Directors and executive officers.

Committees

     Our Board of Directors has not to date established any committees, but intends to establish an Audit Committee. The Audit Committee will recommend the independent accountants appointed by the Board of Directors to audit our financial statements, and will review with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report of our internal accounting and auditing procedures.

Director Compensation

     Our Directors have not received any compensation for their services as Directors in the past. We intend to pay directors who are not employed by us a fee of $500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended.

     In addition, all Directors will receive stock option grants under the Stock Option Plan for serving on our Board of Directors. Options to purchase 5,000 shares of common stock will be automatically granted to each Director on December 31 of each year, starting December 31, 1999, at an option exercise price equal to the closing bid or sales price of the common stock on such date. Additionally, Directors appointed to the Board of Directors of Aviation Holdings International in the future will be granted options to purchase 10,000 shares of common stock at an exercise price equal to the closing bid or sales price of the common stock on the date of their appointment.

Executive Compensation

     The following table reflects compensation paid or accrued during the indicated fiscal years, which end on August 31 of the indicated year with respect to compensation paid or accrued by Aviation Holdings International and which end on December 31 of the indicated year with respect to compensation paid or accrued by Aviation Holdings Group.

                          Summary Compensation Table

                                                                                                           All other
Name                         Principal Position      Year      Salary       Bonus          Other(1)       Compensation
--------------------------   --------------------   ------   ---------   -----------   ---------------   -------------
Joseph J. Nelson .........   President, Chief       1998      160,000       29,999          20,128(2)          0.00
                             Executive Officer      1997      160,000       11,153             0.00            0.00
                             and Director
Simon Chiang .............   Executive Vice         1998       87,653       21,500             0.00            0.00
                             President and
                             Director
Joseph F. Janusz .........   Vice President of      1998       78,000       14,500          62,500(3)          0.00
                             Aviation Holdings      1997       29,500          0.00            0.00            0.00
                             International

------------
(1) Does not include perquisites and other personal benefits, securities or property if the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) ten percent of the combined salary and bonus for such person during the applicable year.

(2) Represents 4,000 shares of the common stock granted on August 1, 1998 by the Company's Board of Directors at $5.03 per share. The shares were issued in consideration of services rendered.

(3) Represents 25,000 shares of Aviation Holdings International's common stock granted on June 11, 1998 by Aviation Holdings International's Board of Directors at $2.50 per share. The shares were issued by Aviation Holdings International in consideration of services rendered.

     The following table contains information concerning stock options granted to officers and directors through November 30, 1999.

                                 Number of            % of Options                             Earliest
                             Options/Warrants     Granted to Employees     Exercise or         Exercise
           Name                   Granted                  (1)              Base Price           Date         Expiration Date
           ----              ----------------     --------------------     -----------         --------       ---------------
Joseph Nelson ...........          50,000                 12.5%               2.50             12/24/97       December 23, 2002
Joseph Nelson ...........         200,000                 49.8%               2.50              5/31/98       May 30, 2003
Joseph Nelson ...........          25,000                  6.2%               2.50              5/31/98       May 30, 2003
Joseph Janusz ...........          20,000                  5.0%               2.50             10/29/98       June 11, 2004
Joseph Janusz ...........          20,000                  5.0%               2.50             12/24/97       June 11, 2004
Joseph Janusz ...........          15,000                  3.7%               2.50              5/31/98       June 11, 2004
Simon Chiang ............          15,000                  3.7%               2.50              2/12/99(2)    February 11, 2003
Simon Chiang ............          10,000                  2.5%               2.50              5/31/98       May 30, 2003
Theodore Gregor .........          10,000                  2.5%               2.50              11/6/97       November 5, 2002

------------

(1) Excludes from total options those options canceled due to employee termination and options canceled under the provisions of Joseph Nelson's employment agreement. The cancellations amounted to 35,000 options shares in 1998 and 50,750 option shares in the nine months ended September 30, 1999.

(2) Options vest as to 5,000 shares on February 12 of each year, commencing February 12, 1999.

     The following table sets forth information regarding the number and value of options held as of November 30, 1999 by the directors and officers, based on an assumed value of $2.75 per share of common stock. No options have been exercised to date.



                             Number of Unexercised Options     Value of Unexercised In-the Money Options
                                  at November 30, 1999                   at November 30, 1999
                            -------------------------------    -----------------------------------------
           Name              Exercisable     Unexercisable     Exercisable            Unexerciseable
-------------------------   -------------   ---------------    -----------            --------------
Joseph Nelson ...........      275,000               --          $68,750                      --
Joseph Janusz ...........       55,000               --          $13,750                      --
Simon Chiang ............       15,000           10,000          $ 3,750                  $2,500
Theodore Gregor .........       10,000               --          $ 2,500                      --

Employment Agreements

     Aviation Holdings Group and Mr. Nelson have entered into an employment agreement dated as of May 31, 1998 providing for Mr. Nelson's employment as President and Chief Executive Officer of Aviation Holdings Group. The agreement has a term of three years and, thereafter, continues on a month-to-month basis. The agreement provides for compensation consisting of (i) annual base compensation of $175,000, (ii) an annual bonus equal to 3% of the pre-tax net income of Aviation Holdings Group (exclusive of the pre-tax net income of Aviation Holdings International) and 3% of the pre-tax net income of Aviation Holdings International, and (iii) certain fringe and other employee benefits that are made available to the senior executives of Aviation Holdings Group. Pursuant to the agreement, Mr. Nelson was granted options to purchase 200,000 shares of common stock at a price of $2.50 per share. The options are fully vested and expire on May 31, 2003. In the event of a change in control of Aviation Holdings Group other than one approved by its Board of Directors or in the event that Mr. Nelson's employment is terminated by Aviation Holdings Group for any reason other than his death or disability or for "cause" (as defined in the agreement),

Mr. Nelson will be entitled to receive a lump sum payment equal to his annual base compensation multiplied by three. In the event of Mr. Nelson's death or disability, Mr. Nelson or his estate shall receive Mr. Nelson's base compensation for 24 months or the remainder of the term of the agreement, whichever is shorter.

     Aviation Holdings International and Simon Chiang have entered into an employment agreement dated as of February 12, 1998, as amended August 1, 1999, providing for Mr. Chiang's employment as Vice President of Aviation Holdings International prior to August 1, 1999, and Executive Vice President of Aviation Holdings Group and Aviation Holdings International thereafter. The agreement has a term of three years and thereafter continues on a month-to-month basis. The agreement provides for compensation consisting of (i) annual base compensation of $131,000 ($95,000 prior to August 1, 1999), (ii) an annual graduated bonus based on a percentage of Aviation Holdings International's net sales from business conducted within China (0% of first $1.5 million; 1% of next $1 million; 2% of next $1.5 million; 3% of next $1.5 million; and 4% of net sales in excess of $5.5 million), and (iii) certain fringe and other employee benefits that are made available to similarly situated executives of Aviation Holdings International. Pursuant to the agreement, Mr. Chiang was granted options, under Aviation Holdings International's Stock Option Plan, to purchase 15,000 shares of Aviation Holdings International common stock at a price of $2.50 per share. The options vest at the rate of 5,000 per year. In the event that Mr. Chiang's employment is terminated by Aviation Holdings International for any reason other than his death or disability or for "cause" (as defined in the agreement), Mr. Chiang will be entitled to receive any bonus due to the date of such event and his annual base compensation for the unexpired term of the agreement. In the event of Mr. Chiang's death, his estate shall be entitled to receive Mr. Chiang's base compensation for sixty days.

     Aviation Holdings International and Joseph F. Janusz have entered into an employment agreement dated as of June 11, 1999 pursuant to which Mr. Janusz serves as Chief Financial Officer of Aviation Holdings International. The agreement has a term of two years and provides for (i) annual base compensation of $89,500, (ii) an annual bonus, and (iii) benefits consistent with Aviation Holdings International's then current policies and reasonable expense reimbursement. Pursuant to the agreement, Mr. Janusz was granted, under Aviation Holdings International's Stock Option Plan, options to purchase 20,000 shares of Aviation Holdings International common stock. In the event that Mr. Janusz's employment is terminated by Aviation Holdings International for reasons other than his death or permanent disability or for "cause" (as definition the agreement), Mr. Janusz will be entitled to receive his annual base compensation for 12 months prorated, annualized and calculated through the date of termination. In the event that Mr. Janusz's employment is terminated for disability, Mr. Janusz shall be entitled to receive his base compensation for six months. In the event of Mr. Janusz's death, his estate shall be entitled to receive Mr. Janusz's base compensation for six months. The agreement provides that Aviation Holdings International will require any successor to all or substantially all of the business or assets of Aviation Holdings International to assume Aviation Holdings International's obligations under the agreement.

Stock Option Plan

     On September 1, 1997, the Board of Directors of Aviation Holdings International adopted a Stock Option Plan which was superseded, effective March 1, 1999, by a Stock Option Plan of Aviation Holdings Group (the "Plan"). This Plan provides for the grant of Incentive Stock Options, Non-qualified Stock options and Stock Appreciation Rights to employees selected by the Board of Directors of Aviation Holdings Group, or Compensation Committee. The Plan also sets forth applicable rules and regulations for stock options granted to non-employee directors. To date, 255,750 options have been granted under the Plan, replacing the same number of options granted under the predecessor plan, including 75,000 to Mr. Nelson, 25,000 to Mr. Chiang, 10,000 to Mr. Gregor and 55,000 to Mr. Janusz. The Plan is subject to stockholder approval and will be submitted to the stockholders at our annual meeting in 1999.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the common stock (including common stock acquirable within 60 days pursuant to options, warrants, conversion privileges or other rights) of the Company as of December 15, 1999 (i) by each of the Company's directors and executive officers, (ii) all executive officers and directors as a group, and (iii) all persons known by the Company to own beneficially more than 5% of the common stock. All persons listed have sole voting and investment power over the indicated shares unless otherwise indicated.

                                                                                         Percent
                                                                          --------------------------------------
Name                                                            Shares     Before Offering     After Offering(9)
-----------------------------------------------------------   ---------   -----------------   ------------------
Joseph J. Nelson(1)(2) ....................................    471,800         11.2                 8.2
Joseph F. Janusz(1)(3) ....................................     70,000          1.7                 1.2
Simon Chiang(1)(4) ........................................    187,123          4.4                 3.3
Michael J. Cirillo(1)(5) ..................................    234,000          5.5                 4.1
Theodore H. Gregor(6) .....................................     10,000          0.2                 0.2
1495 Southeast Avenue
Hialeah, FL 33010
APP Investments, Inc.(7) ..................................    745,000         17.7                13.0
Two Penn Center Plaza
Suite 605
Philadelphia, PA 19102
Argaman, Inc.(8) ..........................................    600,000         14.2                10.5
M.S.A. Trust Company, Ltd., Co.
Daniel Frisch Street
64731 Tel Aviv, Israel
Norton Herrick Security Trust..............................    395,000          9.4                 6.9
Howard Herrick, Trustee
20 Community Place
Morrestown, NJ 07960
All officers and directors as a group(2)(3)(4)(7) .........    972,923         23.1                17.0


------------
(1) The addresses for Messrs. Nelson, Janusz, Chiang and Cirillo are c/o Aviation Holdings Group, Inc., 15675 N.W. 15th Avenue, Miami, Florida 33169

(2) Includes 275,000 shares subject to options presently exercisable.

(3) Includes 55,000 shares subject to options presently exercisable.

(4) Includes 55,556 shares held by Ann Chiang, Mr. Chiang's wife. Also includes 15,000 shares subject to options presently exercisable.

(5) Includes 30,000 shares of common stock, and warrants to purchase 200,000 shares of common stock, owned by the D.A.R. Group, Inc. of which Mr. Cirillo is the President. Also includes 4,000 shares owned by RP Capital Growth, L.P., of which Mr. Cirillo is a partner.

(6) Includes 10,000 shares subject to options presently exercisable.

(7) APP is a personal holding company. The sole shareholder of APP is Andrew P. Panzo. Neither APP nor Mr. Panzo is affiliated with any officer, director, or other principal stockholder.

(8) Includes warrants to purchase 100,000 shares of common stock. Argaman is an Israeli corporation making investments on behalf of a group of investors. Argaman is not affiliated with any officer, director or other principal stockholder. We do not know who beneficially owns the shares held by Argaman, and representatives of Argaman have refused to provide that information to us.

(9) Does not include exercise of the underwriter's option.

                             CERTAIN TRANSACTIONS

     Effective October 1, 1996, Aviation Holdings International issued 600,000 shares of its common stock to Jet Avionics Systems, Inc. ("Jet Avionics") in consideration of a promissory note in the principal amount of $175,000, payable on demand, together with accrued interest at the applicable federal rate. Aviation Holdings International also entered into a Consignment Agreement with Jet Avionics, whereby Aviation Holdings International agreed to sell certain inventory of technical spares for the benefit of Aviation Holdings International and Jet Avionics. The Consignment Agreement was for a period of one year and provided for the delivery of inventory by Jet Avionics to Aviation Holdings International and the storage by Aviation Holdings International, on a segregated basis, of such inventory. Title to such inventory remained with Jet Avionics until sale to a third party, at which time title passed to Aviation Holdings International and then to the third party. Aviation Holdings International insured the inventory. The Consignment Agreement provided that Aviation Holdings International retained 25% of the selling price of the inventory and remitted the balance of 75% to Jet Avionics. Jet Avionics certified that each item of inventory covered by the Agreement was maintained by an FAA approved source and was properly documented. Pursuant to such Consignment Agreement, Aviation Holdings International sold to third parties certain of the consignment inventory for approximately $452,000 and owed Jet Avionics $303,000 after giving effect to a $36,000 payment.

     On August 29, 1997, Aviation Holdings International and Jet Avionics entered into a Consignment Cancellation and Purchase Agreement whereby (i) Jet Avionics canceled the debt of $303,000 and (ii) Aviation Holdings International purchased the remaining consignment inventory with a value of approximately $336,000 from Jet Avionics all in exchange for 230,000 shares of Aviation Holdings International's common stock, $4,000 in cash, and the cancellation of $175,000 of indebtedness of Jet Avionics to Aviation Holdings International. The President and sole shareholder of Jet Avionics is Sharon Taoz. Ms. Taoz was employed by Aviation Holdings International, as an account executive, from October 3, 1996 through August 31, 1997 and was paid $37,000. Ms. Taoz is married to a current employee of Aviation Holdings International.

     On October 3, 1996, Aviation Holdings International sold 80,000 shares of its common stock to IP Services, Inc. ("IP") for $24,510. IP is an affiliate of Howard M. Appel. During 1996 FAC Enterprises, Inc. ("FAC"), an affiliate of Mr. Appel, loaned Aviation Holdings International aggregate of $325,000. During the year, Aviation Holdings International repaid $125,000. The balance ($200,000) was repaid on August 29, 1997 through the issuance of 100,000 shares of Aviation Holdings International common stock. FAC was also issued 7,500 shares for advisory services rendered. Mr. Appel may be deemed to have been an organizer of Aviation Holdings International.

     On November 1, 1996, Aviation Holdings International sold 192,000 shares of its common stock to its president, Joseph J. Nelson, in consideration of a promissory note in the principal amount of $80,000 payable on demand. The outstanding balance as of September 30, 1999 was $80,000. The note bears interest at the applicable federal rate.

     On November 14, 1996, Aviation Holdings International entered into a contract with Fersam International Ltd. ("Fersam") for the purchase of a one-half interest in a CAE Electronics Ltd. Sigma six (6) axis DC-10 simulator (the "DC-10 simulator"). In consideration for the purchase of this interest, Aviation Holdings International paid $125,000 in cash and issued 40,000 shares of Aviation Holdings International common stock valued at $100,000. On March 28, 1997, Aviation Holdings International entered into another contract with Fersam for the purchase of one (1) Novoview 2000 Visual Support System, Simulator Spare Parts Package and Maintenance Training Data Package to be used in connection with the DC-10 simulator. In consideration of and as payment for the purchase of these assets, Aviation Holdings International issued 200,000 shares of Aviation Holdings International common stock valued at $500,000.

     On March 27, 1997, Silvertown International Corp. ("Silvertown") loaned Aviation Holdings International $120,000. This loan was evidenced by a promissory note payable to Silvertown, due on June 27, 1997, together with interest at 6% per annum. In consideration for this unsecured loan, Aviation Holdings International issued to Silvertown 4,800 shares of Aviation Holdings International common stock. This note was extended for an additional three (3) months. On May 12, 1997, Silvertown loaned Aviation Holdings International $250,000. This loan was evidenced by a promissory note payable to Silvertown, due on or about July 27, 1997, together with interest at 6% per annum. In consideration for this unsecured loan, Aviation

Holdings International issued to Silvertown 10,000 shares of Aviation Holdings International common stock. On August 29, 1997, Aviation Holdings International satisfied the principal amounts of these promissory notes through the issuance of 185,000 shares of Aviation Holdings International common stock to Silvertown.

     On May 23, 1997, Joseph Laura loaned $500,000 to Aviation Holdings International. This loan was evidenced by a promissory note payable to Mr. Laura, due on the earlier of May 31, 1998 or Aviation Holdings International obtaining equity financing in excess of $1,000,000, together with interest at 12% per annum. Aviation Holdings International satisfied the principal amount of this note through the issuance of 250,000 shares of common stock to Mr. Laura on August 29, 1997.

     On May 30, 1997, The D.A.R. Group, Inc., an affiliate of Michael J. Cirillo, a director of Aviation Holdings International, was issued 200,000 shares of Aviation Holdings International common stock, for $200. On June 1, 1997, The D.A.R. Group, Inc., was issued warrants to purchase 950,000 shares of Aviation Holdings International common stock for a fee in connection with advice concerning the formation, capitalization and structure of Schuylkill Acquisition Corp. See "Description of Securities -- Outstanding Warrants."

     On February 12, 1998, Aviation Holdings International consummated a transaction whereby Aviation Holdings International acquired all or a majority of the outstanding capital stock of a number of companies controlled by Simon Chiang in return for 150,000 shares of Aviation Holdings International common stock. The entities acquired are as follows: 100% of the capital stock of PASCO International Aviation Corp., a Florida corporation; 90% of the capital stock of PASCO International Aviation Corp. Limited, a Hong Kong Corporation; 80% of the capital stock of PASCO Financial Services Limited, a Hong Kong corporation; and 100% of the capital stock of Aero-Link Flight Systems Limited, a Hong Kong Corporation. In connection with these transactions, Aviation Holdings International paid certain amounts on behalf of the acquired companies for which Mr. Chiang agreed to be liable in the aggregate amount of $133,707 as of September 30, 1999, which amounts Mr. Chiang has agreed to repay prior to December 31, 1999. Simultaneously with the aforementioned transactions, Aviation Holdings International and Mr. Chiang entered into an employment agreement pursuant to which Mr. Chiang serves as Aviation Holdings International's Vice President for Asia and the Pacific Rim Operations. See "Management -- Employment Agreements."

     On October 15, 1998, Nancy Plotkin and the John C. Jacobs Trust loaned an aggregate of $250,000 to the Company. These loans were evidenced by promissory notes due March 15, 1999 (subject to extension by the Company to May 15,1 999), bear interest at 10% per annum and are secured by the pledge of 51% of the outstanding stock of Aviation Holdings International. As additional consideration for the loans, the Company issued 20,000 shares of its common stock to Nancy Plotkin and 5,000 shares to the John C. Jacobs Trust. In May 1999 the Company extended the maturity date of these promissory notes to July 14, 1999 and issued a warrant to purchase 12,000 shares of common stock to Nancy Plotkin and a warrant to purchase 3,000 shares of common stock to the John G. Jacobs Trust as consideration for this extension. The warrants are exercisable for three years from the date of grant at an exercise price of $4.00 per share. In August 1999, the note holders agreed to extend the maturity date of these promissory notes to September 17, 1999 upon issuance of 4,800 shares of common stock to Nancy Plotkin and 1,200 shares of common stock to the John G. Jacobs Trust. In September 1999, the note holders agreed to extend the maturity date of these promissory notes to October 17, 1999 upon issuance of 4,000 shares of common stock to Nancy Plotkin and 1,000 shares of common stock to the John G. Jacobs Trust. In October 1999, the noteholders agreed to extend the maturity date of these promissory notes to November 17, 1999 upon prepayment of interest on the notes through the end of the extension. These notes were paid in full in December 1999.

     On March 3, 1999, Aviation Holdings Group purchased 600,000 shares of Aviation Holdings International common stock from Argaman, Inc. ("Argaman") in exchange for 500,000 shares of the common stock and a warrant to purchase an additional 100,000 shares at an exercise price of $3.75 per share.

     On June 1, 1999, Aviation Holdings Group issued warrants to purchase 210,000 shares of common stock to the D.A.R. Group, Inc. and Dallas Investments, Ltd. in consideration for the cancellation of warrants to purchase 1,000,000 shares of common stock of Aviation Holdings International.

     On August 31, 1999 Aviation Holdings Group sold to IP its interest in a promissory note from Environmental Waste Solutions, Inc. with a book value of $900,000 which is secured by a mortgage on a 60 acre parcel of land in Colchester, Connecticut. The purchase price was $900,000 plus 50% of any net proceeds received from the debtor or on foreclosure. The note and mortgage related to advances made by Aviation Holdings Group to the debtor in connection with a proposed transaction prior to the Company's acquisition of Aviation Holdings International and unrelated to the Company's current business.

                           DESCRIPTION OF SECURITIES

General


     We are authorized to issue 18,000,000 shares of common stock, $.0001 par value per share, of which 4,219,315 shares are outstanding. An additional 750,000 shares of common stock are reserved for issuance pursuant to our Stock Option Plan.


     Within the limits and restrictions contained in the Certificate of Incorporation, board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, $.0001 par value per share, in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preferences or special rights and qualifications. As of the date hereof, we have no preferred stock issued and outstanding.

     Shares of preferred stock issued by our board of directors could be utilized, under certain circumstances, to make an attempt to gain control of us more difficult or time consuming. For example, shares of preferred stock could be issued with certain rights which might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid which the board of directors determines is not in our best interests of us and our stockholders. This provision may be viewed as having possible anti-takeover effects. A takeover transaction frequently affords stockholders the opportunity to sell their shares at a premium over current market prices. The board of directors has not authorized any series of preferred stock, and there are no agreements, understandings or plans for the issuance of any preferred stock.

Units

     Each unit offered hereby consists of two shares of common stock and one Class A Warrant. The two shares of common stock and Class A Warrants that make up each unit may not be separated or sold separately until 45 days after the date of issuance.

Common Stock

     Holders of common stock have equal rights to receive dividends when, as and if declared by the board of directors, out of funds legally available therefor. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights.

     Holders of common stock are entitled upon our liquidation to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights. All outstanding shares of common stock are fully paid and non-assessable.

Class A Warrants


     Each Class A Warrant will entitle the registered holder to purchase one share of common stock at an exercise price of $2.85 per share during the three year period commencing on the issuance date. No fractional shares of common stock will be issued in connection with the exercise of Class A Warrants. Upon exercise, we will pay the holder the value of any such fractional shares in cash, based upon the market value of the common stock at such time.

     Unless extended by us at our discretion, the Class A Warrants will expire at 5:00 p.m., New York time, on the third anniversary of the original issuance date. In the event a holder of Class A Warrants fails to exercise the Class A Warrants prior to their expiration, the Class A Warrants will expire and the holder thereof will have no further rights with respect to the Class A Warrants.

     We may redeem the Class A Warrants at a price of $.01 per Class A Warrant, at any time once they become exercisable upon not less than 30 days prior written notice if the average closing price or bid price of the common stock as reported by the principal exchange on which the common stock is traded, the Nasdaq National Market or SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $5.50 per share for any twenty (20) consecutive trading days ending within five (5) days prior to the date on which notice of redemption is given.

     No Class A Warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of common stock issuable upon exercise of such Class A Warrants under an effective registration statement filed with the qualification under the securities laws of the state or residence of the holder of such Class A Warrants. Although we intend to have all shares so qualified for sale in those states where the units are being offered and to maintain a current prospectus relating thereto until the expiration of the Class A Warrants, subject to the terms of the Warrant Agreement, there can be no assurance that it will be able to do so.

     A holder of Class A Warrants will not have any rights or privileges as a shareholder prior to the exercise of the Class A Warrants. We are required to keep available a sufficient number of authorized shares of common stock to permit exercise of the Class A Warrants.

     The exercise price of the Class A Warrants and the number of shares issuable upon exercise of the Class A Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of our common stock will exceed the exercise price of the Class A Warrants at any time during the exercise period.

Outstanding Warrants

     Warrants to purchase 1,000,000 shares of Aviation Holdings International common stock were issued in June 1, 1997 in connection with its organization. This included warrants to purchase 950,000 shares issued to D.A.R. Group, Inc., of which Michael J. Cirillo is the principal. On June 1, 1999, all of these warrants were exchanged for warrants to purchase 210,000 shares of Aviation Holdings Group common stock. Each warrant entitles the holder to purchase one share of Aviation Holdings Group common stock at an exercise price of $4.50 until June 30, 2002. We may redeem the warrants at $.05 upon the occurrence of both of the following events: (a) the listing of our common stock on a securities exchange and (b) our common stock trading in excess of $5.25 per share for a ten day period.

     On March 31, 1999, we issued to Argaman, Inc. a warrant to purchase up to 100,000 shares of common stock at an exercise price of $3.75 per share until March 4, 2002.

     On May 15, 1999, Aviation Holdings Group issued to Nancy Plotkin and the John G. Jacobs Trust warrants to purchase 12,000 shares and 3,000 shares, respectively, of our common stock at an exercise price of $4.00 per share until May 15, 2004.

     The warrants described above provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of our common stock. A warrant may be exercised upon surrender of the warrant certificate on or prior to the expiration date (or earlier redemption date) of such warrant at the offices of our transfer agent, with the form of "Election to Purchase" completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check) for the number of shares with respect to which the warrant is being exercised. Shares issued upon exercise of warrants and paid for in accordance with the terms of the warrants will be fully paid and nonassessable.

     The warrants do not confer upon the holder thereof any voting or other rights of a stockholder.

Transfer Agent

     StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, serves as transfer agent for the common stock of Aviation Holdings International and the Company.

                                 UNDERWRITING

     M.S. Farrell & Co., Inc. has agreed, subject to the terms and conditions contained in an underwriting agreement to purchase the 750,000 units offered hereby at the offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriter is committed to purchase all of such units, if any are purchased.

     The underwriter has advised us that it proposes to offer the units to the public at the public offering prices set forth on the cover page of this prospectus, and to certain securities dealers at such price less a concession of not more than $_____ per unit, and that the underwriter and such dealers may reallot to other dealers, including the underwriter, a discount not in excess of $______ per unit. After this offering, the public offering price and concessions and discounts may be changed by the underwriter. No reduction in such terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

     We have granted an option to the underwriter, exercisable for a period of 30 days after the date of this prospectus, to purchase up to an additional 75,000 units from us at the public offering prices set forth on the cover page of this prospectus less the underwriting discounts and commissions. The underwriter may exercise this option only for the purpose of covering over-allotments, if any.

     The underwriting agreement provides that we will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

     Aviation Holdings Group, its executive officers and directors have agreed not to, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of common stock, units or other capital stock of Aviation Holdings Group, or any securities convertible into, or exercisable or exchangeable for, any shares of common stock or other capital stock of Aviation Holdings Group or any right to purchase or acquire common stock or other capital stock of Aviation Holdings Group for a period of 360 days after the date of this prospectus without the prior written consent of the underwriter, except for options granted pursuant to the Stock Option Plan. The underwriter may, in its sole discretion, at any time and without prior notice, release all shares or any portion thereof subject to such lock-up agreements.

     The public offering prices for the common stock and the units have been determined through negotiations between Aviation Holdings Group and the underwriter. Among the factors considered in making such determination will be prevailing market conditions, Aviation Holdings Group's financial and operating history and condition, its prospects and the prospects of the industry in general, its management, of Aviation Holdings Group, and the market prices of securities for companies in businesses similar to that of Aviation Holdings Group. The offering prices of the units do not necessarily bear any relationship to the assets, book value, net worth or earnings history of Aviation Holdings Group. The offering price of the units should not necessarily be considered an indication of the actual value of the units.

     In connection with the offering of the units, the underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock or the units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase common stock for the purpose of stabilizing its market price. The underwriter also may create a short position for the account of the underwriter by selling more common stock in connection with the offering than they are committed to purchase from Aviation Holdings Group, and in such case may purchase common stock in the open market following completion of the offering to cover all or a portion of such short position. The underwriter may also cover all or a portion of such short position, up to 75,000 shares of common stock, by exercising the underwriter's over-allotment option referred to previously. Any of the transactions described in this paragraph may result in the maintenance of the price for the common stock or the units at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required and, if they are undertaken, then they may be discontinued at any time.

     The underwriter and its predecessors have been actively engaged in the securities brokerage and investment banking business since 1984. However, they have engaged in only limited underwriting activities, and have been the lead or sole underwriter in only a few public offerings during the last five years. Accordingly, there can be no assurance that the underwriter's lack of public offering experience will not affect the proposed public offering of the units or the common stock or the subsequent development of a trading market for the common stock. Therefore, purchasers of the units or shares of common stock offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investments. The underwriter is a member of the National Association of Securities Dealers, Inc. and is registered as a Securities broker-dealer in 46 states. See "Risk Factors -- The Underwriter has Limited Underwriting Experience."

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will passed upon for us by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania, and for the underwriter by ___________________.

                                    EXPERTS

     The financial statements of the Company for the fiscal years ended December 31, 1998 and December 31, 1997 included in this prospectus have been audited by L J Soldinger Associates, certified public accountants, and are included herein in reliance upon the authority of said firm as experts on accounting and auditing.

                         AVIATION HOLDINGS GROUP, INC.

                       INDEX TO THE FINANCIAL STATEMENTS




                                                                                              Page
                                                                                             -----
AVIATION HOLDINGS GROUP, INC.
 Independent Auditors' Report ............................................................    F-2
 Consolidated Balance Sheets as of December 31, 1998 and September 30, 1999 (Unaudited) ..    F-3
 Consolidated Statements of Operation for the Years Ended December 31, 1997 and 1998 and
   for the Nine Months Ended September 30, 1998 and 1999 (Unaudited) .....................    F-5
 Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December
   31, 1997 and 1998 and for the Nine Months Ended September 30, 1999 and 1998
   (Unaudited) ...........................................................................    F-6
 Consolidated Statements of Cash Flows for the Years Ended December 31, 1997 and 1998 and
   for the Nine Months Ended September 30, 1998 and 1999 (Unaudited) .....................    F-7
 Notes to Financial Statements ...........................................................    F-9

JET AVIATION TRADING, INC.
 Independent Auditors' Report ............................................................   F-30
 Balance Sheet as of August 31, 1997 .....................................................   F-31
 Statement of Income, October 3, 1996 (Date of Inception) to August 31, 1997 .............   F-32
 Statement of Changes in Stockholders' Equity, October 3, 1996 (Date of Inception) to
   August 31, 1997 .......................................................................   F-33
 Statement of Cash Flows October 3, 1996 (Date of Inception) to August 31, 1997 ..........   F-34
 Notes to Financial Statements ...........................................................   F-35

AVIATION HOLDINGS INTERNATIONAL, INC.
 Condensed Consolidated Balance Sheet as of May 31, 1998 (Unaudited) .....................   F-43
 Condensed Consolidated Statements of Operations and Accumulated Deficit for the Periods
   October 3, 1996 (Date of Inception) Through May 31, 1997 (Unaudited) and the Nine
   Months Ended May 31, 1998 (Unaudited) .................................................   F-45
 Condensed Consolidated Statements of Cash Flows for the Periods October 3, 1996 (Date of
   Inception) Through May 31, 1997 (Unaudited) and the Nine Months Ended May 31, 1998
   (Unaudited) ...........................................................................   F-46
 Notes to Interim Financial Statements (Unaudited) .......................................   F-47

PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS
 Pro Forma Condensed Consolidated Combined Statement of Operations for the Year Ended
   December 31, 1998 (Unaudited) .........................................................    P-2
 Pro Forma Condensed Consolidated Combined Statement of Operations for the Nine Months
   Ended September 30, 1999 (Unaudited) ..................................................    P-3
 Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements
   (Unaudited) ...........................................................................    P-4

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Aviation Holdings Group, Inc.
Miami, FL

We have audited the accompanying consolidated balance sheets of Aviation Holdings Group, Inc. (the "Company") as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aviation Holdings Group, Inc. as of December 31, 1998, and the consolidated results of its operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.

L J SOLDINGER ASSOCIATES




Arlington Heights, Illinois
June 22, 1999

                         AVIATION HOLDINGS GROUP, INC.
                          Consolidated Balance Sheets

                                    ASSETS

                                                                       December 31,     September 30,
                                                                           1998             1999
                                                                      --------------   --------------
                                                                                         (Unaudited)
Current Assets
   Cash ...........................................................    $   363,690      $    497,437
   Trade receivables, net .........................................      2,842,545         3,118,220
   Inventory ......................................................      3,220,062         4,033,434
   Employee advances ..............................................          4,040             4,091
   Advances to stockholder -- related party .......................         75,181           151,709
   Prepaid expenses ...............................................         24,728            42,723
   Refundable income taxes ........................................         16,200            16,200
                                                                       -----------      ------------
      Total Current Assets ........................................      6,546,446         7,863,814
                                                                       -----------      ------------
Property and Equipment, Net .......................................        303,121           321,981
                                                                       -----------      ------------
Other Assets
   Investment in joint venture ....................................        503,042           692,585
   Deposits .......................................................         17,382            16,713
   Note receivable, net ...........................................        900,000                --
   Interest receivable from stockholders -- related party .........         25,827            42,132
   Intangibles, net ...............................................        357,766           695,127
   Deferred offering costs ........................................        109,782           677,082
                                                                       -----------      ------------
      Total Other Assets ..........................................      1,913,799         2,123,639
                                                                       -----------      ------------
Total Assets ......................................................    $ 8,763,366      $ 10,309,434
                                                                       ===========      ============



















   The accompanying notes are an integral part of the financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                              December 31,      September 30,
                                                                                  1998              1999
                                                                             --------------   ----------------
                                                                                                 (Unaudited)
Current Liabilities
   Short-term borrowings -- bank .........................................    $  1,500,000      $  1,975,000
   Short-term borrowings -- others .......................................         148,685           255,444
   Current portion of long-term debt .....................................           3,272             3,418
   Accounts payable ......................................................       2,130,906         2,854,567
   Accrued expenses ......................................................         404,498           436,822
   Advances from stockholders ............................................         782,500             1,000
   Income taxes payable ..................................................         204,700           229,000
                                                                              ------------      ------------
      Total Current Liabilities ..........................................       5,174,561         5,755,251
                                                                              ------------      ------------
Long-term debt, net of current portion ...................................          13,124            10,314
                                                                              ------------      ------------
      Total Liabilities ..................................................       5,187,685         5,765,565
                                                                              ------------      ------------
Minority Interest ........................................................       1,186,964           364,906
                                                                              ------------      ------------
Commitments and Contingencies

Stockholders' Equity
   Preferred stock; no par value; authorized -- 2,000,000 shares;
    issued -- none .......................................................              --                --
   Common stock; $.0001 par value; At December 31, 1998 authorized --
    18,000,000 shares; issued, issuable and outstanding -- 3,474,815
    At September 30, 1999 authorized -- 18,000,000 shares; issued,
    issuable and outstanding -- 4,219,315 ................................             347               422
   Additional paid-in capital ............................................       4,148,457         6,037,544
   Less subsidiary stock subscription receivable -- related parties ......        (280,000)         (280,000)
   Accumulated deficit ...................................................      (1,480,087)       (1,579,003)
                                                                              ------------      ------------
      Total Stockholders' Equity .........................................       2,388,717         4,178,963
                                                                              ------------      ------------
      Total Liabilities and Stockholders' Equity .........................    $  8,763,366      $ 10,309,434
                                                                              ============      ============













    The accompanying notes are an integral part of the financial statements.

                         AVIATION HOLDINGS GROUP, INC.
                     Consolidated Statements of Operations

                                                                                                   Nine Months Ended
                                                              Year Ended December 31,                September 30,
                                                           ------------------------------   --------------------------------
                                                               1997             1998              1998             1999
                                                           ------------   ---------------   ---------------   --------------
                                                                                              (Unaudited)       (Unaudited)
Net Sales ..............................................   $      --       $  8,365,197      $  5,094,930       $9,342,749
Cost of Goods Sold .....................................          --          5,839,049         3,996,660        6,048,375
                                                           ---------       ------------      ------------       ----------
Gross Profit ...........................................          --          2,526,148         1,098,270        3,294,374
                                                           ---------       ------------      ------------       ----------
Operating Expenses
 Salaries and wages ....................................          --          1,300,172           896,608        1,095,200
 General and administrative ............................      15,950          1,771,560         1,157,850        1,435,615
 Professional fees .....................................      48,227            617,099           408,713          190,512
                                                           ---------       ------------      ------------       ----------
Total Operating Expenses ...............................      64,177          3,688,831         2,463,171        2,721,327
                                                           ---------       ------------      ------------       ----------
Income (Loss) from Operations ..........................     (64,177)        (1,162,683)       (1,364,901)         573,047
Other Income (Expense)
 Interest expense ......................................          --            (96,044)           (6,057)        (578,148)
 Interest income .......................................       6,740             72,825            66,786           21,009
 Income (loss) from joint venture ......................          --             (8,313)            5,057            4,171
                                                           ---------       ------------      ------------       ----------
Total Other Income (Expense) ...........................       6,740            (31,532)           65,786         (552,968)
                                                           ---------       ------------      ------------       ----------
Loss Before Income Taxes and Minority Interest .........     (57,437)        (1,194,215)       (1,299,115)          20,079
Income Tax Expense .....................................          --           (186,863)           (3,757)         (56,125)
                                                           ---------       ------------      ------------       ----------
Loss Before Minority Interest ..........................     (57,437)        (1,381,078)       (1,302,872)         (36,046)
Minority Interest ......................................          --             (3,702)           25,305          (62,870)
                                                           ---------       ------------      ------------       ----------
Net Loss ...............................................   $ (57,437)      $ (1,384,780)     $ (1,277,567)         (98,916)
                                                           =========       ============      ============       ==========
Basic and Diluted Loss Per Common Share ................   $    (.06)      $       (.46)     $       (.49)      $     (.03)
                                                           =========       ============      ============       ==========
Average Common Shares -- Basic and Diluted .............   1,046,235          3,035,856         2,610,511        3,954,459
                                                           =========       ============      ============       ==========






















    The accompanying notes are an integral part of the financial statements.

                         AVIATION HOLDINGS GROUP, INC.
          Consolidated Statements of Changes in Stockholders' Equity



                                                    Common Stock           Additional         Stock
                                              ------------------------       Paid-In       Subscription      Accumulated
                                                 Shares        Amount        Capital        Receivable         Deficit
                                              ------------   ---------   --------------   --------------   ---------------
Balances as of December 31, 1996 ..........      637,000       $64         $   30,599       $       --      $    (37,870)
Common stock issued for services --
 related party ............................    1,000,000       100                900               --                --
Cancellation of common stock ..............      (87,000)         (9)               9               --                --
Common stock issued for cash ..............      800,000        80            999,920               --                --
Additional offering costs .................           --        --            (46,143)              --                --
Liabilities paid or forgiven by
 stockholder -- related party .............           --        --             24,332               --                --
Net loss ..................................           --        --                 --               --           (57,437)
                                               ---------       -----       ----------       ----------      ------------
Balances as of December 31, 1997 ..........    2,350,000       235          1,009,617               --           (95,307)

Common stock issued in the Aviation
 Holdings International, Inc.
 acquisition ..............................    1,095,815       110          2,619,626               --                --
Stock subscription receivable from
 officers' subsidiary stock -- related
 parties ..................................           --        --                 --         (280,000)               --
Compensatory common stock options
 issued ...................................           --        --            360,200               --                --
Common stock issued to officer --
 related party ............................        4,000        --             20,128               --                --
Common stock and warrants issued in
 connection with $250,000 note
 payable ..................................       25,000         2            138,886               --                --
Net loss ..................................           --        --                 --               --        (1,384,780)
                                               ---------       -----       ----------       ----------      ------------
Balances as of December 31, 1998 ..........    3,474,815       347          4,148,457         (280,000)       (1,480,087)

Common stock and warrants issued in
 the Aviation Holdings International,
 Inc. acquisition .........................      500,000        50          1,041,498               --                --
Common stock issued in connection
 with 506 offering, net of offering cost
 paid .....................................      118,000        12            264,988               --                --
Common stock issued by major
 stockholder on behalf of Company in
 connection with $250,000 notes
 payable ..................................           --        --            176,015               --                --
Common stock issued in the Aviation
 Holdings acquisition .....................      115,500        11            206,445               --                --
Common stock issued by major
 stockholder on behalf of Company in
 connection with $250,000 notes
 payable ..................................           --        --             43,190               --                --
Warrants issued by Company in
 connection with $250,000 notes
 payable ..................................           --        --             29,914               --                --
Common stock issued in connection
 with $250,000 notes payable ..............       11,000         2             43,412               --                --
Compensatory stock options issued .........           --        --             83,625               --                --
Net loss ..................................           --        --                 --               --           (98,916)
                                               ---------       -----       ----------       ----------      ------------
Balances as of September 30, 1999
 (Unaudited) ..............................    4,219,315       $422        $6,037,544       $ (280,000)     $ (1,579,003)
                                               =========       =====       ==========       ==========      ============


    The accompanying notes are an integral part of the financial statements.

                         AVIATION HOLDINGS GROUP, INC.
                     Consolidated Statements of Cash Flows


                                                                    Year Ended December 31,
                                                               ---------------------------------
                                                                    1997              1998
                                                               --------------  -----------------
Cash Flows from Operating Activities
 Net loss ...................................................    $  (57,437)     $  (1,384,780)
 Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
   Compensatory common stock and options ....................            --            401,161
   Common stock issued for services -- related parties ......         1,000
   Minority interest ........................................            --              3,702
   Loss (income) from joint venture .........................            --              3,976
   Depreciation and amortization ............................            --             54,979
   Amortization of financing fees ...........................            --             37,573
   Provision for bad debts ..................................            --            841,410
   Reserve for obsolete inventory ...........................            --             66,579
   Liability paid on behalf of company by
    stockholder -- related party ............................        10,000                 --
   Liability forgiven by stockholder -- related party .              14,332                 --
   Expensed deferred acquisition costs ......................            --             10,673
   Change in assets and liabilities
    (Increase) decrease in
      Trade receivables .....................................            --         (1,059,241)
      Inventory .............................................            --           (613,306)
      Interest receivable ...................................        (6,740)           (64,351)
      Prepaid expenses and deposits .........................        (2,957)            27,905
      Refundable income taxes ...............................                          (16,200)
    Increase (decrease) in
      Due to stockholder -- related party ...................        (7,207)                --
      Accounts payable ......................................            --           (169,081)
      Accrued expenses ......................................         8,000           (173,823)
      Income taxes payable ..................................            --            204,700
                                                                 ----------      -------------
       Total Adjustments ....................................        16,428           (443,344)
                                                                 ----------      -------------
Net Cash Used in Operating Activities .......................       (41,009)        (1,828,124)
                                                                 ----------      -------------
Cash Flows from Investing Activities
 Note receivable advances ...................................      (940,000)          (535,100)
 Employee advances ..........................................            --             (4,040)
 Purchases of equipment .....................................            --            (88,198)
 Cash acquired in Aviation Holdings International, Inc.
   acquisition ..............................................            --            830,331
 Investment in joint venture ................................            --           (300,000)
 Distribution from joint venture ............................            --                 --
 Payments for deferred acquisition costs ....................       (10,673)                --
                                                                 ----------      -------------
Net Cash (Used in) Provided by Investing Activities .........      (950,673)           (97,007)
                                                                 ----------      -------------

                                                                       Nine Months Ended
                                                                         September 30,
                                                               ---------------------------------
                                                                      1998             1999
                                                               -----------------  --------------
                                                                  (Unaudited)       (Unaudited)
Cash Flows from Operating Activities
 Net loss ...................................................    $  (1,277,567)     $  (98,916)
 Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
   Compensatory common stock and options ....................          395,953          83,625
   Common stock issued for services -- related parties ......               --              --
   Minority interest ........................................          (25,305)         62,871
   Loss (income) from joint venture .........................           (5,057)         (4,170)
   Depreciation and amortization ............................           28,023          86,690
   Amortization of financing fees ...........................               --         383,932
   Provision for bad debts ..................................          632,410          30,000
   Reserve for obsolete inventory ...........................           39,000              --
   Liability paid on behalf of company by
    stockholder -- related party ............................               --              --
   Liability forgiven by stockholder -- related party .......               --              --
   Expensed deferred acquisition costs ......................           10,673              --
   Change in assets and liabilities
    (Increase) decrease in
      Trade receivables .....................................         (684,664)       (305,675)
      Inventory .............................................          (84,046)       (813,373)
      Interest receivable ...................................          (58,475)        (16,305)
      Prepaid expenses and deposits .........................         (138,472)         12,015
      Refundable income taxes ...............................          (16,000)             --
    Increase (decrease) in
      Due to stockholder -- related party ...................               --              --
      Accounts payable ......................................          211,550         723,662
      Accrued expenses ......................................         (156,916)       (373,233)
      Income taxes payable ..................................               --          24,300
                                                                 -------------      ----------
       Total Adjustments ....................................          148,674        (105,661)
                                                                 -------------      ----------
Net Cash Used in Operating Activities .......................       (1,128,893)       (204,577)
                                                                 -------------      ----------
Cash Flows from Investing Activities
 Note receivable advances ...................................         (535,100)             --
 Employee advances ..........................................               --             (52)
 Purchases of equipment .....................................          (55,830)        (77,419)
 Cash acquired in Aviation Holdings International, Inc.
   acquisition ..............................................          830,331              --
 Investment in joint venture ................................         (200,000)       (200,000)
 Distribution from joint venture ............................               --          14,627
 Payments for deferred acquisition costs ....................               --              --
                                                                 -------------      ----------
Net Cash (Used in) Provided by Investing Activities .........           39,401        (262,844)
                                                                 -------------      ----------


    The accompanying notes are an integral part of the financial statements.

                         AVIATION HOLDINGS GROUP, INC.
                     Consolidated Statements of Cash Flows


                                                                                         Nine Months Ended
                                                        Year Ended December 31,            September 30,
                                                      ---------------------------   ----------------------------
                                                         1997           1998             1998           1999
                                                      ----------   --------------   -------------   ------------
                                                                                     (Unaudited)     (Unaudited)
Cash Flows From Financing Activities
 Proceeds from bank line of credit ................    $     --     $ 1,500,000      $  675,000      $ 475,000
 Proceeds from short-term borrowing ...............          --         250,000              --             --
 Repayments of short-term borrowings ..............          --              --              --        (23,897)
 Repayments on long-term debt .....................          --          (2,270)         (1,409)        (2,664)
 Payments of deferred offering costs ..............          --         (11,368)        (55,778)       (79,623)
 Proceeds from sale of EWS note ...................          --              --              --         43,880
 Advances from (to) stockholders,
   net of repayments ..............................          --         550,284         724,498        (76,528)
 Proceeds from sale of stock, net of
   offering costs paid ............................     993,857              --              --        265,000
                                                       --------     -----------      ----------      ---------
Net Cash Provided by Financing Activities .........     993,857       2,286,646       1,342,311        601,168
                                                       --------     -----------      ----------      ---------
Net Increase in Cash ..............................       2,175         361,515         252,819        133,747
Cash, Beginning of Period .........................          --           2,175           2,175        363,690
                                                       --------     -----------      ----------      ---------
Cash, End of Period ...............................    $  2,175     $   363,690      $  254,994      $ 497,437
                                                       ========     ===========      ==========      =========
Supplemental Disclosure of Cash Flow Information
Cash Paid for Interest and Income Taxes
 Interest .........................................    $     --     $    21,202      $    2,992      $ 190,638
                                                       ========     ===========      ==========      =========
 Income Taxes .....................................    $     --     $     8,191      $   20,815      $  31,825
                                                       ========     ===========      ==========      =========
















    The accompanying notes are an integral part of the financial statements.

                         AVIATION HOLDINGS GROUP, INC.
                         Notes to Financial Statements

      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)


NOTE 1 -- DESCRIPTION OF THE BUSINESS


Background

     Aviation Holdings Group, Inc., together with its subsidiaries, is hereinafter referred to as the "Company." Aviation Holdings Group, Inc. (formerly EYEQ Networking, Inc.) was incorporated under the laws of the State of Colorado on May 19, 1988 and reincorporated in the State of Delaware in January 1998. The Company was initially intended to serve as a public shell company, defined as an inactive, publicly-quoted company with nominal assets and liabilities. It was intended that such a public shell would be attractive to privately-held companies interested in becoming publicly traded by means of a business combination with the Company rather than by offering their own securities to the public.

     The Company entered into a letter agreement dated November 20, 1997, pursuant to which the Company intended to merge with Environmental Waste Solutions, Inc. ("EWS"), a Nevada corporation, whereby the Company would have remained as the surviving entity. EWS was formed for the purpose of serving as a holding company for operating subsidiaries which were to be acquired and which engage in waste recycling and disposal. EWS failed to acquire the operating subsidiaries, and on June 2, 1998 the Company exercised its option to terminate the letter agreement.

     During the period May through July 1998, the Company acquired 74% of Aviation Holdings International, Inc. ("AHI") (formerly Jet Aviation Trading, Inc.) through common stock share exchanges and by a block purchase of common stock. In the first six months of 1999, the Company increased its ownership interest in AHI to 96% through a series of common stock share exchanges. AHI has two wholly-owned subsidiaries, PASCO International Aviation Corp., a Florida corporation ("PASCO Florida"), and Aero-Link Flight Systems Limited, a Hong Kong corporation ("Aero HK"), and two majority-owned subsidiaries, PASCO International Aviation Corporation Limited, a Hong Kong corporation ("PASCO HK"), of which it owns 90%, and PASCO Financial Services Limited, a Hong Kong corporation ("PASCO Financial HK"), of which it owns 80%. AHI acquired its interests in these subsidiaries in February 1998. (PASCO Florida, PASCO HK, PASCO Financial HK and Aero HK are sometimes hereinafter referred to collectively as "PASCO"). Subsequent to its initial stock acquisition of AHI, the Company changed its name from EYEQ Networking, Inc. to Aviation Holdings Group, Inc.

     On March 26, 1999 the Company filed a registration statement with the United States Securities and Exchange Commission to sell its securities to the public in an initial public offering of its common stock.

Nature of Operations

     The nature of operations for each entity is as follows:

     AHI is in the business of buying, selling, leasing and exchanging spare parts and engines for fixed-wing commercial jet transport aircraft.

     PASCO HK operations consist of purchasing, selling and leasing of aircraft components and engines in Asia and the Pacific Rim.

     PASCO Florida holds a 25% interest in Shenyang Northern Aircraft Maintenance & Engineering Co., Ltd. ("SYNOR-A"), a Sino-American joint venture. The Company has recognized minimal revenue from PASCO Florida as of September 30, 1999.

     PASCO Financial HK's objective is to procure financing from banks on behalf of airlines for their aircraft and aviation-related purchases. PASCO Financial HK also intends to function on behalf of certain airlines and act as their agent in connection with the sale or lease of aircraft. The Company had not recognized any revenue from PASCO Financial HK as of September 30, 1999.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 1 -- DESCRIPTION OF THE BUSINESS  -- (Continued)

     Aero HK and its wholly-owned subsidiary, Aero-Link Flight Systems, Inc., a Florida corporation, have entered into an agreement to act as the global marketing representative (except in the Taiwan region) for China Airlines, Taiwan.

     In this capacity they are responsible for promoting and marketing China Airlines' aircraft maintenance, turbine engine and component repair and overhaul business. This entity also functions as a purchasing agent in the United States on behalf of PASCO HK. The Company has recognized minimal revenue from Aero-Link as of September 30, 1999.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Development Stage Enterprise

     The Company was a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting for Development Stage Enterprises." The Company started development stage activities in 1997 by raising capital through a private placement offering in order to actively pursue a merger with EWS as well as pursue other potential business combinations. The Company ceased being in the development stage in 1998 upon the acquisition of a majority interest in AHI.

Consolidated Financial Statements and Interim Information

     The interim consolidated financial data as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

     The accompanying consolidated interim financial statements include the accounts of the Company and its 96%-owned subsidiary, AHI. The operations of AHI have been included in these consolidated financial statements since the initial date of acquisition (May 1998), ratably based on the percentage of ownership of AHI. The accounts of AHI include all of its majority and wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated. The outside investors' interests have been recorded as minority interest.

     AHI formerly maintained its accounting records on a fiscal year basis ending on August 31. AHI's accounting records have been restated to a calendar year basis for consolidation purposes. AHI changed its reporting to a calendar year basis beginning on January 1, 1999.

     For comparability purposes, the 1997 figures have been reclassified where appropriate to conform with the financial statement presentation used in 1998.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. Significant estimates

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)




included here in the financial statements and in the accompanying notes include the allowance for doubtful accounts, loan valuation allowance, reserve for obsolete and slow-moving inventory, depreciable lives for property and equipment and income tax rates.




Earnings Per Share

     Earnings per share is calculated in accordance with Statement of Financial Accounting Standard No. 128 "Earnings Per Share" ("SFAS 128"). Basic earnings per share is computed based upon the weighted average number of shares of common stock outstanding for the period and excludes any potential dilution. Diluted earnings per share reflect potential dilution from the exercise of, or the conversion of, securities into common stock.

Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all highly-liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

     The Company provides credit in the normal course of business and performs ongoing credit evaluations of its customers while maintaining a provision for potential credit losses which, when realized, have been within the range of management's expectations.

     During the periods presented in these financial statements, AHI maintained cash balances in excess of the Federal Deposit Insurance Corporation ("FDIC") insured limits. At December 31, 1998 and September 30, 1999, the amount of funds that exceeded FDIC insurance was $403,377 and $670,391, respectively. AHI also maintained funds in banks that were not FDIC insured. At December 31, 1998 and September 30, 1999, AHI maintained a balance of $22,536 and $2,536, respectively, in the Israel Discount Bank Limited, an international bank that operates in the United States. Management does not believe that a significant risk existed by maintaining balances in excess of the FDIC insured limit.

     During the period from February 12, 1998 through December 31, 1998 and for the nine months ended September 30, 1999, PASCO HK maintained bank accounts in Hong Kong with the Kwong On Bank, Limited. The accounts were denominated in United States Dollars, Hong Kong Dollars and German Deutsche Marks. None of the accounts were FDIC insured. During the period, the accounts denominated in foreign currencies and the effects of the translation of foreign currency accounts into United States Dollars were immaterial.

Revenue and Cost Recognition

     Revenue and the associated cost of sales are recognized when parts are shipped to the customer. Amounts received or paid in advance are recorded either as deferred income or as prepaid, and are recognized in the period in which the parts are shipped to customers or received by the Company. Revenue and the related cost of consigned inventory are recognized when the parts are shipped to the customer.

Inventories

     Inventory is stated at the lower of cost or market. Cost of aircraft parts is determined on a specific identification basis, except at September 30, 1998, when cost was determined by using the gross profit

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

method. When parts are purchased in lots, costs are assigned to individual parts or the individual parts are expensed at a predetermined percentage of the sales price until the cost of the lot is recovered. Costs to repair, inspect and/or modify the parts are charged to the specific part when incurred. Inventories held by the Company on consignment from others are not included in the inventory in the accompanying financial statements. Provisions have been made for the estimated effect of excess and obsolete inventories. Such allowance is based on management's best estimate, which is subject to change. Actual realizable results could significantly differ from this estimate.

Risks Regarding Inventory

     Inventory consists principally of overhauled, serviceable, repairable and new aircraft parts that are purchased from many sources. Before parts may be installed in aircraft, they must meet certain standards of condition established by the Federal Aviation Administration ("FAA") and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts which are already contained in the Company's inventory to be scrapped or modified.

     Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the inventory. In all such cases, to the extent that such parts are included in inventory, the value of such parts may be reduced.

Consignment Inventory

     The Company currently maintains consignment inventories and its revenues from consignment arrangements accounted for approximately one percent of net sales for the periods ended December 31, 1998 and September 30, 1999. Consignment inventory is not included in inventory amounts.

Deferred Offering Costs

     Deferred offering costs consist of amounts paid or accrued for professional fees, commissions, filing fees and other costs incurred by the Company in connection with the filing of its registration statement with the Securities and Exchange Commission for a public offering. These amounts will be recorded as a reduction of the proceeds when the offering is completed. If the offering is not completed, the costs will be expensed.

Property and Equipment

     Property and equipment are recorded at cost. Property and equipment are depreciated using the straight-line method over their estimated useful lives ranging from five to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the remaining periods of the related leases.

Intangibles

     Intangibles consist of goodwill, unamortized note discounts and deferred offering costs. Goodwill, which originated from the PASCO acquisition and the 1999 share exchanges (Note 4), is being amortized over fifteen years using the straight-line method. The unamortized note discount, which originated from the warrants issued in connection with the maturity date extension of the $250,000 notes, is being amortized using the effective interest rate method over the life of the extension period exercised.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

Fair Value of Financial Instruments

     The carrying value of accounts receivable, accounts payable, accrued expenses and accrued offering costs approximates the fair market value due to the relatively short maturity of these instruments.

Income Taxes

     The Company accounts for its income taxes under Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes." Income taxes are recorded in the period in which the related transactions have been recognized in the financial statements, net of the valuation allowances which are recorded against deferred tax assets because future utilization of these assets and liabilities cannot be determined. Deferred tax assets and/or liabilities are recorded for the expected future tax consequences of temporary differences between the tax basis and the financial reporting of assets and liabilities.

Compensatory Stock-Based Arrangements

     Management has elected to utilize the guidelines of Accounting Principles Board Opinion No. 25 to account for the value of stock-based compensation arrangements that will be entered into by the Company in exchange for services performed by employees.

Subsequent Accounting Pronouncements Implementation

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start- up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organizations costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard during the first quarter of 1999 did not have a significant impact on results of operations, financial position or cash flows.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of this statement to have a significant impact on results of operations, financial position or cash flows.

NOTE 3 -- REINCORPORATION/CHANGE OF CORPORATE NAME

     In January 1998, the Company reincorporated in the State of Delaware, decreasing its authorized common and preferred stock shares to 18,000,000 and 2,000,000, respectively.

     On August 31, 1998, both the Company and AHI amended their Articles of Incorporation to change their corporate names to Aviation Holdings Group, Inc. and Aviation Holdings International, Inc., respectively.

NOTE 4 -- ACQUISITION

     During the second and third quarters of 1998, the Company acquired 74.08% of AHI. The business combination was treated as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The Company entered into share exchange agreements ("Exchange Agreements") with various AHI stockholders. Based upon the terms of the underlying agreements, the Company exchanged

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 4 -- ACQUISITION  -- (Continued)

one share of common stock for between 1.667 to 2.5 shares of the AHI's common stock. The Company also acquired 80,000 shares of AHI common stock from a stockholder of the Company in repayment of a loan from the Company for $100,000. Through these exchanges and the acquisition from a stockholder, the Company issued 1,095,815 shares of its common stock in return for 2,468,080 shares (74.08%) of AHI's issued and outstanding common stock as of December 31, 1998. The original shareholders of the Company continued to maintain majority ownership after the AHI acquisition. The Company shares of common stock received by the former shareholders of AHI gave them the same rights as all other common shareholders of the Company. No special controlling or voting rights were accorded to any shares. The acquisitions have been accounted for as a purchase by the Company with a purchase price of $2,719,736. The purchase price was derived from the underlying book value of the assets and liabilities of AHI. No fair value adjustments were deemed necessary as management believes that the values of the assets and liabilities approximated the fair values at the time of the acquisitions. The operations of AHI, since the acquisition, have been included in the accompanying consolidated financial statements for the year ended December 31, 1998 and the nine months ended September 30, 1998 and 1999.

     In March 1999, the Company entered into a share exchange agreement with a stockholder of AHI, thereby increasing the Company's ownership percentage of AHI to 92%. In return for 600,000 shares of AHI stock, the Company exchanged 500,000 shares of its common stock and a warrant to purchase 100,000 shares of its common stock at an exercise price of $3.75 per share and an exercise period of three years. The value of the Company's securities that were tendered in the exchange were valued at $1,041,498, resulting in the Company recording goodwill of $321,679.

     In April 1999, the Company entered into a series of share exchange agreements with stockholders of AHI, thereby increasing its ownership percentage of AHI to 96%. In return for 137,500 shares of AHI stock, the Company exchanged 115,500 shares of its common stock. The value of the Company's securities that were tendered in the exchange were valued at $206,445, resulting in the Company recording goodwill of $41,396.

NOTE 5 -- JOINT VENTURE

     SYNOR-A is a Sino-American joint venture company that was established in November 1997 by PASCO Florida and China Northern Airlines ("CNA") under an agreement with a term of eleven years. PASCO Florida holds a 25% interest in SYNOR-A and CNA holds the remaining 75% interest. SYNOR-A primarily deals with inspection, repair and recertification of DC9, MD80, and A300-600 components, instruments and avionics. SYNOR-A has been approved by the Civil Aviation Administration of China in the avionics accessories repair field. SYNOR-A received licenses necessary to commence operations in November 1997. Operations commenced in March 1998. The Company reports this investment on the equity method of accounting.

     PASCO Florida's total financial investment commitment to SYNOR-A is $1,000,000. As of September 30, 1999, $708,332 of this commitment had been funded. Under the terms of the joint venture, PASCO Florida is entitled to certain preferences in any distributions of net income of SYNOR-A. These preferences are intended to provide that PASCO Florida will recover its investment in SYNOR-A prior to any regular distributions made to CNA. PASCO Florida's role in SYNOR-A is to provide technological advice to SYNOR-A and to promote, market and sell the services of SYNOR-A. The Company has recognized minimal revenue from SYNOR-A as of September 30, 1999. In August 1999, SYNOR-A distributed $14,627 to the Company.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 5 -- JOINT VENTURE  -- (Continued)

     Condensed financial information for the Company's investment in the joint venture is as follows:

                                                                      December 31,     September 30,
                                                                          1998             1999
                                                                     --------------   --------------
                                                                       (Unaudited)      (Unaudited)
Balance Sheet:
   Total Assets ..................................................    $ 3,706,753      $ 3,720,291
                                                                      ===========      ===========
   Total Liabilities .............................................        223,515          101,252
                                                                      ===========      ===========
Statement of Operations:
   Revenues ......................................................        510,610        1,079,045
   Expenses ......................................................        526,516        1,062,365
                                                                      -----------      -----------
Net Income (Loss) ................................................        (15,906)          16,680
                                                                      ===========      ===========
Aviation Holdings International's Share of (Loss) Income .........    $    (3,976)     $     4,170
                                                                      ===========      ===========

NOTE 6 -- DISCONTINUED MERGER

     On November 20, 1997, the Company entered into a letter agreement (the "Letter Agreement") which sets forth the terms of a series of transactions that would have resulted in EWS merging into the Company (the "Merger") (see Note
1). Under the terms of the Letter Agreement, the Company would have been the surviving entity. As a prerequisite of its merger with the Company, EWS was required to complete a merger with three companies that had entered into agreements to be acquired by EWS (the "Acquisitions"). The companies were: J.
M. Container, Inc., a New Hampshire corporation ("JMC"), which operates a waste transfer station and recycling center in New Hampshire; Waste Placement, Inc., a Connecticut corporation ("WPI"), which operates a waste brokerage business located in Massachusetts; and Municipal Enterprises, Inc., a Connecticut corporation ("MEI"), which owns a sixty-acre parcel of real estate in Colchester, Connecticut which contains an inactive sanitary landfill. In accordance with the Letter Agreement, the Company had the right to consummate the Merger as soon as practicable following the completion of the EWS Acquisitions, or, prior to the completion of the EWS Acquisitions, the Company had the option to terminate the Letter Agreement at its sole discretion. On June 2, 1998, as a result of EWS not consummating the Acquisitions, the Company exercised its option to terminate the Letter Agreement. As of December 31, 1997, the Company had incurred deferred acquisition costs in the amount of $10,673. These costs were expensed during the year ending December 31, 1998.

NOTE 7 -- TRADE RECEIVABLES

     Trade receivables consisted of the following at:

                                             December 31,     September 30,
                                                 1998             1999
                                            --------------   --------------
                                                               (Unaudited)
Accounts receivable .....................    $ 3,162,545      $ 3,468,220
Allowance for doubtful accounts .........       (320,000)        (350,000)
                                             -----------      -----------
   Net Trade Receivables ................    $ 2,842,545      $ 3,118,220
                                             ===========      ===========

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 8 -- INVENTORIES

     Inventories are comprised of the following:

                                                          December 31,     September 30,
                                                              1998             1999
                                                         --------------   --------------
                                                                            (Unaudited)
Inventory ............................................    $ 3,440,062      $ 4,253,434
Allowance for obsolete and slow-moving goods .........       (220,000)        (220,000)
                                                          -----------      -----------
   Total .............................................    $ 3,220,062      $ 4,033,434
                                                          ===========      ===========


NOTE 9 -- DC-10 FLIGHT SIMULATOR AND SUPPORT PACKAGE

     On November 1, 1996, AHI entered into an agreement with a company domiciled in the Netherlands (the "Seller") to purchase a one-half ownership in a DC 10-30 flight simulator and all associated equipment required to operate the flight simulator. The agreement called for the Seller and AHI to equally participate in all revenues generated from the sale, lease or disassembly of the hardware of the flight simulator. AHI paid the Seller $125,000 in cash and issued 40,000 shares of its common stock, which was valued at $2.50 per share, for the flight simulator. AHI intended to sell the flight simulator as a complete package.

     On March 28, 1997, AHI entered into a second agreement with the Seller to purchase one Novoview 2000 Visual System ("Novoview 2000") to be used in conjunction with the DC 10-30 flight simulator. The purchase price was $500,000, and AHI satisfied its obligation by issuing 200,000 shares of its common stock at an ascribed value of $2.50 per share. AHI is to receive 100% of the revenues generated from the sale of these items. The interest in the simulator, Novoview 2000 and freight costs were recorded at AHI's cost of $734,421. In 1998, AHI changed its sales strategy. Instead of selling the simulator and the Novoview 2000 as a complete unit, AHI decided to sell the components individually as spare parts. In conjunction with this change in strategy, AHI expensed $335,000 in 1998, prior to its acquisition by the Company, in order to reflect the decrease in market value of the avionics and physical structure as spare parts. The remaining value is recorded in the Company's inventory.

     This Seller is also a purchaser and supplier of spare parts from and to the Company.

NOTE 10 -- NOTES RECEIVABLE AND CREDIT RISK

Credit Facility

     In December 1997, the Company agreed, subject to the availability of its funding, to provide a $2,000,000 credit facility (the "Credit Facility") to EWS, JMC and MEI. This Credit Facility was provided in anticipation of the contemplated merger between EWS and the Company. At December 31, 1997, the Company had advanced $940,000 to EWS in connection with the Credit Facility. The loan was unsecured at December 31, 1997, and subsequently became evidenced by a promissory note dated February 17, 1998 and secured by a mortgage on real estate owned by MEI. Interest commenced on December 2, 1997 and accrues at the rate of 10% per annum on the principal balance and on any overdue interest. Principal and interest were due on the earlier of July 1, 1998 or the date of any event of default. At July 1, 1998, EWS had disbursed all of the funds received from the Company, had no business operations, and had not consummated the acquisitions of the three companies it was to acquire before merging with the Company. The Company may need to foreclose on the property to recover the principal and interest receivable and foreclosure costs. During 1998, the Company and EWS restructured the loan by extending the maturity date to February 1, 1999. Accrued interest as of July 1, 1998 of approximately $58,000 was added to the existing principal balance at that date. The new principal balance, along with additional advances, accrued interest through the maturity

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 10 -- NOTES RECEIVABLE AND CREDIT RISK  -- (Continued)

date. During the first two quarters of 1998, the Company advanced an additional $535,100 to EWS under this Credit Facility. A valuation allowance has been recorded in 1998 for these additional advances as well as for the accrued interest through July 1, 1998. The Company ceased recording interest on this receivable subsequent to July 1, 1998 since any interest recorded would be offset with a valuation allowance. The amount recorded for this loan receivable at December 31, 1998 was $900,000 (principal balance of $1,475,100 plus interest receivable of $58,310, less a valuation allowance of $633,410).

NOTE 11 -- PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                            December 31,     September 30,
                                                1998             1999
                                           --------------   --------------
                                                              (Unaudited)
Leasehold improvements .................     $ 143,321        $  169,289
Office furniture and equipment .........        76,687            87,404
Computer equipment .....................        81,372           114,917
Software ...............................        45,184            52,373
Trucks .................................        28,676            28,676
                                             ---------        ----------
                                               375,240           452,659
   Accumulated depreciation ............       (72,119)         (130,678)
                                             ---------        ----------
   Total ...............................     $ 303,121        $  321,981
                                             =========        ==========

NOTE 12 -- INTANGIBLES

     Intangibles consisted of the following:

                                              December 31,     September 30,
                                                  1998             1999
                                             --------------   --------------
                                                                (Unaudited)
Goodwill .................................     $ 375,000        $ 738,075
Deferred financing costs .................         7,500           17,499
                                               ---------        ---------
                                                 382,500          755,574
   Less accumulated amortization .........       (24,734)         (60,447)
                                               ---------        ---------
   Total .................................     $ 357,766        $ 695,127
                                               =========        =========

NOTE 13 -- STOCK SUBSCRIPTION RECEIVABLE

     On February 12, 1998, AHI issued 160,000 shares of common stock to PASCO's former majority stockholder (the "Vice President") in return for two promissory notes aggregating $365,000 and the assignment from PASCO of inventory valued at $35,000. AHI received a three-month non-interest bearing promissory note for $165,000, which had recourse against the personal assets of the Vice President, and was paid in full in May 1998. The second note is a three-year promissory note for $200,000 bearing interest at prime, secured solely by 80,000 shares of the Company's common stock ("Nonrecourse Note"). The shares of common stock have been pledged as security and are held in escrow in accordance with a stock pledge agreement dated February 12, 1998. The Nonrecourse Note remained outstanding at September 30, 1999.

     In October 1996, AHI issued 192,000 shares of its common stock to its Chief Executive Officer in exchange for a demand promissory note of $80,000 which remains outstanding as of September 30, 1999. The note bears interest at 6% per annum.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 13 -- STOCK SUBSCRIPTION RECEIVABLE  -- (Continued)

     AHI recorded interest income of approximately $19,844 and $16,304 for the year ended December 31, 1998 and the nine-month period ended September 30, 1999, respectively, on the outstanding stock subscription receivables. As of December 31, 1998 and September 30, 1999, the accrued interest receivable on the stock subscription receivables was $25,827 and $42,132, respectively.

NOTE 14 -- ADVANCES AND BORROWINGS - STOCKHOLDERS AND RELATED PARTIES

     The Company advanced funds to and received advances from certain stockholders during 1998. At December 31, 1998 and September 30, 1999, the Company owed $781,500 and $0, respectively, of such advances to IP Services, Inc. and $1,000 to FAC Enterprises, Inc. The amounts owed to IP Services, Inc. are due on demand; however, demand may not be made prior to repayment of funds due from EWS (see Notes 10 and 27).

     AHI made non-interest bearing advances, net of repayments, to an officer amounting to $75,181 and $151,709 at December 31, 1998 and September 30, 1999, respectively.

NOTE 15 -- SHORT-TERM BORROWINGS

     On August 12, 1998, AHI obtained a revolving working capital line of credit from Comerica Bank. At December 31, 1998 and September 30, 1999, the amount outstanding on the credit line was $1,500,000 and $1,975,000, respectively. The loan agreement provides for a maximum aggregate borrowing limit of $3,500,000, subject to a limitation amount of eighty-five percent of eligible Company receivables and thirty-five percent of eligible Company inventory as defined in the loan agreement. This revolving line of credit is secured by substantially all of AHI's assets, and is due on demand. The line of credit bears interest at the Bank's prime rate plus 1%. The loan agreement contains certain covenants which require AHI to maintain minimum thresholds on specific financial ratios.

     As of December 31, 1998 and June 30, 1999, AHI had not met the tangible net worth covenant required by the credit agreement. Under the terms of the loan agreement, the bank has the right to demand full and immediate repayment of its loan. As of the date of this report, the bank has not indicated to the Company that it intends to make such a demand.

     Short term borrowings -- other consisted of the following:

                                            December 31,     September 30,
                                                1998             1999
                                           --------------   --------------
                                                              (Unaudited)
Unrelated investor notes ...............      $ 250,000        $ 250,000
Financed insurance premium .............             --            5,444
                                              ---------        ---------
                                                250,000          255,444
Less unamortized note discount .........        101,315               --
                                              ---------        ---------
                                              $ 148,685        $ 255,444
                                              =========        =========

     On October 15, 1998, the Company borrowed $250,000 in the aggregate from two unrelated investors. The loans had an initial maturity date of March 15, 1999 with two one-month extension periods and bear interest at a rate of 10% per annum. As additional consideration for such borrowings, the Company issued 25,000 shares of the Company's common stock to the investors. As an additional inducement to the investors to loan money to the Company, a stockholder of the Company conveyed to the investors warrants to purchase 75,000 shares of the Company's common stock at an exercise price of $4.00 per share, and agreed to transfer

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 15 -- SHORT-TERM BORROWINGS  -- (Continued)

a maximum of 45,000 shares of the Company's common stock upon the occurrence of an event of default or an extension of the maturity date by the Company. The Company has pledged 51% of the issued and outstanding shares of common stock of AHI as security. On March 15 and April 15, 1999, the Company exercised its option to extend payment for one month.

     The Company recorded a note discount of $138,888 as a result of the stock issued as an inducement for making the loans of $250,000. The discount is being amortized over the term of the notes using the effective interest method. The effective interest rate is 343%. As of December 31, 1998 and September 30, 1999, the unamortized discount totaled $101,315 and $0, respectively. In addition, the Company incurred financing fees of $176,015 and $43,190 on March 15, 1999 and April 15, 1999, respectively as a result of the stock transferred by a shareholder of the Company to the noteholders as consideration for the extension of the maturity date. On May 15, 1999, the Company and the noteholders entered into an agreement to further extend the maturity date of the $250,000 notes to July 14, 1999. In consideration of the extension, the Company granted the noteholders warrants to purchase 15,000 shares of the Company's common stock. The warrants have an exercise price of $4.00, a term of five years and have a one year restriction on their sale or transfer. This resulted in the Company recording a financing fee in the amount of $29,914 (see
Note 28). The financing fees are being amortized over the extension periods. The note discount and financing fees represented the fair market value of the securities at the date they were issuable.

     In March 1999, AHI financed its insurance obligations through a nine-month note with Premium Assignment Corporation. The note bears interest at an annual rate of 8.5 % with monthly principal and interest payments of $2,721. As of September 30, 1999, the outstanding balance of the note was $5,444.

NOTE 16 -- LONG-TERM DEBT

     In February 1998, AHI purchased a vehicle and financed the purchase through a five-year note with General Motors Acceptance Corporation. The note bears interest at an annual rate of 5.9% with monthly payments, principal and interest of $371. As of December 31, 1998 and September 30, 1999, the outstanding balance of the note was $16,396 and $13,732, respectively.

     Maturities of long-term debt are as follows:

               Year ended December 31:
                       1999               $  3,272
                       2000                  3,776
                       2001                  4,005
                       2002                  4,247
                       2003                  1,096
                                          --------
                                          $ 16,396
                                          ========

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 17 -- INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary timing differences between the carrying amounts of assets and liabilities reflected on the financial statements and the amounts used for income tax purposes. The tax effects of temporary differences and net operating loss carryforwards that give rise to significant portions of the deferred tax assets recognized at December 31 are presented below:

                                                                                   December 31,
                                                                            --------------------------
                                                                                1997          1998
                                                                            -----------   ------------
Deferred tax assets :
   Federal and state deferred tax benefit arising from net operating loss
    carryforwards .......................................................    $  27,397     $  162,000
   Accrued expenses .....................................................           --         30,000
   Reserves and allowances ..............................................           --        410,000
   Note discount amortization ...........................................           --         12,000
   Compensation for employee stock options ..............................           --        144,000
   Undistributed loss from foreign subsidiaries .........................           --         93,000
                                                                             ---------     ----------
                                                                                27,397        851,000
Less valuation allowance ................................................      (27,397)      (842,000)
                                                                             ---------     ----------
Total deferred tax assets ...............................................           --          9,000
                                                                             ---------     ----------
Deferred tax liability
   Accelerated depreciation .............................................           --         (9,000)
                                                                             ---------     ----------
   Net deferred tax asset ...............................................    $      --     $       --
                                                                             =========     ==========

     Income tax (expense) benefit consists of the following:

                                                                     December 31,
                                                            ------------------------------
                                                                1997             1998
                                                            ------------   ---------------
Current
 Federal ................................................    $      --       $  (152,970)
 State ..................................................           --           (33,893)
Deferred ................................................
 Federal ................................................           --           500,900
 State ..................................................           --           103,863
 Tax benefit of net operating loss carryforward .........       27,397           139,400
                                                             ---------       -----------
                                                                27,397           557,300
Less valuation allowance ................................      (27,397)         (744,163)
                                                             ---------       -----------
    Income Tax (Expense) ................................    $      --       $  (186,863)
                                                             =========       ===========

     The Company has a loss carryforward of approximately $487,000 as of December 31, 1998 that may be offset against future taxable income. The carryforward will expire between the years 2009 and 2014.

     The following table presents the principal reasons for the difference between the Company's effective tax rates and the United States federal statutory income tax rate of 34%.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 17 -- INCOME TAXES  -- (Continued)

                                                                                 December 31,
                                                                         -----------------------------
                                                                             1997            1998
                                                                         -----------   ---------------
U.S. federal statutory income tax rate ...............................           34%             34%
Federal income tax benefit at statutory rate .........................    $   9,359      $  406,000
State and local income tax benefits, net of effect of federal benefit         5,165          65,700
Non-deductible expenses ..............................................           --         (11,100)
Tax benefit from NOL carryback and carryforward ......................           --          60,800
Other differences ....................................................           --          11,070
Valuation allowance for deferred income tax benefit ..................      (14,524)       (719,333)
                                                                          ---------      ----------
 Income Tax Expense ..................................................    $      --      $ (186,863)
                                                                          =========      ==========
 Effective Income Tax Rate ...........................................            0%          (15.6)%
                                                                          =========      ==========

NOTE 18 -- OFFICE AND WAREHOUSE FACILITY

     AHI leases its Miami, Florida office and warehouse facility from a company partially owned by one of its stockholders. The lease expires December 31, 2000 and has two one-year options to renew. The monthly rental is $6,529 plus the pass through of certain expenses. Pasco HK leases office space in Hong Kong. The Hong Kong lease expires December 31, 1999 and contains monthly rental obligations of $2,500 for 1998 and $2,650 for 1999.

     Rent expense for the periods ended December 31, 1998 and September 30, 1999 was $56,586 and $84,352, respectively. AHI's minimum obligation under existing leases is as follows:

                   December 31,     September 30,
                       1998             1999
                  --------------   --------------
                                     (Unaudited)
Year Ending:
 1999 .........      $ 109,850        $      --
 2000 .........         78,350           85,850
 2001 .........             --           19,588
                     ---------        ---------
                     $ 188,200        $ 105,438
                     =========        =========

NOTE 19 -- CAPITAL STOCK ACTIVITY

Common Stock

     On August 15, 1997, the Company issued 1,000,000 shares of common stock as partial payment for legal fees and costs advanced by a law firm owned by a stockholder and related party of the Company. The stockholder is the son of the former President and the sole Director of the Company at the time of the transaction.

     On November 17, 1997, the stockholders of the Company entered into an agreement to sell 1,410,000 shares of common stock, representing approximately 86% of the outstanding shares of the Company, to unrelated parties. As a condition of the agreement, 87,000 shares of common stock were canceled and the then existing officers and directors of the Company were required to resign. On November 20, 1997, after the close of the transaction, there were 1,550,000 shares of common stock outstanding. Certain shares are subject to lock-up agreements or restrictions which limit the holders' ability to sell them. The November 17, 1997 agreement also required all debts and liabilities of the Company to be paid out of the purchase price at the closing. Prior to the closing, the Company owed a stockholder and related party $24,332. This liability was

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 19 -- CAPITAL STOCK ACTIVITY  -- (Continued)

comprised of $10,000 of costs advanced on behalf of the Company and $14,332 for legal services provided to the Company. The amount owed was paid from the proceeds of the sale of stock and consequently the Company was released from its obligation. The Company recorded the satisfaction of this liability as additional paid-in capital.

     In December 1997, the Company completed a private offering of 800,000 shares of common stock at a price of $1.25 per share, amounting to total gross proceeds of $1,000,000. Offering costs amounted to $6,143 and have been reflected as a reduction of additional paid-in capital.

     During the second and third quarters of 1998, the Company entered into share exchange agreements with various AHI stockholders. Based on the terms of the underlying agreements, the Company exchanged one share of common stock for between 1.667 to 2.5 shares of AHI's common stock. The Company issued 1,095,815 shares of common stock in connection with these share exchanges.

     On June 11, 1998, AHI's Board of Directors granted its Chief Financial Officer ("CFO"), 25,000 shares of AHI's common stock valued at $62,500. The shares of common stock were issued by AHI in consideration of services rendered by the CFO for the fiscal year ended August 31, 1998.

     On August 1, 1998, the Company issued 4,000 shares to its Chief Executive Officer for services rendered, resulting in compensation expense of $20,128.

     On October 15, 1998, the Company borrowed $250,000 from two unrelated investors. As an inducement to make the loans, the Company issued 25,000 shares of the Company's common stock and warrants to purchase shares of its common stock at an exercise price of $4.00 per share to the investors.

     In March 1999, the Company completed a private offering of 118,000 shares of common stock at a price of $2.50 per share, amounting to gross proceeds of $295,000. In connection with the offering, the Company paid $30,000 in investment banking fees.

     In March 1999, the Company entered into a share exchange agreement with a stockholder of AHI to acquire additional shares of AHI stock. The Company issued 500,000 shares of its common stock and a warrant to purchase 100,000 shares of its common stock at an exercise price of $3.75 per share in connection with this transaction.

     In April and June 1999, the Company entered into share exchange agreements with various AHI stockholders. Based on the terms of the underlying agreements, the Company exchanged one share of common stock for between 1 to 1.667 shares of AHI's common stock. The Company issued 115,500 shares of common stock in connection with these share exchanges.

     In July 1999, the Company issued 6,000 shares of common stock to the holders of the $250,000 notes in consideration for the extension of the maturity date of the notes.

     In September 1999, the Company issued 5,000 shares of common stock to the holders of the $250,000 notes in consideration for the extension of the maturity date of the notes.

     During 1997, the Company adopted the provisions of Statement Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). As permitted under SFAS 123, the Company has continued to follow Accounting Principles Board No. 25 "Accounting for Stock-Based Compensation" ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 19 -- CAPITAL STOCK ACTIVITY  -- (Continued)

generally the date at which both the number of shares that an individual is entitled to receive and the purchase price are known. Had compensation expense for the year ended December 31, 1998 been determined under the fair value provisions of SFAS 123, the Company's net loss and net loss per share would have differed as follows:

                                             December 31,
                                                 1998
                                     -----------------------------
                                         Net Loss        Per Share
                                     ----------------   ----------
As Reported Under APB 25 .........    $  (1,384,780)    $   (.46)
                                      =============     ========
Pro Forma Under SFAS 123 .........    $  (1,476,291)    $   (.49)
                                      =============     ========

     No such differences between the application of APB 25 and SFAS 123 existed for 1997.

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be issued in future years. The weighted average fair values of options at their grant date during 1998, where exercise price equals the market price on the grant date, was $0. The weighted average fair value of options at their grant date during 1998, where the exercise price exceeds the market price on the grant date, was $0. No such options were granted during 1997. The estimated fair value of each option granted is calculated using the Black Scholes option pricing model. The following summarizes the weighted average of the assumptions used in the model.

                                            1997       1998
                                           ------   ----------
Risk free rate .........................    --          5.09%
Expected years until exercise ..........    --          2.25%
Expected stock volatility ..............    --         33.08%
Dividend yield .........................    --             0%

Preferred Stock

     No shares of the Company's no par value preferred stock have been issued or are outstanding. Dividends, voting rights, and other terms, rights and preferences of the preferred shares have not yet been designated but may be so designated by the Board of Directors from time to time.

NOTE 20 -- COMPENSATORY STOCK OPTION PLAN

     In 1994 the Company adopted a Compensatory Stock Option Plan (the "CSO Plan") which provides for the granting of options to employees, officers, directors and consultants of the Company. The number of shares which can be purchased under this plan is limited to 1,000,000 shares. The CSO Plan is not intended to qualify as an "incentive stock option plan" under Section 422 of the Internal Revenue Code. The exercise prices of the options granted under the CSO Plan are to be determined by the Board of Directors or other CSO Plan administrators but shall not be lower than eighty-five percent of the fair market value of a share of common stock on the date the option is granted. The options under the CSO Plan vest immediately upon grant unless otherwise specified, and are valid for ten years. The Company will incur compensation expense to the extent that the market value of the stock at the date of grant exceeds the amount the grantee is required to pay for the options. There were no options granted under the CSO Plan as of December 31, 1997.

     During 1998, the Company granted options to the CEO to purchase 200,000 shares of common stock at an exercise price of $2.50 per share. All of these options vested upon the execution of the CEO's employment agreement and expire five years later. The Company recognized compensation expense of $360,200 for services rendered.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 20 -- COMPENSATORY STOCK OPTION PLAN  -- (Continued)

Restatement of Stock Option Plan

     On October 29, 1997, the Board of Directors of AHI adopted a stock option plan (the "Plan") which became effective September 1, 1997. This Plan provided for the grant of incentive stock options, non-qualified stock options and stock appreciation rights not exceeding 750,000 shares, in the aggregate, to selected employees. The Plan also sets forth applicable rules and regulations for stock options granted to non-employee directors. The Board of Directors authorized the issuance of 250,750 stock options under the Plan, and of these options, 50,750 were subsequently canceled. No stock options had been exercised under this Plan.

     AHI subsequently amended and restated the Plan, and all active participants of the Plan became included in the stock option plan of the Company. The options to acquire AHI stock outstanding at the time of the restatement were replaced by options to acquire Company stock on a share-for-share basis.

     The following table summarizes information about fixed stock options outstanding:

                                            Options Outstanding                Options Exercisable
                                  ----------------------------------------  --------------------------
                                                    Weighted
                                                    Average      Weighted                    Weighted
                                    Number of      Remaining      Average     Number of      Average
                                   Outstanding    Contractual    Exercise    Outstanding     Exercise
                                      Shares          Life         Price        Shares        Price
                                  -------------  -------------  ----------  -------------  -----------
December 31, 1998
$2.50 ..........................    200,000            4.42      $  2.50      200,000        $  2.50
                                    =======            ====      =======      =======        =======
September 30, 1999 (Unaudited)
$2.50 ..........................    455,750            3.89      $  2.50      435,750        $  2.50
                                    =======            ====      =======      =======        =======

NOTE 21 -- EMPLOYEE STOCK COMPENSATION PLAN

     In 1994 the Company adopted an employee stock compensation plan (the "ESC Plan") which provides for shares of the Company's common stock to be granted to employees, officers, directors and consultants of the Company. The number of shares of common stock which can be awarded under this plan is limited to 1,000,000 shares. The Company will incur compensation expense to the extent of the market value of the stock at the date of grant of the stock award to the employee. The ESC Plan will be administered by the Board of Directors or a committee of directors. There has been no stock awarded under the ESC Plan to date.

NOTE 22 -- LOSS PER SHARE

     The Company adopted SFAS 128 in 1997, and has followed the guidelines of SFAS 128 in the presentation of earnings and loss per share for all periods presented in the financial statements. Options and warrants to purchase common stock are not included in the computation of diluted loss per share because the effect of these instruments would be anti-dilutive for the loss periods presented. The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, are as follows:

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 22 -- LOSS PER SHARE  -- (Continued)

                                                                     December 31,
                                                      Exercise    ------------------    September 30,
                                                        Price      1997       1998          1999
                                                     ----------   ------   ---------   --------------
                                                                                         (Unaudited)
Options ..........................................   $ 2.50         --      200,000        435,750
Warrants .........................................   $ 3.75         --           --        100,000
                                                     $ 4.00         --           --         15,000
                                                     $ 4.50         --           --        210,000
                                                                   ----     -------        -------
Total common shares potentially issuable .........                          200,000        760,750
                                                                   ====     =======        =======

     The following table represents AHI's outstanding options and warrants:

                                                      Exercise     December 31,     September 30,
                                                        Price          1998             1999
                                                     ----------   --------------   --------------
                                                                                     (Unaudited)
Options ..........................................   $ 2.50            212,750            --
Warrants .........................................   $ 4.00          1,000,000            --
                                                     ------          ---------          ----
Total common shares potentially issuable .........                   1,212,750            --
                                                                     =========          ====

     All AHI options and warrants that were outstanding at December 31, 1998 were amended and restated to those of the Company.

NOTE 23 -- COMMITMENTS AND CONTINGENCIES

     The Company supplies certain inventory parts to its customers through various consignment agreements, under which the Company takes possession of a vendor's inventory. These agreements are generally entered into on a long-term basis.

     The Company neither manufacturers nor repairs aircraft parts, and requires that all of the parts that it sells are properly documented and traceable to their original source. Although the Company has never been subject to product liability claims, there is no guarantee that the Company could not be subject to liability from its potential exposure relating to faulty aircraft parts in the future. The Company maintains no product liability insurance to protect it from such claims. An uninsured loss could have a materially adverse affect upon the Company's financial condition.

     Effective as of May 31, 1998, the President of AHI entered into an employment agreement with the Company to serve as President and Chief Executive Officer of the Company ("CEO"). In accordance with the employment agreement, the CEO also became a Director of the Company. The agreement reaffirms debt obligations connected to a stock purchase of AHI shares by the CEO which was initiated under a prior agreement. The term of the employment agreement is for a period of three years and may be extended on a month-to-month basis thereafter. The employment agreement calls for a base compensation and a bonus arrangement based upon a percentage of pre-tax income.

     Effective February 14, 1998, in conjunction with the purchase of the PASCO entities by AHI, the majority stockholder of PASCO entered into an employment agreement with AHI to serve as Vice President (the "Vice President"). In accordance with the employment agreement, the Vice President also became a Director of AHI. His duties include the responsibility for, and the oversight of, AHI's operations in Asia and the Pacific Rim. The term of his employment agreement is for three years and may be extended on a month-to-month basis thereafter. The agreement calls for a base salary and bonus arrangement based upon a percentage of sales to China, whereby one-half of any bonus earned annually in excess of $25,000 is to be

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 23 -- COMMITMENTS AND CONTINGENCIES  -- (Continued)

applied against the outstanding balance of the Vice President's obligation under a three-year promissory note dated February 12, 1998. The Vice President was granted options to purchase 15,000 shares of AHI's common stock at an exercise price of $2.50 per share. One-third of these options vest annually over a three-year period beginning February 14, 1999.

NOTE 24 -- SEGMENT INFORMATION

     The Company is in the business of acquiring companies and upon acquiring a majority interest in AHI in 1998, the Company became a supplier, distributor and broker of commercial aircraft technical spares for commercial airlines worldwide, which it considers to be an additional segment.

     The information with respect to revenue, by geographic area, is presented in the table below for the period from May 1998, when the Company acquired a controlling interest in AHI, through December 31, 1998, and for the nine months ended September 30, 1999.

                                     May - Dec.      Jan. - Sept.
                                        1998             1999
                                   --------------   -------------
                                                     (Unaudited)
United States ..................    $ 4,632,079      $ 5,172,056
Africa and Middle East .........        104,396          245,130
Europe .........................        659,898        1,069,589
Latin America ..................         59,694          549,410
Asia ...........................      2,909,130        2,306,564
                                    -----------      -----------
   Total .......................    $ 8,365,197      $ 9,342,749
                                    ===========      ===========



                                                December 31, 1998
                                         -------------------------------
                                           Acquisitions      Aviation
           Business Segments             ---------------  --------------
Revenues ..............................   $          --    $ 8,365,197
Interest income .......................          54,472         18,353
Interest expense ......................          65,392         30,652
Depreciation and amortization .........           2,679         52,300
Segment profit (loss) .................      (1,397,449)        12,669
Segment assets ........................       1,367,548      7,395,818
Capital expenditures ..................              --         88,198



                                                September 30, 1998               September 30, 1999
                                         --------------------------------  ------------------------------
                                           Acquisitions       Aviation      Acquisitions      Aviation
           Business Segments             ---------------  ---------------  --------------  --------------
                                           (Unaudited)      (Unaudited)      (Unaudited)     (Unaudited)
Revenues ..............................   $          --     $ 5,094,930     $        --     $ 9,342,749
Interest income .......................          54,268          12,518              --          21,009
Interest expense ......................              --           6,057         455,684         122,464
Depreciation and amortization .........              --          28,023           4,821          81,869
Segment profit (loss) .................      (1,221,747)        (55,820)       (587,968)        489,052
Segment assets ........................         956,567       6,963,997       1,007,181       9,302,253
Capital expenditures ..................              --          55,830              --          77,419

NOTE 25 -- EMPLOYEE BENEFIT PLAN

     On January 1, 1999 the Company adopted a 401(k) savings plan that covers substantially all employees. Under the terms of the 401(k) savings plan, employees are entitled to contribute a maximum of 15% of their total compensation, within limitations established by the Internal Revenue Code.

NOTE 26 -- SUPPLEMENTAL CASH FLOW INFORMATION

     In 1998, the Company advanced funds to one of its stockholders. The Company received 80,000 shares of AHI stock as repayment of $100,000 of the stockholder's obligation.

     In 1998, the Company issued 1,095,815 shares of its common stock in exchange for 2,368,880 shares of AHI common stock.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 26 -- SUPPLEMENTAL CASH FLOW INFORMATION  -- (Continued)

     In October, 1998, the Company issued 25,000 shares of its common stock to two unrelated investors in connection with a loan to the Company of $250,000.

     The Company had $40,000, $105,915 and $268,617 of deferred offering costs in accrued expenses at December 31, 1997 and 1998 and September 30, 1999, respectively.

     In March, 1999, AHI financed a portion of its insurance premium amounting to $29,341 with a note payable.

     On March 15, 1999, the Company recorded $176,015 in deferred financing costs when a major shareholder of the Company transferred 35,000 shares of the Company's common stock to the investors of the $250,000 notes.

     In March, 1999, the Company issued 500,000 shares of its common stock in exchange for 600,000 shares of AHI common stock, resulting in goodwill of $321,679 and a reduction in minority interest of $719,869.

     In April and June 1999, the Company issued 115,500 shares of its common stock in exchange for 133,000 shares of AHI common stock, resulting in goodwill of $41,396 and a reduction in minority interest of $165,061.

     On April 15, 1999, the Company recorded $43,190 in deferred financing costs when a major shareholder of the Company transferred 10,000 shares of the Company's common stock to the investors of the $250,000 notes.

     On May 15, 1999, the Company recorded $29,914 in deferred financing costs for the issuance of 15,000 warrants to purchase the Company's common stock to the investors of the $250,000 notes.

     In July 1999, the Company recorded $25,914 in financing costs in connection with its issuance of 6,000 shares of common stock to the holders of the $250,000 notes in consideration for the extension of the maturity date of the notes.

     In August 1999, the Company recorded $83,625 of compensation expense in connection with the issuance of 55,750 options to employees.

     In September 1999, the Company recorded $17,499 in financing costs in connection with its issuance of 5,000 shares of common stock to the holders of the $250,000 notes in consideration for the extension of the maturity date of the notes. As of September 30, 1999, $7,582 had been amortized.

NOTE 27 -- SUBSEQUENT EVENTS

     In April and June 1999, the Company entered into a series of share exchanges with certain remaining AHI stockholders. The Company exchanged 115,500 shares of its common stock in return for 137,500 shares of AHI common stock, bringing the Company's ownership of AHI to 96%.

     In June 1999, the Company issued warrants to purchase 210,000 shares of the Company's common stock at $4.50 per share, with an exercise period through June 30, 2002 ("Warrants"). The Warrants were issued by the Company in order to replace warrants to purchase 1,000,000 shares of AHI common stock previously issued by AHI in June 1997. The terms of the Warrants are identical to the terms of the AHI warrants. The Warrants were issued to a related party, an entity whose president is a director of the Company, and to an unrelated investor. The related party received 200,000 Warrants and the unrelated investor received 10,000 Warrants. The Warrants include certain anti-dilutive provisions. The Company has the right to call the Warrants for $.05 per Warrant, if the Company's common stock meets certain performance objectives and the Company offers its common stock for trading on a national exchange.

                         AVIATION HOLDINGS GROUP, INC.
                  Notes to Financial Statements -- (Continued)
      (Information as of September 30, 1999 and for the Nine-Month Periods
                Ended September 30, 1998 and 1999 is Unaudited)

NOTE 27 -- SUBSEQUENT EVENTS  -- (Continued)

     In June 1999, the Company and the holders of the $250,000 note payable (see Note 15) agreed to extend the maturity date of the note to July 14, 1999. In consideration of the extension, the Company issued warrants to purchase 15,000 shares of the Company's common stock at $4.00 per share, with an exercise period through May 15, 2004. These warrants include certain anti-dilutive provisions, and the shares of the Company's common stock covered by the warrants contain restrictions on transfer for one year.

NOTE 28 -- EVENTS UNAUDITED SUBSEQUENT TO THE DATE OF THE AUDITORS' REPORT

     On July 15, 1999, the maturity date of the $250,000 notes was extended to September 17, 1999. In consideration for the extension, a shareholder of the Company delivered 6,000 shares of the Company's common stock to the noteholders.

     On August 11, 1999, the Company granted 55,750 options to purchase the Company's common stock to certain employees under its stock option plan.

     On August 31, 1999, the Company sold its note receivable from EWS (see
Note 10) to a stockholder in exchange for the cancellation of $855,000 of obligations payable to the stockholder for advances of cash to the Company and accrued interest thereon, plus $45,000 in cash.

     In September 1999, the Company issued 5,000 shares of common stock to the holders of the $250,000 notes in consideration for the extension of the maturity date of the notes.

     On July 15, 1999, the Company and the noteholders entered into an agreement to further extend the maturity date of the $250,000 notes to September 14, 1999. In consideration of the extension, the company granted the noteholders 6,000 shares of the Company's common stock. This resulted in the Company recording a financing fee of $25,913. On September 15, 1999, the Company and the noteholders entered into an agreement to further extend the maturity date of the $250,000 notes to October 14, 1999. In consideration of the extension, the Company granted the noteholders 5,000 shares of the Company's common stock. This resulted in the Company recording a financing fee of $17,499, of which $7,582 had been amortized as of September 30, 1999.

     On October 4, 1999, the maturity date of the $250,000 notes was extended to October 17, 1999. In consideration for the extension, the Company delivered 5,000 shares of the Company's common stock to the noteholders.

     On October 15, 1999, the maturity date of the $250,000 notes was extended to November 16, 1999. Except for the additional interest incurred, no other additional consideration was provided for the extension.

     For the nine months ended September 30, 1999, the Company had sales to a company affiliated with a director of the Company in the amount of approximately $44,000.

                         INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
Jet Aviation Trading, Inc.

     We have audited the accompanying balance sheet of Jet Aviation Trading, Inc. as of August 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the period from October 3, 1996 (Date of Inception) through August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jet Aviation Trading, Inc. as of August 31, 1997, and the results of its operations and cash flows for the period from October 3, 1996 (Date of Inception) through August 31, 1997, in conformity with generally accepted accounting principles.


                                                Sweeney, Gates & Co.


Fort Lauderdale, Florida
October 9, 1997, except as to Note 12
 which is as of October 29, 1997

                          JET AVIATION TRADING, INC.

                                 BALANCE SHEET
                                AUGUST 31, 1997

                                                ASSETS
Current assets:
 Cash ....................................................................................    $    341,660
 Accounts receivable, less $93,000 allowance for doubtful accounts........................       1,764,119
 Inventory ...............................................................................       1,532,333
 DC-10 flight simulator held for resale (Note 3) .........................................         734,421
 Deferred tax asset ......................................................................          23,000
 Prepaid expenses and other current assets ...............................................          29,610
                                                                                              ------------
      Total current assets ...............................................................       4,425,143
                                                                                              ------------
Property and equipment, less accumulated depreciation of $8,293...........................          88,437
Deferred offering costs ..................................................................          22,750
Deposit-Boeing ...........................................................................          25,000
                                                                                              ------------
                                                                                              $  4,561,330
                                                                                              ============
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ........................................................................    $    977,706
 Accrued expenses ........................................................................         144,540
 Accrued interest ........................................................................          19,611
 Income taxes payable ....................................................................          37,200
                                                                                              ------------
      Total current liabilities ..........................................................       1,179,057
                                                                                              ------------
Deferred tax liability ...................................................................           2,000
                                                                                              ------------
Stockholders' equity:
 Preferred stock, par value $.10 per share, 3,000,000 shares authorized, and no shares
   issued and outstanding ................................................................              --
 Common stock, par value $.001 per share; 30,000,000 shares authorized, and
   2,996,500 shares issued and outstanding ...............................................           2,997
 Additional paid-in capital ..............................................................       4,840,917
 Accumulated Deficit .....................................................................      (1,383,641)
                                                                                              ------------
                                                                                                 3,460,273
Less: Stockholders' notes receivable (Note 8) ............................................         (80,000)
                                                                                              ------------
      Total stockholder's equity .........................................................       3,380,273
                                                                                              ------------
                                                                                              $  4,561,330
                                                                                              ============

   The accompanying notes are an integral part of these financial statements.

                          JET AVIATION TRADING, INC.

                            STATEMENT OF OPERATIONS
            OCTOBER 3, 1996 (DATE OF INCEPTION) TO AUGUST 31, 1997



Sales, net of returns and allowances .........................                   $  6,215,553
Cost of sales ................................................                      4,684,864
                                                                                 ------------
   Gross profit ..............................................                      1,530,689
                                                                                 ------------
Selling, general and administrative expenses .................                      2,881,660
                                                                                 ------------
Operating Loss ...............................................                     (1,350,971)
                                                                                 ------------
Other income (expense):
 Interest income .............................................    $  21,867
 Interest expense ............................................      (38,337)          (16,470)
                                                                  ---------      ------------
Loss before income taxes .....................................                     (1,367,441)
Income tax expense:
 Current .....................................................       37,200
 Deferred ....................................................      (21,000)           16,200
                                                                  ---------      ------------
      Net Loss ...............................................                   $ (1,383,641)
                                                                                 ============
      Net Loss per share .....................................                   $       (.83)
                                                                                 ============
Weighted average number of common shares outstanding .........                      1,672,968
                                                                                 ============

   The accompanying notes are an integral part of these financial statements.

                          JET AVIATION TRADING, INC.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            OCTOBER 3, 1996 (DATE OF INCEPTION) TO AUGUST 31, 1997




                                         Common Stock
                                     ---------------------    Additional                      Stockholder's
                                                                Paid-In       Accumulated         Note
                                        Shares     Amount       Capital         Deficit        Receivable         Total
                                     -----------  --------  --------------  ---------------  --------------  ---------------
Issuance of common stock to
 founding stockholders ............   1,200,000    $1,200     $  778,800     $         --      $ (255,000)    $    525,000
Issuance of common stock in
 connection with the purchase
 of equipment and aircraft
 parts ............................      10,000        10         24,990               --              --           25,000
Issuance of common stock in
 connection with private place-
 ment .............................     312,000       312        745,997               --              --          746,309
Issuance of common stock in
 connection with purchase of
 DC-10 Simulator held for
 resale ...........................     240,000       240        599,760               --              --          600,000
Issuance of common stock in
 connection with debt .............      14,800        15         36,985               --              --           37,000
Issuance of common stock to
 founders of Schuylkill Acqui-
 sition Corp. .....................     400,000       400        999,600               --              --        1,000,000
Issuance of common stock in a
 private offering by Schuylkill
 Acquisition Corp. ................      47,200        47         95,856               --              --           95,903
Issuance of 1,000,000 warrants.....          --        --         50,000               --              --           50,000
Accumulated deficit of
 Schuylkill Acquisition Corp.
 adjusted due to merger ...........          --        --        (35,298)              --              --          (35,298)
Conversion of $370,000 of notes
 payable to common stock ..........     185,000       185        369,815               --              --          370,000
Conversion of $200,000 stock-
 holder loan to common stock
 and payment of $15,000 advi-
 sory fee in common stock .........     107,500       108        214,892               --              --          215,000
Conversion of $500,000 note
 payable to common stock ..........     250,000       250        499,750               --              --          500,000
Issuance of common stock for
 the payment of amounts due
 to a stockholder and for the
 purchase of remaining con-
 signed inventory .................     230,000       230        459,770               --         175,000          635,000
Net Loss ..........................          --        --             --       (1,383,641)             --       (1,383,641)
                                      ---------    ------     ----------     ------------      ----------     ------------
Balance, August 31, 1997 ..........   2,996,500    $2,997     $4,840,917     $ (1,383,641)     $  (80,000)    $  3,380,273
                                      =========    ======     ==========     ============      ==========     ============

   The accompanying notes are an integral part of these financial statements.

                          JET AVIATION TRADING, INC.

                            STATEMENT OF CASH FLOWS
            OCTOBER 3, 1996 (DATE OF INCEPTION) TO AUGUST 31, 1997

Cash flows from operating activities:
 Net (loss) .........................................................................     $ (1,383,641)
 Adjustment to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ....................................................            8,293
   Allowance for doubtful accounts ..................................................           93,000
   Noncash compensation expense related to sale of founders shares ..................          400,000
   Noncash compensation expense related to sale of Schuylkill Acquisition
    founders shares .................................................................          999,600
   Noncash compensation expense related to warrants .................................           50,000
   Noncash compensation relating to an advisory fee .................................           15,000
   Noncash compensation relating to loan origination fee ............................           37,000
   Deferred tax asset, net of deferred tax liability ................................          (21,000)
 Change in assets and liabilities:
   Decrease (increase) in:
    Accounts receivable .............................................................       (1,857,119)
    Inventory (Note 6) ..............................................................         (872,333)
    Cash paid in connection with purchase of DC-10 flight simulator .................         (134,421)
    Prepaid expenses and other current assets .......................................          (29,610)
 Increase (decrease) in:
   Accounts payable .................................................................          977,706
   Accrued expenses .................................................................          144,541
   Accured interest .................................................................           19,611
   Income tax payable ...............................................................           37,200
                                                                                          ------------
      Total adjustments .............................................................         (132,532)
                                                                                          ------------
Net cash used for operating activities ..............................................       (1,516,173)
                                                                                          ------------
Cash flows from investing activities:
 Deposit--Boeing ....................................................................          (25,000)
 Purchase of property and equipment .................................................          (96,730)
                                                                                          ------------
      Net cash used for investing activities ........................................         (121,730)
                                                                                          ------------
Cash flows from financing activities:
 Deferred offering costs ............................................................          (22,750)
 Proceeds from stockholder loans, subsequently converted to common stock ............        1,195,000
 Payments on stockholder loans ......................................................         (125,000)
 Proceeds from issuance of securities ...............................................          932,313
                                                                                          ------------
      Net cash provided by financing activities .....................................        1,979,563
                                                                                          ------------
Cash, ending ........................................................................     $    341,660
                                                                                          ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
 Interest paid ......................................................................     $     24,103
                                                                                          ------------
 Income taxes paid ..................................................................     $         --
                                                                                          ============

   The accompanying notes are an integral part of these financial statements.

                          JET AVIATION TRADING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

     Organization and History -- Schuylkill Acquisition Corp. ("the Company" or "SAC") was incorporated in Florida on May 28, 1997, for the purpose of acquiring by merger the business and operations of Jet Aviation Trading, Inc. ("Old Jet") upon the completion of a stock offering by the Company. On July 28, 1997, the Company acquired 100% of the outstanding common stock of Old Jet in exchange for 1,776,800 shares of common stock of the Company in a one for one stock exchange. Old Jet was incorporated in the state of Florida on October 3, 1996 for the purpose of buying, selling, leasing and exchanging spare parts for fixed-wing commercial jet transport aircraft. Effective July 28, 1997, the Company's name was changed from Schuylkill Acquisition Corp. to Jet Aviation Trading, Inc.

     Merger and Recapitalization -- The merger was completed on July 28, 1997, whereby SAC acquired 100% of the outstanding common stock of Old Jet in exchange for 1,776,800 shares of common stock of SAC in a one for one stock exchange. The merger has been accounted for as a purchase.

     The effect of the transaction was a reverse merger, whereas SAC changed its name to Jet Aviation Trading, Inc. and Old Jet became the acquiring entity and accounting survivor. Accordingly, the historical financial statements presented are those of the accounting survivor, Old Jet, and the stockholders' equity of the merged Company was recapitalized to reflect the capital structure of the surviving legal entity and the accumulated deficit of Old Jet at the time of merger.

     Nature of Business and Credit Policies -- The Company buys, sells, leases and exchanges spare parts for fixed-wing commercial jet transport aircraft. The Company's customers are primarily commercial passenger and cargo operators, original equipment manufacturers and Federal Aviation Administration and Joint Aviation Authority repair stations throughout the world. The Company performs ongoing credit evaluations of its customers' financial condition and extends credit to its customers based upon its evaluations. If creditworthiness is questionable, parts are shipped COD. The allowance for doubtful accounts is based upon the expected collection of accounts receivable.

     Cash Equivalents -- The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

     Revenue and Cost Recognition -- The Company recognizes revenue when parts are shipped to the customer. Amounts paid in advance are recorded as deferred income and recognized in the period in which the parts are shipped. The Company recognizes revenue and the related cost of consigned inventory when the parts are shipped to the customer.

     Inventories -- Inventory is stated at the lower of cost or market. Cost of aircraft parts is determined on a specific identification basis. When parts are purchased in lots, the individual parts are expensed at a predetermined percentage of the sales price until the cost of the lot is recovered. Costs to repair, inspect and/or modify the parts are charged to the specific part when incurred. Inventories held by the Company on consignment from others are not included in the inventory in the accompanying financial statements.

     Deferred Offering Costs -- Amounts paid or accrued for costs related to the anticipated public offering will be recorded as a reduction of the proceeds when the offering is completed. If the offering is not completed, the costs will be expensed.

     Income Taxes -- The Company accounts for income taxes on an asset and liability approach for financial accounting. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                          JET AVIATION TRADING, INC.

1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION  -- (Continued)

     Net Income Per Share -- Net income per common share is computed by dividing net income by the weighted average number of shares outstanding during the period. Warrants issued during the period are not considered dilutive, and therefore, are not included in the computation of net income per share.

     In February 1997, the Financial Accounting Standards Board issued SFAS 128, "Earnings Per Share". The adoption of SFAS 128 did not have an effect on the computation of earnings per share because the effective date is December 15, 1997, and earlier application is not permitted.

     Recoverability of Long Lived Assets -- The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's financial statements.

     Financial Instruments -- The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximates fair value as of August 31, 1997. The carrying value of the stockholder's note receivable at August 31, 1997, approximates fair value.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Accordingly, actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

CONSIGNMENT AGREEMENT WITH RELATED PARTY

     The Company entered into a Consignment Agreement (the "Agreement") with a related party, Jet Avionics Systems, Inc. ("Avionics"), effective October 3, 1996, wherein the Company agreed to sell certain consignment inventory of technical spare parts belonging to Avionics and pay Avionics 75% of the sales price collected for the inventory sold. The sales price is the gross sales price less any costs involved if any item of inventory is required to be overhauled, certified or modified in order to be sold. Total consideration to be paid for the inventory under the Agreement was $675,000. Pursuant to such Agreement, the Company sold approximately $452,000 of parts during the year to third parties and Avionics was due $339,000 of this amount. During the year, the Company paid Avionics $36,000 of the amount due. On August 29, 1997, the Company and Avionics entered into a Consignment Cancellation and Purchase Agreement whereby the Company purchased the remaining inventory not sold with a value of approximately $336,000 from Avionics and thereafter paid the balance of $639,000 in exchange for 230,000 shares of the Company's common stock valued at $2.00 per share, the cancellation of $175,000 of indebtedness of Avionics due the Company, and $4,000 in cash.

     The president and sole stockholder of Avionics was employed by the Company from October 3, 1996 through October 2, 1997. The president and sole stockholder is the daughter of an employee of the Company who served in a non-executive capacity as Vice President of Special Projects.

OFFICE AND WAREHOUSE FACILITY

     The Company leases its office and warehouse facility from a company partially owned by a stockholder of the Company under a four year lease expiring December 31, 2000 with two one year options to renew. The monthly rental is $4,609 plus applicable sales tax and pass through of expenses. Rent expense was $29,435 for the period ended August 31, 1997. At August 31, 1997, the Company was obligated under this operating lease arrangement as follows:

                          JET AVIATION TRADING, INC.

2. RELATED PARTY TRANSACTIONS  -- (Continued)

YEARS ENDING AUGUST 31,                                  AMOUNT
-------------------------                              ----------
1998 ..............................................    $ 55,308
1999 ..............................................      55,308
2000 ..............................................      55,308
2001 ..............................................      18,436
                                                       --------
                                                       $184,360
                                                       ========

3. PURCHASE OF DC-10 FLIGHT SIMULATOR AND SUPPORT PACKAGE

     On November 1, 1996, the Company entered into an agreement with a company domiciled in the Netherlands (the "seller" or the "Netherlands Company") to purchase one half (50%) ownership in a DC 10-30 six axis flight simulator and all associated equipment required to operate the flight simulator. The agreement calls for the seller and the Company to equally participate in all revenues generated from the sale, lease or disassembly of the hardware of the flight simulator. The Company paid the seller $125,000 in cash and issued 40,000 shares of the Company's common stock valued at $2.50 per share for the flight simulator The Company intends to sell the flight simulator as a complete package.

     On March 28, 1997, the Company entered into a second agreement with the seller to purchase one Novoview 2000 Visual System, one package of simulator parts, one maintenance training/procedure manual and one data support package used to support the DC 10-30 flight simulator. The price of the items purchased was $500,000 and the Company paid for the items by issuing 200,000 shares of its common stock at $2.50 per share. The Company will receive 100% of the revenues generated from the sale of these items. The interest in the simulator, related items and freight costs are reflected in the accompanying balance sheet as DC-10 flight simulator totaling $734,421.

     This Netherlands Company is also a purchaser and supplier of spare parts from and to the Company. During the year ended August 31, 1997, the Netherlands Company purchased spare parts totaling $82,775 from the Company, and sold $183,331 of spare parts to the Company in addition to the DC 10-30 flight simulator. At August 31, 1997, the Company was owed $1,375 by the Netherlands Company and the Company owed the Netherlands Company $47,750. Additionally, the Netherlands Company held $22,400 of the Company's inventory in their warehouse at August 31, 1997.

4. RISKS REGARDING THE COMPANY'S INVENTORY

     The Company's inventory consists principally of new, overhauled, serviceable and repairable aircraft parts that are purchased from many sources. Before parts may be installed in an aircraft, they must meet certain standards of condition established by the Federal Aviation Administration ("FAA") and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts, which are already contained in the Company's inventory to be scrapped or modified. Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the Company's inventory. In all such cases, to the extent that the Company has such parts in its inventory, their value may be reduced.

5. CONSIGNMENT INVENTORY

     By consigning inventories to a redistributor such as the Company, customers are able to distribute their aircraft spare parts to a large number of prospective inventory buyers, allowing the customer to maximize the value of its inventory. Consignment also enables the Company to offer for sale significant parts inventory at minimal capital cost. The Company currently maintains or manages or has consignment agreement in place and its revenues from consignment arrangement have accounted for approximately 5% of net sales for the period ended August 31, 1997.

                          JET AVIATION TRADING, INC.

6. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at August 31, 1997:


Furniture and fixtures ..................................    $ 28,715
Computer equipment ......................................      27,068
Leasehold improvements ..................................      30,443
Software ................................................      10,504
                                                             --------
                                                               96,730
Less: Accumulated depreciation ..........................      (8,293)
                                                             --------
                                                             $ 88,437
                                                             ========

     Property and equipment is depreciated on a straight-line basis with useful lives ranging from 5 to 7 years. Depreciation expense for the period was $8,293.

7. CAPITAL STOCK

PREFERRED STOCK

     Within the limits and restrictions contained in the Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 3,000,000 shares of Preferred Stock, $.10 par value per share, in one or more series, and to fix, as to any such series, the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, if any, conversion rights, voting rights, and any other preferences or special rights and qualifications.

COMMON STOCK

     Founders' shares totaling 400,000 common shares were issued on May 28, 1997, to four entities for par value of $.001. Net proceeds from the issuance of founders' shares was $400. Compensation expenses was charged for the difference between the fair market value per share of $2.50 and $.001 per share paid or a total charge of $999,600.

     During 1997, the Company sold 47,200 shares of common stock for $2.50 per share resulting in total proceeds of $118,000. Deferred offering costs of $22,098 have been reflected as a reduction of the proceeds of the private placement offering.

     On July 17, 1997, the Company issued 1,776,800 shares of common stock to acquire 100% of the outstanding common stock of Jet Aviation in a 1 for 1 stock exchange.

WARRANTS

     On June 1, 1997, 1,000,000 warrants were issued in connection with the organization of Schuylkill Acquisition Corp. to related parties for an advisory fee. The Company has reserved 1,000,000 shares of its common stock for exercise of the warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $4.50 until June 30, 2002. The warrants are redeemable by the Company at $.05 upon the occurrence of both of the following events: (a) the listing of the Company's shares of common stock on a securities exchange, and (b) the Company's common stock is trading in excess of $5.25 per share for a ten day period.

     The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, for non-employee stock compensation. Accordingly, the warrants referred to above have been valued at $.05 per warrant and expensed.

                          JET AVIATION TRADING, INC.

7. CAPITAL STOCK  -- (Continued)

CONVERSION OF DEBT

     During October and November, 1996, an affiliate of a stockholder loaned the Company $325,000. The loans were payable on demand and did not bear a stated interest rate. During the year $125,000 was repaid. On August 29, 1997, the Company converted $200,000 of the loan to 100,000 shares of common stock at $2.00 per share.

     On March 27 and May 12, 1997, the Company borrowed $370,000 from a stockholder and entered into two short term notes payable, bearing interest at 6% per annum. One of the notes was extended on June 19, 1997, and interest was increased to 10% per annum. On August 29, 1997, the Company and stockholder converted the notes payable to 185,000 shares of common stock at $2.00 per share and the Company paid the interest accrued on the short term notes payable through that date.

     On May 23, 1997, prior to the merger, Schuylkill Acquisition Corp. borrowed $500,000 from a stockholder, evidence by a promissory note bearing interest at 12%. On August 29, 1997, the promissory note was converted to 250,000 shares of common stock at $2.00 per share, and the Company paid the accrued interest through that date.

COMMON STOCK TRANSACTIONS OF JET AVIATION TRADING, INC. (OLD JET) PRIOR TO
MERGER

     On October 3, 1996, Old Jet sold 408,000 founders' shares of common stock for total proceeds of $125,000. Effective October 1, 1996, Old Jet issued 600,000 shares of the Old Jet's common stock for a $175,000 note bearing interest of 6% to Avionics. Further, effective November 1, 1996, Old Jet issued 192,000 shares of common stock to its President for a $80,000 note bearing interest of 6%. See Note 2 and Note 8. Compensation expenses was charged for the difference between the fair market value of $2.50 per share and $.417 per share or a total charge of $400,000. See Note 2 and Note 8.

     On October 22, 1996, Old Jet issued 10,000 shares valued at $2.50 per share in partial payment of the purchase of equipment and aircraft parts totaling $50,000.

     On January 22, 1997, Old Jet issued 40,000 shares of Old Jet's common stock in partial payment for the purchase of a DC-10 flight simulator. See Note
3. Also, on January 22, 1997, and June 2, 1997, Old Jet issued 312,000 shares of common stock in private placement transactions. Net proceeds from the private placement totaled $746,309, after giving effect to $33,691 in offering costs.

     On March 31, 1997, Old Jet issued 200,000 shares of common stock valued at $2.50 per share in connection with the purchase of a DC-10 flight simulator support package. See Note 3.

     On April 4, 1997, and May 12, 1997, Old Jet issued a total of 14,800 shares valued at $2.50 per share, for a total of $37,000, to a stockholder as additional incentive for providing stockholder loans. The expense has been recorded as debt issue costs.

8. STOCKHOLDERS' NOTES RECEIVABLE

     Stockholders' notes receivable relate to the issuance of Old Jet's common stock as follows:

   -- Effective October 1, 1996, Old Jet issued 600,000 shares of common stock to Avionics for a $175,000 note bearing interest at 6%. The note was canceled in partial payment of the amounts due under the Consignment Cancellation and Purchase Agreement. See Note 2.

   -- On November 1, 1996, Old Jet issued 192,000 shares of common stock to its president for an $80,000 note bearing interest at 6%. Should the president earn bonuses per his employment contract, one half of the bonuses in excess of $25,000 earned annually, may be applied to the outstanding note balance. The note is due on demand and is unsecured.

                          JET AVIATION TRADING, INC.

9. INCOME TAXES

     The income tax provision was comprised of the following at August 31, 1997:

Current:
  Federal ...............................................    $  30,500
  State .................................................        6,700
Deferred:
  Federal ...............................................      (16,700)
  State .................................................       (4,300)
                                                             ---------
Income tax provision ....................................    $  16,200
                                                             =========

     A reconciliation between the statutory rate and the effective rate is as follows for the year ended August 31, 1997:


Federal statutory tax rate ..............................        34.0%
State statutory rate, net of federal benefit ............         3.6
Permanent difference and other ..........................        12.8
                                                                -----
Effective tax rate ......................................        50.4%
                                                                =====

     Significant components of the Company's deferred tax assets and liabilities, computed using currently enacted tax rates, are as follows at August 31, 1997:

Current items:
  Assets:
      Allowances for doubtful accounts which are currently nondeductible .................     $ 23,000
                                                                                               --------
Net current deferred tax assets ..........................................................     $ 23,000
                                                                                               ========
Long-term items:
   Property and equipment principally due to the use of accelerated depreciation for tax
purposes .................................................................................     $ (2,000)
                                                                                               --------
Net long-term deferred tax liabilities ...................................................     $ (2,000)
                                                                                               ========

10. COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENT

     Effective November 1, 1996, Old Jet entered into an employment contract with its president for a three year period and the agreement automatically extends on a month to month basis thereafter. Base compensation is $160,000 per year, plus 3% of the pretax net income of the Company. The agreement also calls for one half of the bonus in excess of $25,000 earned annually by the president to be applied to reduce the outstanding balance of the president's obligation under his promissory note given to Old Jet for his stock. See Note 6.

     Effective October 3, 1996, Old Jet entered into an employment contract with an individual who is an affiliate of Avionics as an employee for a three year period. Base compensation is $120,000 per year, plus a bonus determined by the Board of Directors. On October 2, 1997, the Company and the employee mutually agreed to the termination of said employment agreement dated October 3, 1996. The Company and individual have entered into a Consulting Agreement on October 3, 1997, for a twelve month period ending October 2, 1998. Base compensation is $4,000 per month, plus a commission of 15% of the collected purchase price of sales, and 15% of the purchase price of material for resale which the individual introduces to the Company.

                          JET AVIATION TRADING, INC.

11. SALES TO MAJOR CUSTOMERS

     The Company sells, leases and exchanges spare parts for fixed-wing commercial jet transport aircraft to foreign and domestic customers.

     The information with respect to revenue, by geographic area, is presented in the table below for the period from October 3, 1997 (inception) through August 31, 1997.

United States .....................................    $3,559,585
Africa and Middle East ............................        36,119
Europe ............................................       938,896
Latin America .....................................        25,140
Asia ..............................................     1,655,813
                                                       ----------
  Total ...........................................    $6,215,553
                                                       ==========

     One Asian customer accounted for 20% of the Company's sales in fiscal
1997.

12. SUPPLEMENTAL NON-CASH FLOW INFORMATION

     Effective October 3, 1996, Old Jet issued 192,000 shares of common stock to its President for a $80,000 note bearing interest of 6%. Compensation expenses was charged for the difference between the fair market value of $2.50 per share and $.417 per share or a total charge of $400,000.

     During the year the Company purchased equipment and aircraft parts with a value of $50,000 by issuing 10,000 shares of common stock at $2.50 per share and paying the remainder in cash.

     As part of the purchase of the DC-10 flight simulator and support package for $734,421, the Company issued 240,000 shares of common stock at $2.50 per share and paid the remainder in cash.

     As part of its cost of borrowing money during the year the Company issued 14,800 shares of common stock valued at $2.50 per share to a stockholder of the Company.

     On August 29, 1997, the Company issued 230,000 shares of common stock valued at $2.00 per share, canceled a $175,000 note due to the Company by Avionics and paid $4,000 in cash in satisfaction of a $303,000 debt due Avionics and the purchase of the remaining consigned inventory valued at $336,000.

     Schuylkill Acquisition Corp. (prior to merging with Old Jet) issued founders' shares totaling 400,000 on May 28, 1997 to four entities for par value of $.001. Net proceeds from the issuance of founders' shares was $400. Compensation expenses was charged for the difference between the fair market value of $2.50 per share and $.001 per share paid or a total charge of $999,600.

     On August 29, 1997, the Company converted four notes payable totaling $1,070,000 by issuing 535,000 shares of common stock at a value of $2.00 per share.

     On August 29, 1997, the Company paid $15,000 as an advisory fee to a related party by issuing 7,500 shares of common stock at a value of $2.00 per share.

13. CONCENTRATION OF CREDIT RISK INVOLVING CASH

     During the year, the Company maintained cash balances in excess of the Federally insured limits. The Company maintained the balances in four banks, one of which is a major money center bank. Three of the banks are Federally insured. A fourth bank, Israel Discount Bank Limited is a major international bank and operates in the United States under the Edge Act, but is not Federally insured. At August 31, 1997, the Company had balances under $100,000 in the three Federally insured banks, but maintained a balance of $264,550 in Israel Discount Bank Limited. However, the Company does not believe a significant risk existed in having the balance with Israel Discount Bank Limited.

                          JET AVIATION TRADING, INC.

14. SUBSEQUENT EVENTS

     On October 29, 1997, the Board of Directors adopted a Stock Option Plan (the "Plan") effective September 1, 1997. This Plan provides for the grant to employees selected by the Board of Directors, or Compensation Committee, of incentive stock options, non-qualified stock options and stock appreciation rights in the aggregate not exceeding 750,000 shares. The Plan also sets forth applicable rules and regulations for stock options granted to non-employee directors. The Board of Directors authorized the issuance of 74,500 stock options. The Plan is subject to stockholder approval and will be submitted to the stockholders at the Company's annual meeting in 1998.

                     AVIATION HOLDINGS INTERNATIONAL, INC
                     Condensed Consolidated Balance Sheet

                                                                                           May 31,
                                                                                            1998
                                                                                       --------------
                                                                                         (Unaudited)
                                        ASSETS
Current Assets
   Cash ............................................................................    $    555,742
   Trade receivables (Net of allowance for doubtful accounts of $112,000) ..........       1,991,302
   Inventory .......................................................................       2,544,335
   Interest receivable from stockholder -- related party ...........................          13,046
   Prepaid expenses ................................................................          49,676
   Deferred tax benefit ............................................................         135,000
                                                                                        ------------
      Total Current Assets .........................................................       5,289,101
                                                                                        ------------
Property and Equipment, Net ........................................................         381,428
                                                                                        ------------
Other Assets
   Investment in joint venture .....................................................         212,564
   Deposits ........................................................................          17,385
   Intangibles -- goodwill .........................................................         367,740
                                                                                        ------------
      Total Other Assets ...........................................................         597,689
                                                                                        ------------
Total Assets .......................................................................    $  6,268,218
                                                                                        ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable ................................................................    $  2,139,672
   Current portion of long-term debt ...............................................          14,334
   Advances from stockholder -- related party ......................................          57,035
   Accrued expenses ................................................................         424,407
                                                                                        ------------
      Total Current Liabilities ....................................................       2,635,448
                                                                                        ------------
Noncurrent Liabilities
   Long-term debt, net of current portion ..........................................           4,332
   Deferred income taxes ...........................................................           1,000
                                                                                        ------------
      Total Noncurrent Liabilities .................................................           5,332
                                                                                        ------------
       Total Liabilities ...........................................................       2,640,780
                                                                                        ------------
Commitments and Contingencies
Stockholders' Equity
   Preferred stock, par value $.10 per share; 3,000,000 shares authorized, and no
    shares issued and outstanding ..................................................              --
   Common stock, par value $.001 per share; 30,000,000 shares authorized, and
    authorized and 3,306,500 shares issued and outstanding .........................           3,307
   Additional Paid-In Capital ......................................................       5,615,608
   Less stock subscriptions receivable .............................................        (280,000)
   Accumulated deficit .............................................................      (1,711,477)
                                                                                        ------------
Total Stockholders' Equity .........................................................       3,627,438
                                                                                        ------------
Total Liabilities and Stockholders' Equity .........................................    $  6,268,218
                                                                                        ============

                       See notes to financial statements.

                     AVIATION HOLDINGS INTERNATIONAL, INC
    Condensed Consolidated Statements of Operations and Accumulated Deficit

                                                                   October 3, 1996       Nine Months
                                                                       Through              Ended
                                                                       May 31,             May 31,
                                                                         1997                1998
                                                                  -----------------   -----------------
                                                                     (Unaudited)         (Unaudited)
Net Sales .....................................................     $   3,644,071       $   9,841,005
Cost of Goods Sold ............................................         2,644,623           8,591,981
                                                                    -------------       -------------
Gross Profit ..................................................           999,448           1,249,024
                                                                    -------------       -------------
Operating Expenses
   Salaries and wages .........................................           371,107             845,245
   General and administrative .................................           511,216             849,090
   Non-compensation stock expense .............................         1,399,601                  --
                                                                    -------------       -------------
      Total Operating Expenses ................................         2,281,924           1,694,335
                                                                    -------------       -------------
      Loss from Operations ....................................        (1,282,476)           (445,311)
                                                                    -------------       -------------
Other Income (Expense)
   Interest income ............................................            10,806              18,583
   Interest expense ...........................................           (23,060)            (16,340)
   Interest in earnings of joint venture ......................                --               4,232
                                                                    -------------       -------------
      Total Other Income (Expense) ............................           (12,254)              6,475
                                                                    -------------       -------------
Loss Before Income Taxes ......................................        (1,294,730)           (438,836)
                                                                    -------------       -------------
Income Tax Benefit (Expense)
   Current ....................................................           (34,000)                 --
   Deferred ...................................................            19,000             111,000
                                                                    -------------       -------------
      Total Income Tax Benefit (Expense) ......................           (15,000)            111,000
                                                                    -------------       -------------
Net Loss ......................................................        (1,309,730)           (327,836)
Accumulated Deficit, Beginning of Period ......................                --          (1,383,641)
                                                                    -------------       -------------
Accumulated Deficit, End of Period ............................     $  (1,309,730)      $  (1,711,477)
                                                                    =============       =============
Basic and Diluted Loss Per Common Share .......................              (.91)               (.11)
                                                                    =============       =============
Weighted Average Number of Common Shares Outstanding: .........         1,439,742           3,119,137
                                                                    =============       =============

                       See notes to financial statements.

                     AVIATION HOLDINGS INTERNATIONAL, INC

                Condensed Consolidated Statements of Cash Flows

                                                                           October 3, 1996      Nine Months
                                                                               Through             Ended
                                                                             May 31, 1997       May 31, 1998
                                                                          -----------------   ---------------
                                                                             (Unaudited)        (Unaudited)
Cash Flows from Operating Activities
 Net Loss .............................................................     $  (1,309,730)      $  (327,836)
 Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities
   Depreciation and amortization ......................................             4,374            33,583
   Provision for doubtful accounts ....................................            93,000            19,000
   Earnings of joint venture ..........................................                --            (4,232)
   Reserve for obsolete inventory .....................................                --           488,421
   Noncash compensation expenses related to sale of founders
    shares ............................................................         1,399,601                --
    Withdrawn offering costs ..........................................                --            22,750
   Deferred income taxes ..............................................           (19,000)         (111,000)
   Change in assets and liabilities
    Increase in
      Accounts receivable .............................................        (1,934,179)         (248,183)
      Inventory .......................................................        (1,554,418)         (860,002)
      Prepaid expenses and other current assets .......................           (43,804)           (8,112)
      Deposits ........................................................                --           (17,385)
    Increase (decrease) in
      Accounts payable ................................................         1,770,308         1,161,966
      Income taxes payable ............................................            34,000           (37,200)
      Accrued expenses ................................................            97,372           260,256
                                                                            -------------       -----------
       Total Adjustments ..............................................          (152,746)          699,862
                                                                            -------------       -----------
         Net Cash (Used in ) Provided by Operating Activities                  (1,462,476)          372,026
                                                                            -------------       -----------
Cash Flows from Investing Activities
 Purchase of property and equipment ...................................           (79,914)         (168,637)
 Investment in joint venture ..........................................                --          (100,000)
                                                                            -------------       -----------
         Net Cash Used in Investing Activities ........................           (79,914)         (268,637)
                                                                            -------------       -----------
Cash Flows From Financing Activities
 Principal payments on long-term debt .................................                --            (3,010)
 Deferred offering costs ..............................................           (21,285)               --
 Advances from stockholders -- related party ..........................           121,727                --
 Payments on acquired stockholder obligation -- related party .........                --           (51,297)
 Loans from stockholders, net of repayments ...........................           640,000                --
 Proceeds from sales of securities ....................................           871,309           165,000
                                                                            -------------       -----------
         Net Cash Provided by Financing Activities ....................         1,611,751           110,693
                                                                            -------------       -----------
Net increase in cash ..................................................            69,361           214,082
Cash, Beginning of Period .............................................                --           341,660
                                                                            -------------       -----------
Cash, End of Period ...................................................     $      69,361       $   555,742
                                                                            =============       ===========

                       See notes to financial statements

                     AVIATION HOLDINGS INTERNATIONAL, INC
                     Notes to Interim Financial Statements

NOTE 1 -- BASIS OF PRESENTATION

Interim Condensed Consolidated Financial Statements

     The interim condensed consolidated financial statements include the accounts of Aviation Holdings International, Inc. (formerly Jet Aviation Trading, Inc.) and its majority-owned subsidiaries (collectively "AHI" or the "Company") after elimination of significant intercompany accounts and transactions.

     The interim consolidated financial data as of May 31, 1998 and for the nine months then ended and the period October 3, 1996 (date of inception) through May 31, 1997 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments, that in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

     The interim consolidated condensed financial statements should be read in conjunction with the financial statements and notes thereto contained elsewhere in the Prospectus for the year ended August 31, 1997.

Change of Majority Ownership

     Effective May 31, 1998, various Company shareholders entered into share exchange agreements ("Exchange Agreements") with Aviation Holdings Group, Inc. (formerly EYEQ Networking, Inc.) ("AHGI"). Under the Exchange Agreements, one share of AHGI's common stock was exchanged for between 1.667 to 2.5 shares of the Company's common stock depending on the terms of the underlying agreement. AHGI also purchased a block of 80,000 shares of the Company's common stock from a stockholder for $100,000. Through these exchanges and the purchase, AHGI acquired 2,016,280 shares (60.98%) of the Company's issued and outstanding common stock as of May 31, 1998.

     Additional Exchange Agreements were executed in June and July 1998. As of September 30, 1998, AHGI had acquired an aggregate of 2,468,080 shares (74.08%) of the Company's issued and outstanding common stock.

     This interim consolidated financial data is presented as of the most recent fiscal quarter of the Company coinciding with the change of ownership. Subsequent operations are consolidated in the AHGI financial statements. The acquisition has been accounted for as a purchase by AHGI.

NOTE 2 -- ACQUISITIONS AND MERGERS

     Effective February 12, 1998, the Company entered into a stock purchase agreement (the "Purchase Agreement") with PASCO International Aviation Corp., a Florida corporation ("PASCO Florida"), PASCO International Aviation Corporation Limited, a Hong Kong corporation ("PASCO HK"), PASCO Financial Services Limited, a Hong Kong corporation ("PASCO Financial HK"), and Aero-Link Flight Systems Limited, a Hong Kong corporation ("Aero HK"), and their major stockholder ("Seller"). (PASCO Florida, PASCO HK, PASCO Financial HK and Aero HK are hereinafter referred to collectively as "PASCO").

     The Seller received 150,000 shares of the Company's common stock, entered into a three-year employment contract with the Company (see Note 4), and retained primarily all of the operating tangible assets and liabilities of the acquired companies. An interest in a joint venture owned by PASCO and a corresponding liability that were approximately equivalent in value were transferred to the Company under the terms of the Purchase Agreement.

     The acquisition was apportioned as follows:

       The Company acquired 90% of the outstanding common stock of PASCO HK in exchange for 40,000 shares of the Company's common stock. PASCO HK operations consist of purchasing, selling and leasing of aircraft components and engines in Asia and the Pacific Rim.

                     AVIATION HOLDINGS INTERNATIONAL, INC
             Notes to Interim Financial Statements  -- (Continued)

NOTE 2 -- ACQUISITIONS AND MERGERS  -- (Continued)

       The Company acquired 100% of the outstanding common stock of PASCO Florida in exchange for 100,000 shares of the Company's common stock. PASCO Florida holds a 25% interest in Shenyang Northern Aircraft Maintenance & Engineering Co., Ltd., a Sino-American joint venture (SYNOR-A) (see Note
   3). The Seller retained a 22% interest in future distributions to be received by PASCO Florida after its capital investment is recovered. The Company recognized minimal revenue from PASCO Florida as of May 31, 1998.

       The Company acquired 80% of the outstanding common stock of PASCO Financial HK in exchange for 1,000 shares of the Company's common stock. The objective of PASCO Financial HK is to procure financing from banks on behalf of airlines for their aircraft and aviation-related purchases. PASCO Financial HK also intends to function on behalf of certain airlines and act as their agent in connection with the sale or lease of aircraft. The Company has not recognized any revenue from PASCO Financial HK as of May 31, 1998.

       The Company acquired 100% of the outstanding common stock of Aero HK in exchange for 9,000 shares of the Company's common stock. Aero HK and its wholly owned subsidiary Aero-Link Flight Systems, Inc., a Florida Corporation ("AERO Florida"), (collectively, "Aero-Link") have entered into an agreement to act as the global marketing representative (except the Taiwan region) for China Airlines, Taiwan. In this capacity they are responsible for promoting and marketing China Airlines' aircraft maintenance, turbine engine and component repair and overhaul business. AERO Florida also functions as a purchasing agent in the United States on behalf of PASCO HK.

     All of the aforementioned acquisitions have been accounted for as purchases, and all operations have been included in the accompanying consolidated financial statements since the date of the acquisitions.

     The Seller assigned inventory to the Company as partial payment for common stock purchased by the Seller (see Note 6). The Company was responsible for collecting the pre-purchase receivables of PASCO and applying those proceeds against the pre-purchase payables of PASCO, a stock subscription payable to the Company on behalf of the Seller (see Note 6) and the balance to an assumed Seller obligation.

NOTE 3 -- JOINT VENTURE

     SYNOR-A is a Sino-American Joint venture company which was established in November 1997 by PASCO Florida and China Northern Airlines ("CNA") under the terms of an eleven-year agreement. PASCO Florida holds a twenty-five percent interest in SYNOR-A and CNA holds the remaining 75% interest. SYNOR-A primarily deals with inspection, repair and recertification of DC9, MD80, and A300-600 components, instruments and avionics. SYNOR-A has been approved by the Civil Aviation Administration of China in the avionics accessories repair field. In November 1997, SYNOR-A received the licenses necessary to commence operations. Operations commenced in March 1998. The term of the joint venture arrangement is eleven years. The Company reflects this investment on its financial statements using the equity method of accounting.

     PASCO Florida's total financial investment commitment to SYNOR-A is $1,000,000. As of May 31, 1998, the Company had funded $208,332 of this commitment. Under the terms of the joint venture, PASCO Florida is entitled to certain preferences in any distributions of the net income of SYNOR-A. This distribution preference is effectively intended to provide that PASCO Florida recovers its investment in SYNOR-A prior to any regular distributions being made to CNA. PASCO Florida's role in SYNOR-A is to provide technological advice to SYNOR-A and promote, market and sell the services of SYNOR-A. The Company has recognized minimal revenue from SYNOR-A as of May 31, 1998.

NOTE 4 -- COMMITMENTS AND CONTINGENCIES

     Effective May 31, 1998, the President of the Company entered into an employment agreement with AHGI to serve as President and Chief Executive Officer of AHGI ("CEO"). In accordance with the

                     AVIATION HOLDINGS INTERNATIONAL, INC
             Notes to Interim Financial Statements  -- (Continued)

NOTE 4 -- COMMITMENTS AND CONTINGENCIES  -- (Continued)

employment agreement the CEO also became a director of AHGI. The agreement reaffirms debt obligations of the CEO to the Company which were initiated under a prior agreement in connection with the purchase of common stock. The term of the employment agreement is three years and may be extended on a month to month basis thereafter. In addition to base compensation, the CEO is entitled to a bonus arrangement based upon a percentage of pretax income. In addition, the CEO was granted options to purchase 200,000 shares of AHGI's common stock at an exercise price of $2.50 per share. All of these options are vested and expire five years from the effective date of the new employment agreement.

     Effective February 14, 1998, in conjunction with the Purchase Agreement, the Seller, PASCO's majority shareholder, entered into an employment agreement with the Company to serve as Vice President. In accordance with the employment agreement, the Seller also became a director of the Company. Duties include responsibility for and oversight of the Company's operations in Asia and the Pacific Rim. The term of the employment agreement, which includes base compensation and a bonus as defined in the agreement, is three years and may be extended on a month-to-month basis thereafter. The agreement requires one-half of the bonus in excess of $25,000 earned annually to be applied as a reduction of the outstanding balance of the Seller's obligation under a three-year promissory note dated February 12, 1998 (see Note 6). The Seller was granted options to purchase 15,000 shares of the Company's common stock at an exercise price of $2.50 per share. One-third of these options vest annually over a three-year period beginning February 14, 1999 and expire five years from the date of grant.

NOTE 5 -- SALES TO MAJOR CUSTOMERS

     The Company sells, leases and exchanges spare parts for fixed-wing commercial jet transport aircraft to foreign and domestic customers.

     The information with respect to revenue, by geographic area, is presented in the table below for the period from October 3, 1996 (inception) through May 31, 1997 and for the nine months ended May 31, 1998.

                                               May 31,
                                   -------------------------------
                                        1997             1998
                                   --------------   --------------
United States ..................    $ 2,185,179      $ 6,317,145
Africa and Middle East .........         33,869           47,595
Europe .........................        421,104        1,332,712
Latin America ..................          9,520           73,925
Asia ...........................        994,399        2,069,628
                                    -----------      -----------
   Total .......................    $ 3,644,071      $ 9,841,005
                                    ===========      ===========

     For the period October 3, 1996 (inception) through May 31, 1997, AHI had sales to three customers of $840,850, $618,530 and $377,201, respectively, of more than ten percent of total revenues. For the nine months ended May 31, 1998, AHI had sales to one customer in the amount of $2,195,000 that accounted for more than twenty percent of total revenues.

NOTE 6 -- STOCK SUBSCRIPTIONS RECEIVABLE

     On February 12, 1998, the Company issued 160,000 shares of common stock to the Seller in exchange for two promissory notes aggregating $365,000 and the assignment from PASCO of inventory valued at $35,000. One of the notes received by the Company was a three-month non-interest bearing promissory note for $165,000 which had recourse against the personal assets of the Seller ("Recourse Note"). The Recourse Note was paid in full prior to May 31, 1998. The other note is a three-year promissory note for $200,000 which bears interest at 8.5% and is secured solely by 80,000 shares of the Company's common stock ("Nonrecourse Note"). The shares of common stock which have been pledged as security are held in escrow in accordance with a stock pledge agreement dated February 12, 1998. The Nonrecourse Note remained outstanding at September 30, 1998.

                     AVIATION HOLDINGS INTERNATIONAL, INC
             Notes to Interim Financial Statements  -- (Continued)

NOTE 6 -- STOCK SUBSCRIPTIONS RECEIVABLE  -- (Continued)

     The Company was responsible to collect all of the pre-purchase accounts receivable of PASCO on behalf of the Seller. A portion of these funds, amounting to $165,000, was used to pay the principal due on the Recourse Note prior to May 31, 1998.

     The Company recorded interest income on outstanding stock subscription receivables of approximately $8,700 for the nine months ended May 31, 1998 and $3,156 for the period October 3, 1996 through May 31, 1997. As of May 31, 1998 and 1997, accrued interest receivable on subscription receivables was $13,045 and $3,156, respectively.

NOTE 7 -- CONCENTRATIONS OF CREDIT RISK INVOLVING CASH

     During the periods presented in these financial statements, the Company maintained cash balances in excess of the Federal Deposit Insurance Corporation
(FDIC) insured limits. At May 31, 1998, the amount of funds that exceeded FDIC insurance was $297,745. The Company also maintained funds in banks that were not FDIC insured. At May 31, 1998 and 1997 the Company maintained balances of $367,067 and $176,389, respectively in Israel Discount Bank Limited, an international bank that operates in the United States under the Edge Act. The Company does not believe a significant risk existed in having the balances in excess of the FDIC-insured limit.

     During the period from February 12, 1998 through May 31, 1998, PASCO HK maintained bank accounts in Hong Kong with the Kwong On Bank, Limited. The accounts were denominated in US Dollars, Hong Kong Dollars and German Deutsche Marks. None of the accounts were FDIC insured. During the period, the accounts denominated in foreign currencies and the effects of translation of foreign currency accounts into US dollars were immaterial.

NOTE 8 -- FLIGHT SIMULATOR AND SUPPORT PACKAGE

     In 1998, the Company changed its sales strategy regarding a flight simulator maintained in inventory. Instead of selling the simulator as a complete unit, the Company decided to sell the individual components of the unit. In conjunction with this change in strategy, the Company has taken a charge against income of $335,000 during the nine-month period ended May 31, 1998 in order to reflect the decrease in market value of the avionics and the structure as spare parts.

NOTE 9 -- LONG TERM DEBT

     In February 1998, the Company purchased a delivery van. The Company financed the purchase through a five-year note with General Motors Acceptance Corporation having an interest rate of 5.9% and monthly payments of $371. As of May 31, 1998 the balance of the note was $18,666.

NOTE 10 -- LEASED EQUIPMENT

     Commencing on May 20, 1998, the Company leased a flight computer with a cost of $129,000 to a customer. The lease term was for four months. Payments on the lease amounted to $9,000 per month and the equipment was returned by the customer on September 20, 1998. The Company temporarily reclassified the leased item from inventory to property and equipment and depreciated the computer using the straight-line method over a five-year life during the term of the lease.

NOTE 11 -- STOCK OPTION PLAN

     Effective September 1, 1997 the Company adopted a qualified incentive stock option and stock appreciation rights plan that has a term of ten years. A maximum of 750,000 shares of common stock may be issued under the plan to any employee or consultant of the Company or any of its subsidiaries. The option price, the number of shares, the grant date and the vesting are determined at the discretion of the Company's

                     AVIATION HOLDINGS INTERNATIONAL, INC
             Notes to Interim Financial Statements  -- (Continued)

NOTE 11 -- STOCK OPTION PLAN  -- (Continued)

Board of Directors. Options granted under the plan are generally exercisable for a period not to exceed ten years. Upon termination, an employee has three months to exercise any vested options. If any individual or entity acquires an eighty percent interest in the voting classes of stock of the Company, the plan automatically terminates.

     The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, no compensation expense has been recognized for the stock options issued.

     Following is a summary of option transactions during the nine months ended May 31, 1998:

                                                              Weighted
                                                Number        Average
                                                  of          Exercise
                                                Shares         Price
                                             ------------   -----------
Outstanding at September 1, 1997 .........            0
Granted ..................................      234,750     $  2.50
Exercised ................................            0
Canceled .................................      (40,000)    $  2.50
                                                -------     -------
Outstanding at May 31, 1998 ..............      194,750     $  2.50
                                                =======     =======
Shares Available for Grant ...............      555,250
                                                =======

     The following table summarizes information about fixed stock options outstanding at May 31, 1998:

                               Options Outstanding                  Options Exercisable
                  ---------------------------------------------   -----------------------
                                        Weighted
                                        Average       Weighted                  Weighted
                       Number          Remaining       Average      Number      Average
    Exercise       of Outstanding     Contractual     Exercise        of        Exercise
     Price             Options            Life          Price      Options       Price
---------------   ----------------   -------------   ----------   ---------   -----------
$     2.50            194,750        9.67            $  2.50      166,500     $  2.50
                      =======                                     =======

     The Company subsequently amended and restated this plan, and all active participants became included in the stock option plan of AHGI. The options to acquire the Company's stock, outstanding at the time of the restatement, were replaced by options to acquire AHGI Company stock on a share-for-share basis.

NOTE 12 -- INTANGIBLES

     The resulting goodwill from the purchase of the PASCO entities is being amortized on a straight-line basis over 15 years.

NOTE 13 -- SUPPLEMENTAL CASH FLOW DISCLOSURES

     Cash was paid for the following items as follows:

                                               Period Ended May 31,
                                              ----------------------
                                                1997          1998
                                              --------      --------
Interest .................................    $ 12,285      $ 27,115
                                              ========      ========
Taxes ....................................    $      0      $ 16,200
                                              ========      ========

                     AVIATION HOLDINGS INTERNATIONAL, INC
             Notes to Interim Financial Statements  -- (Continued)

NOTE 13 -- SUPPLEMENTAL CASH FLOW DISCLOSURES  -- (Continued)

     The Company had the following non-cash transactions:

     In October 1996, the Company issued stock in the amount of $625,000 as consideration for the purchase of inventory.

     In October 1996, the Company issued stock in exchange for promissory notes aggregating $255,000.

     In connection with the acquisition of PASCO in February 1998, the Company issued stock with a value of $375,000 to the Seller. The company issued additional stock to the Seller in exchange for a promissory note in the amount of $200,000 and inventory valued at $35,000.

     In February 1998, the Company financed the purchase of a delivery van in the amount of $21,676.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
                             FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated combined financial statements are based on the historical financial statements of Aviation Holdings Group, Inc. ("AHGI") and the historical financial statements of Aviation Holdings International, Inc. ("AHI"), an entity in which AHGI acquired a majority interest during May 1998 and additional interests in June and July 1998 and March, April and June 1999 (both entities collectively referred to as the "Company"). Specifically, the following unaudited pro forma condensed consolidated combined financial statements present, as if the acquisition of AHI had been consummated as of January 1, 1998, the pro forma results of operations of the Company for the six months ended June 30, 1999 and for the year ended December 31, 1998. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto appearing elsewhere in this Prospectus/SB2 or incorporated elsewhere in this Prospectus/SB2 by reference. The unaudited pro forma condensed combined financial data has been included for comparative purposes only and does not purport to be indicative (i) of the results of operations or financial position which actually would have been obtained if the AHI acquisition had been effected at January 1, 1998 or (ii) of the financial position or results of operations which may be obtained in the future.

     The post-acquisition results of operations of AHI have been included in the historical operations of the Company. Pro forma adjustments to record the preacquisition results of operations of AHI are included in the accompanying pro forma financial information.

                         AVIATION HOLDINGS GROUP, INC
       Pro Forma Condensed Consolidated Combined Statement of Operations
                     For the Year Ended December 31, 1998

                                                                          Aviation
                                                        Aviation          Holdings
                                                        Holdings       International                           As
                                                      Group, Inc.           Inc.         Adjustments        Restated
                                                    ---------------   ---------------   -------------   ----------------
Net Sales .......................................    $          0       $14,201,107             --        $ 14,201,107
Cost of Goods Sold ..............................              --        10,972,724             --          10,972,724
                                                     ------------       -----------     ----------        ------------
Gross Profit ....................................               0         3,228,383             --           3,228,383
Operating Expenses
  Salaries and wages ............................         380,328         1,340,879             --           1,721,207
  General and administrative ....................         709,872         1,602,965             --           2,312,837
  Professional fees .............................         283,734           315,010             --             598,744
                                                     ------------       -----------     ----------        ------------
Total Operating Expenses ........................       1,373,934         3,258,854             --           4,632,788
                                                     ------------       -----------     ----------        ------------
Loss from Operations ............................      (1,373,934)          (30,471)            --          (1,404,405)
Other (Expense) Income
  Interest expense ..............................         (65,391)          (29,067)            --             (94,458)
  Interest income ...............................          54,472            28,888             --              83,360
  Loss from joint venture .......................              --            (5,290)            --              (5,290)
                                                     ------------       -----------     ----------        ------------
Total Other Expense .............................         (10,919)           (5,469)            --             (16,388)
                                                     ------------       -----------     ----------        ------------
Loss Before Income Taxes and Minority
 Interest .......................................      (1,384,853)          (35,940)            --          (1,420,793)
Income Tax Expense ..............................          (8,893)         (115,615)            --            (124,508)
                                                     ------------       -----------     ----------        ------------
Loss Before Minority Interest ...................      (1,393,746)         (151,555)            --          (1,545,301)
Minority Interest ...............................              --                --          5,759               5,759
                                                     ------------       -----------     ----------        ------------
Net Loss ........................................    $ (1,393,746)      $  (151,555)        $5,759        $ (1,539,542)
                                                     ============       ===========     ==========        ============
Basic and Diluted Loss Per Common Share .........                                                         $      (0.38)
                                                                                                          ============
Weighted Average Number of Common Shares
 Outstanding ....................................                                                            4,068,047
                                                                                                          ============

         The accompanying notes are an integral part of this unaudited pro forma condensed consolidated combined statement of operations.

                         AVIATION HOLDINGS GROUP, INC
       Pro Forma Condensed Consolidated Combined Statement of Operations
                    For the Six Months Ended June 30, 1999



                                                                       Aviation
                                                      Aviation         Holdings
                                                      Holdings      International                          As
                                                    Group, Inc.          Inc.         Adjustments       Restated
                                                   -------------   ---------------   -------------   -------------
Net Sales ......................................    $       --       $6,371,942               --      $6,371,942
Cost of Goods Sold .............................            --        4,253,559               --       4,253,559
                                                    ----------       ----------        ---------      ----------
Gross Profit ...................................            --        2,118,383               --       2,118,383
Operating Expenses
  Salaries and wages ...........................            --          646,019               --         646,019
  General and administrative ...................        33,715          964,666               --         998,381
  Professional fees ............................         2,894          125,438               --         128,332
                                                    ----------       ----------        ---------      ----------
Total Operating Expenses .......................        36,609        1,736,123               --       1,772,732
                                                    ----------       ----------        ---------      ----------
Income (Loss) from Operations ..................       (36,609)         382,260               --         345,651
Other (Expense) Income
  Interest expense .............................      (372,024)         (77,281)              --        (449,305)
  Interest income ..............................            --           15,492               --          15,492
  Income from joint venture ....................            --           19,651               --          19,651
                                                    ----------       ----------        ---------      ----------
Total Other Expense ............................      (372,024)         (42,138)              --        (414,162)
                                                    ----------       ----------        ---------      ----------
Income (Loss) Before Income Taxes
 and Minority Interest .........................      (408,633)         340,122               --         (68,511)
Income Tax Expense .............................            --          (49,000)              --         (49,000)
                                                    ----------       ----------        ---------      ----------
Income (Loss) Before Minority Interest .........      (408,633)         291,122               --        (117,511)
Minority Interest ..............................            --               --          (11,063)        (11,063)
                                                    ----------       ----------        ---------      ----------
Net Income (Loss) ..............................    $ (408,633)      $  291,122        $ (11,063)     $ (128,574)
                                                    ==========       ==========        =========      ==========
Earnings Per Common Share ......................                                                      $    (0.03)
                                                                                                      ==========
Weighted Average Number of Common Shares
 Outstanding ...................................                                                       4,165,884
                                                                                                      ==========

         The accompanying notes are an integral part of this unaudited pro forma condensed consolidated combined statement of operations.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                   COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(1) The unaudited pro forma information for the year ended December 31, 1998 and for the six months ended June 30, 1999 has been prepared using the hypothetical assumption that the acquisition of 96% of the outstanding stock of AHI occurred as of January 1, 1998. A 61% majority interest in AHI was acquired through various share exchange agreements and a block purchase of common stock in May 1998. Additional exchange agreements were executed in June and July 1998 and March, April and June 1999 which increased the ownership percentage of AHI to 96%. These transactions have been accounted for as a purchase.

(2) This presentation assumes that the issuance of approximately 1,711,315 shares of AHGI's common stock, exchanged in the acquisition, were exchanged at January 1, 1998 instead of at the time of the acquisitions in 1998 and 1999.

(3) There were no intercompany sales during the periods presented. All intercompany transactions have been eliminated.

(4) Outside interests have been recorded as minority interest.

===============================================================================

       No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make representations other than those contained in this prospectus. This prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.




















                      -----------------------------------
















       Until _________, 1999 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


===============================================================================

===============================================================================

                    750,000 Units, each Unit Consisting of

                          Two Shares of Common Stock
                            and One Class A Warrant






                      -----------------------------------







                               AVIATION HOLDINGS
                                  GROUP, INC.






                      -----------------------------------








                                   PROSPECTUS







                      -----------------------------------











                                ________, 1999


===============================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.


         Our bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

         We intend to enter into indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

         The form of Underwriting Agreement filed as an Exhibit hereto provides for the indemnification of our directors and officers in certain circumstances as provided therein.

         We intend to procure insurance, which would afford officers and directors insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities under the Securities Act.

         Pursuant to Section 607.0850 of the Florida Business Corporation Act, Aviation Holdings International has the power to indemnify directors, officers, employees or agents. Aviation Holdings International's Articles of Incorporation and Bylaws provide for indemnification of directors and officers. In addition, Aviation Holdings International's executive officers and directors have entered into agreements with the Aviation Holdings International which also indemnifies them for certain acts and omissions.


Item 25.          Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance of the securities being registered are as follows:

         SEC Registration Fee..............................$   1,950
         Printing Expenses..................................  50,000
         Accounting Fees and Expenses........................350,000
         Legal Fees and Expenses............................ 250,000
         Blue Sky Fees and Expenses........................   10,000
         Transfer Agent and Registrar Fees and Expenses....    5,000
         Miscellaneous......................................  15,000

                  Total.....................................$681,950
                                                            ========

All amounts, except the SEC registration fee, are estimated.

Item 26. Recent Sales of Unregistered Securities.

The Company

         The following sets forth all sales of unregistered securities during the past three years by Aviation Holdings Group, Aviation Holdings International and its predecessors:

         In August 1997, EyeQ Networking, Inc. issued 1,000,000 shares of its common stock to John D. Basher, Jr., pursuant to Rule 701 promulgated under the Securities Act as payment of professional services rendered to the Company by Mr. Basher.

         In December 1997, EyeQ Networking, Inc. issued 800,000 shares of its common stock to nine accredited investors pursuant to Rule 504 promulgated under the Securities Act in return for $1,000,000 less $40,000 in investment banking fees.

         In May, June and July 1998, EyeQ Networking, Inc. issued 1,095,815 shares of its common stock to 25 shareholders of Jet Aviation Trading, Inc. pursuant to Rule 506 promulgated under the Securities Act in consideration of the receipt of 2,468,080 shares of common stock of Jet Aviation Trading, Inc. Each of the shareholders of Jet Aviation Trading, Inc. who participated in the transaction made representations stating that he or she was an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

         On August 1, 1998, we issued 4,000 shares of its common stock to Joseph
J. Nelson pursuant to Section 4(2) of the Securities Act as consideration for services rendered.

         In October, 1998, we issued a $200,000 promissory note and 20,000 shares of its common stock to Nancy Plotkin, and a $50,000 promissory note and 5,000 shares of its common stock to the John G. Jacobs Trust, in consideration of loans totaling $250,000, pursuant to Rule 506 promulgated under the Securities Act. In May 1999 we extended the maturity date of these promissory notes to July 14, 1999 and issued a warrant to purchase 12,000 shares of common stock to Nancy Plotkin and a warrant to purchase 3,000 shares of common stock to the John G. Jacobs Trust as consideration for this extension. The warrants are exercisable for three years from the date of grant at an exercise price of $4.00 per share. In July 1999, we extended the maturity date of these promissory notes to September 17, 1999 and issued 4,800 shares of common stock to Nancy Plotkin and 1,200 shares of common stock to the John G. Jacobs Trust.

         On March 3, 1999, we issued 500,000 shares of its common stock and a warrant to purchase an additional 100,000 shares of the common stock at an exercise price of $3.75 per share, to Argaman, Inc. under Section 4(2) of the Securities Act in exchange for 600,000 shares of Aviation Holdings International common stock.

         In March 1999, we issued 118,000 shares of common stock to five accredited investors pursuant to Rule 506 promulgated under the Securities Act in exchange for $295,000.

         In April and June, 1999 we issued 115,500 shares of common stock to thirteen shareholders of Aviation Holdings International pursuant to Rule 506 under the Securities Act in consideration of the receipt of 137,500 shares of Aviation Holdings International common stock. Each Aviation Holdings International shareholder participating in the transaction represented, and we determined, that he or she was an "accredited investor."

Aviation Holdings International

         The following sets forth all sales of unregistered securities during the past three years by Aviation Holdings International or its predecessors:

         In connection with the initial capitalization of Jet Aviation Trading, Inc. in October and November of 1996, Jet Aviation Trading, Inc. issued a total of 1,200,000 shares of its common stock for a total consideration of $780,000 consisting of $125,000 in cash, $255,000 in promissory notes and $400,000 in non-cash compensation expense. The seven investors consisted of six business entities and one individual, and all of the seven investors made representations regarding their status as accredited investors.

         On December 31, 1996, Jet Aviation Trading, Inc. issued 10,000 shares of its common stock to William Seidle pursuant to Section 4(2) of the Securities Act in return for spare parts that became part of the inventory of Jet Aviation Trading, Inc.

         In February and March 1997, Jet Aviation Trading, Inc. issued an aggregate of 292,000 shares of its common stock to eleven accredited investors pursuant to Rule 506 promulgated under the Securities Act for an aggregate consideration of $730,000 in cash, less $33,691 paid as broker-dealer costs in connection with the offering.

         On March 14, 1997, Jet Aviation Trading, Inc. issued 40,000 shares of its common stock to Fersam International Ltd. ("Fersam") in return for inventory consisting of a one-half interest in certain flight-simulation equipment. On March 28, 1997, Jet Aviation Trading, Inc. issued 200,000 shares of its common stock to Fersam in return for computer software and training materials to be used in connection with aforementioned flight-simulation equipment. On June 2, 1997, Jet Aviation Trading, Inc. issued 20,000 shares of common stock to Fersam in return for $50,000 in cash. All of the issuances to Fersam were made pursuant to Section 4(2) of the Securities Act.

         On June 2, 1997, Jet Aviation Trading, Inc. issued 14,800 shares of its common stock to Silvertown International Corp. ("Silvertown") pursuant to
Section 4(2) of the Securities Act as an inducement for loans made by Silvertown to Jet Aviation Trading, Inc.

         In June and July 1997, Jet Aviation Trading, Inc. (i) issued an aggregate of 47,200 shares of its common stock to 99 investors pursuant to Rule 504 promulgated under the Securities Act for an aggregate consideration of $118,000 in cash and payment of certain professional fees, (ii) issued 100,000 shares of its common stock to FAC Enterprises pursuant to Section 4(2) of the Securities Act in repayment of a $250,000 loan and 7,500 shares to FAC Enterprises as consulting fees, and (iii) issued 150,000 shares of its common stock to Fersam International, Ltd. pursuant to Section 4(2) of the Securities Act as payment for inventory previously held on consignment for Fersam International, Ltd.

         On August 29, 1997, Jet Aviation Trading, Inc. issued (i) 80,000 shares of its common stock to Jet Avionics Systems, Inc. in return for spare parts inventory, (ii) 250,000 shares of its common stock to Joseph Laura in repayment of a $500,000 loan and (iii) 185,000 shares of its common stock to Silvertown in repayment of $370,000 of outstanding notes. Each of the issuances was made pursuant to Section 4(2) of the Securities Act.

         On June 1, 1997, Jet Aviation Trading, Inc. issued warrants to purchase 950,000 shares of common stock to the D.A.R. Group and warrants to purchase 50,000 shares of its common stock to Dallas Investment Group in return for certain services. These issuances were made pursuant to Section 4(2) of the Securities Act.

         On February 12, 1998, Aviation Holdings International issued 150,000 shares of its common stock to Simon Chiang pursuant to Section 4(2) of the Securities Act in exchange for the outstanding capital stock in various companies owned by Simon Chiang, and issued 160,000 shares to Mr. Chiang in exchange for inventory valued at $35,000 and two promissory notes totaling $365,000.

         On June 11, 1998, Aviation Holdings International issued 25,000 shares of its common stock to Joseph F. Janusz pursuant to Section 4(2) of the Securities Act as consideration for services rendered.

         In connection with the initial capitalization of Schuylkill Acquisition Corp. (which later merged with Jet Aviation Trading, Inc. and changed its name to "Jet Aviation Trading, Inc.") in May 1997, Schuylkill Acquisition Corp. issued an aggregate of 400,000 shares of its common stock to four accredited investors for an aggregate consideration of $400 in cash and $999,600 in non-cash compensation expense.

         No Commissions or other remuneration was paid in connection with the above described sales of common stock.

Item 27.  Exhibits.


  1.1    Form of Underwriting Agreement*
  3.1    (a)      Certificate of Incorporation, as amended*
         (b)      Articles of Merger or Share Exchange*
         (c)      Certificate of Ownership and Merger*
         (d)      Certificate of Amendment*
  3.2    Bylaws of the Company, as amended to date*
  4.1    Form of Common Stock Certificate*
  4.2    Form of Class A Warrant*
  4.3    Warrant Agreement*
  4.4    Deposit Agreement*
  4.5    Plotkin Warrant*
  4.6    Jacobs Warrant*
  4.7    D.A.R. Group Warrant*
  4.8    Dallas Investments Warrant*
  5.1    Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP*
 10.1    1999 Stock Option Plan*
 10.2    Employment Agreement of Joseph J. Nelson*
 10.3    Employment Agreement of Simon Chiang*
 10.4    Lease for Company Headquarters*
 10.5    Share Exchange Agreements
         (a)      Share Exchange Agreement between The D.A.R. Group and EYEQ Networking, Inc.*
         (b)      Share Exchange Agreement between The Eastwind Group, Inc. and EYEQ Networking, Inc.*
         (c)      Share Exchange Agreement between KAB Investments, Inc. and EYEQ Networking, Inc.*
         (d)      Share Exchange Agreement between Godwin Finance Ltd. and EYEQ Networking, Inc.*
         (e)      Share Exchange Agreement between Clifton Capital Ltd. and EYEQ Networking, Inc.*
         (f)      Share Exchange Agreement between Elanken Family Trust and EYEQ Networking, Inc.*
         (g)      Share Exchange Agreement between Joseph Laura and EYEQ Networking, Inc.*
         (h)      Share Exchange Agreement between Dallas Investments, Ltd. and EYEQ Networking, Inc.*
         (i)      Share Exchange Agreement between Joseph Nelson and EYEQ Networking, Inc.*
         (j)      Share Exchange Agreement between Fersam International Ltd. and EYEQ Networking, Inc.*
         (k)      Share Exchange Agreement between I.P. Services Inc. and EYEQ Networking, Inc.*
         (l)      Share Exchange Agreement between Discretionary Investment Trust dated 7/7/93 and EYEQ Networking, Inc.*
         (m)      Share Exchange Agreement between Brian Due and EYEQ Networking, Inc.*
         (n)      Share Exchange Agreement between Bill Seidle and EYEQ Networking, Inc.*
         (o)      Share Exchange Agreement between Leonard Bloom and EYEQ Networking, Inc.*
         (p)      Share Exchange Agreement between Sheng Kuang Chiang and EYEQ Networking, Inc.*
         (q)      Share Exchange Agreement between Bing Ju Chiang and EYEQ Networking, Inc.*


         (r)      Share Exchange Agreement between Impact Investment Company, Ltd. and EYEQ Networking, Inc.*
         (s)      Share Exchange Agreement between Silvertown International Corp. and EYEQ Networking, Inc.*
         (t)      Share Exchange Agreement between Janet and Robert Weinstein and EYEQ Networking, Inc.*
         (u)      Share Exchange Agreement between Amaury Borges and EYEQ Networking, Inc.*
         (v)      Share Exchange Agreement between SPH Equities, Inc. and EYEQ Networking, Inc.*
         (w)      Share Exchange Agreement between Bella Shrem and EYEQ Networking, Inc.*
         (x)      Share Exchange Agreement between Mustang Electronics Inc. Affiliated Defined Benefits Pension Plan and EYEQ
                  Networking, Inc.*
         (y)      Share Exchange Agreement between Gary Cunningham and EYEQ Networking, Inc.*
         (z)      Share Exchange Agreement between Ron Halper and EYEQ Networking, Inc.*
         (aa)     Share Exchange Agreement between John Hunter and EYEQ Networking, Inc.*
         (bb)     Share Exchange Agreement between Eugene Savonen and EYEQ Networking, Inc.*
         (cc)     Share Exchange Agreement between William Voohees and EYEQ Networking, Inc.*
         (dd)     Share Exchange Agreement between Arthur Lucchesi and EYEQ Networking, Inc.*
         (ee)     Share Exchange Agreement between Gerard Bartolomeo and EYEQ Networking, Inc.*
         (ff)     Share Exchange Agreement between Neal Erps and EYEQ Networking, Inc.*
         (gg)     Share Exchange Agreement between Tor Osmundsen and EYEQ Networking, Inc.*
         (hh)     Share Exchange Agreement between James Catania and EYEQ Networking, Inc.*
         (ii)     Share Exchange Agreement between Legal America of Virginia, Ltd. and EYEQ Networking, Inc.*
         (jj)     Share Exchange Agreement between Joseph Janusz and EYEQ Networking, Inc.*
         (kk)     Share Exchange Agreement between Rozel International Holdings, Ltd. and EYEQ Networking, Inc.*
10.6     (a)      Share Purchase Agreement with Argaman, Inc.*
         (b)      Argaman, Inc. Stock Purchase Warrant*
10.7     (a)      Plotkin Promissory Note*
         (b)      Collateral Pledge Agreement*
         (c)      Plotkin Securities Transfer Agreement*
         (d)      Plotkin Stock Purchase Agreement*
10.8     (a)      Jacobs Promissory Note*
         (b)      Jacobs Securities Transfer Agreement*
         (c)      Jacobs Stock Pledge Agreement*
10.9     (a)      Amended and Restated Comerica Bank Credit Agreement dated September 1, 1999*
         (b)      Comerica Bank Master Revolving Note dated September 1, 1999*
         (c)      Comercia Guaranty dated September 1, 1999 with Aviation Holdings Group, Inc.*
         (d)      Comercia Guaranty dated September 1, 1999 with Pasco Int'l Aviation Corp., Aero-Link Flight Systems, Inc.,
                  Aero-Link Flight Systems Limited and Pasco Financial Services Limited*
         (e)      Comerica Bank Security Agreement dated August 12, 1998 with Aviation Trading, Inc.*
         (f)      Advance Formula Agreement dated August 12, 1998*
         (g)      Comercia Bank Security Agreement dated as of September 1, 1999 with Aviation Holdings Group, Inc.
         (h)      Comercia Bank Security Agreement dated as of September 1, 1999 with Aero-Link Flight Systems, Inc.
         (i)      Comercia Bank Security Agreement dated as of September 1, 1999 with Aero-Link Flight Systems Limited
         (j)      Comercia Bank Security Agreement dated as of September 1, 1999 with Pasco Financial Services Limited
         (k)      Comercia Bank Security Agreement dated as of September 1, 1999 with Pasco Int'l Aviation Corp.
10.10    (a)      Consignment Agreement*
         (b)      Consignment, Cancellation and Purchase Agreement*
10.11    Indemnity Agreement with Directors and Officers*
10.12    Consulting Agreement*
10.13    Simulator Purchase Agreement*
10.14    Purchase Agreement*
10.15    Stock Purchase Agreement among Jet Aviation Trading, Inc., PASCO International Aviation Corp., et al.*
10.16    Form of Lock-up Agreement**
10.17    Employment Agreement with Joseph J. Janusz
10.18    Cooperative Agreement between PASCO International Aviation Corporation, Inc. and China Northern Airlines*
10.19    Consignment Contract between Jet Aviation Trading, Inc. and Fersam International, Ltd. dated December 1, 1996*
10.20    Manufacturers Representative Agreement with Mirandy Products, Ltd. dated January 27, 1997*
10.21    Sales Representation Agreement between Aviation Holdings International, Inc. and Accessory Technologies
         Corporation dated January 1, 1995*
10.22    Sales Representation Agreement between Aviation Holdings International at Aero Kool Corporation dated January 1,
         1999*

                                      II-5



10.23    Sales Representation Agreement between Aviation Holdings International and AAS Landing Gear Services, inc. dated
         April 1, 1999*
10.24    Agreement between Aero-Link Flight Systems Corp. Ltd. and China Airlines*
10.25    Modification of Employment Agreement for Simon Chiang*
11       Computation of Net Loss Per Share*
21.1     Subsidiaries of the Company*
23.1     Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP (included in Exhibit 5.1)
23.2     Consent of LJ Soldinger Associates
27       Financial Data Schedule*

--------------
  * Previously Filed


Item 28.  Undertakings.

         The undersigned registrant hereby undertakes that it will:

         (1) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (3) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (4) Treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the undersigned under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling persons of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 22nd day of December, 1999.




                                AVIATION HOLDINGS GROUP, INC.


                                By:  JOSEPH J. NELSON
                                     --------------------------------------
                                     Joseph J. Nelson
                                     President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of December, 1999.

         Signature                                   Title                              Date
          JOSEPH J. NELSON                  President and Chief Executive            December 22, 1999
-------------------------------------       Officer, Director
         Joseph J. Nelson                   (Principal Executive Officer)


         JOSEPH F. JANUSZ                   Vice President and Chief Financial       December 22, 1999
------------------------------------        Officer
         Joseph F. Janusz                   (Principal Accounting and
                                            Financial Officer)


           SIMON CHIANG*                    Vice President and Director              December 22, 1999
------------------------------------
           Simon Chiang

         MICHAEL J. CIRILLO*                Director                                 December 22, 1999
------------------------------------
         Michael J. Cirillo

         THEODORE H. GREGOR*                Director                                 December 22, 1999
------------------------------------
         Theodore H. Gregor

*By      JOSEPH J. NELSON                                                            December 22, 1999
   ---------------------------------
         Joseph J. Nelson
         Attorney-in-fact

                                      II-7